                                                      REGISTRATION NO. 333-36835
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                            ------------------------

                              VORNADO REALTY TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                MARYLAND                                    6798                                   22-1657560
    (STATE OR OTHER JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL          (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)             CLASSIFICATION CODE NUMBER)

                            ------------------------

             PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY 07663
                                 (201) 587-1000
               (ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                 JOSEPH MACNOW
                    VICE PRESIDENT, CHIEF FINANCIAL OFFICER
                              VORNADO REALTY TRUST
             PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY 07663
                                 (201) 587-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                            ------------------------


                                   Copies to:


         ALAN J. SINSHEIMER, ESQ.                       MYLES H. TANENBAUM                        JASON M. SHARGEL, ESQ.
        PATRICIA A. CERUZZI, ESQ.                      ARBOR PROPERTY TRUST                        WOLF, BLOCK, SCHORR
           SULLIVAN & CROMWELL                     ONE TOWER BRIDGE, SUITE 800                     AND SOLIS-COHEN LLP
             125 BROAD STREET                 WEST CONSHOHOCKEN, PENNSYLVANIA 19428           TWELFTH FLOOR PACKARD BUILDING
         NEW YORK, NEW YORK 10004                                                                 111 SOUTH 15TH STREET
                                                                                          PHILADELPHIA, PENNSYLVANIA 19102-2678


                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                            ------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              ARBOR PROPERTY TRUST
                                   SUITE 800
                                ONE TOWER BRIDGE
                     WEST CONSHOHOCKEN, PENNSYLVANIA 19428


                                                                October 27, 1997


Dear Fellow Shareholders:


     It is my pleasure to invite you to attend a Special Meeting of shareholders (the 'Special Meeting') of Arbor Property Trust ('Arbor'), which will be held at 9:30 a.m. on Thursday, December 4, 1997 at The Penn Club, 30 West 44th Street, New York, New York 10036.



     At the Special Meeting, you will be asked to consider and vote upon the approval of an Agreement and Plan of Merger (the 'Merger Agreement'), dated as of August 22, 1997, among Arbor, Vornado Realty Trust ('Vornado') and Trees Acquisition Subsidiary, Inc. ('Merger Sub') pursuant to which Arbor will be merged (the 'Merger') with and into Merger Sub. Upon the Merger becoming effective, each common share of beneficial interest, without par value ('Arbor Common Shares'), of Arbor will be converted into the right to receive, and become exchangeable for, at the election of the holder, 0.243810 (the 'Common Share Exchange Ratio') common shares of beneficial interest of Vornado, par value $0.04 per share ('Vornado Common Shares'), or 0.153846 (the 'Preferred Share Exchange Ratio' and, together with the Common Share Exchange Ratio, the 'Exchange Ratio') Series A Convertible Preferred Shares of Beneficial Interest of Vornado, no par value, liquidation preference $50 per share ('Vornado Series A Preferred Shares').


     The Board of Trustees of Arbor has carefully reviewed and considered the terms and conditions of the Merger. In addition, the Board of Trustees of Arbor has received a written opinion, dated August 22, 1997, from its financial advisor, Goldman, Sachs & Co., to the effect that, based on various considerations and assumptions, as of the date of such opinion, the Exchange Ratio pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of Arbor Common Shares.

     The Board of Trustees of Arbor believes that the Merger will allow Arbor's shareholders to be better served by holding shares in Vornado, which has a diversified portfolio consisting of a number of properties, in a variety of locations, comprising several asset classes and having the prospect of continued significant growth by acquisition and/or development.

     ARBOR'S BOARD OF TRUSTEES HAS UNANIMOUSLY (WITH KIMLI CROSS SMITH ABSTAINING BECAUSE SHE HAD BEEN OFFERED A SENIOR POSITION WITH VORNADO) DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY

ARE FAIR TO, AND IN THE BEST INTERESTS OF, ARBOR AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF TRUSTEES HAS UNANIMOUSLY (WITH MS. SMITH ABSTAINING) APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY (WITH MS. SMITH ABSTAINING) RECOMMENDS THAT ALL SHAREHOLDERS VOTE FOR ITS APPROVAL AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY.

     I urge you to review and consider carefully the accompanying Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, which contain information about Arbor and Vornado and describe the Merger and certain other matters.

     The affirmative vote of the holders of at least a majority of the outstanding Arbor Common Shares present in person or by proxy at the Special Meeting and entitled to vote is necessary for approval of the Merger Agreement and approval of the transactions contemplated thereby.

     IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING, YOU ARE URGED PROMPTLY TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING. If you attend the Special Meeting and desire to revoke your Proxy in writing and vote in person, you may do so; in any event, a Proxy may be revoked in writing at any time before it is exercised. Your prompt cooperation will be appreciated.

     If the Merger is consummated, holders of Arbor Common Shares will receive, at their election, either Vornado Common Shares (a 'Common Election') or Vornado Series A Preferred Shares (a 'Preferred Election'). Also enclosed with the Proxy Statement/Prospectus is a form of election (the 'Form of Election') for holders of Arbor Common Shares to indicate either a Common Election or a Preferred Election. Holders of Arbor Common Shares should complete the Form of Election and return it to First Union National Bank, Charlotte, North Carolina, the exchange agent for the Merger (the 'Exchange Agent'), in a timely fashion, as more completely described in the Proxy Statement/Prospectus, whether such holders vote for or against approval of the Merger Agreement and the transactions contemplated thereby or do not vote. FAILURE TO TIMELY COMPLETE AND RETURN THE FORM OF ELECTION WILL RESULT IN THE HOLDER OF ARBOR COMMON SHARES RECEIVING VORNADO COMMON SHARES IN THE MERGER. The Form of Election should be sent directly to the Exchange Agent in the envelope enclosed for such purpose. DO NOT RETURN YOUR FORM OF ELECTION WITH YOUR PROXY CARD.


                                          Sincerely,

                                          Myles H. Tanenbaum
                                          President

                              ARBOR PROPERTY TRUST
                                   SUITE 800
                                ONE TOWER BRIDGE
                     WEST CONSHOHOCKEN, PENNSYLVANIA 19428

                            ------------------------


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 4, 1997


                            ------------------------

To the Shareholders of Arbor Property Trust:


     NOTICE IS HEREBY GIVEN that a special meeting (the 'Special Meeting') of holders of common shares of beneficial interest, without par value ('Arbor Common Shares'), of Arbor Property Trust ('Arbor') will be held at The Penn Club, 30 West 44th Street, New York, New York 10036, on December 4, 1997 at 9:30 a.m., local time, for the following purposes:


          1. To consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of August 22, 1997, among Arbor, Vornado Realty Trust ('Vornado') and Trees Acquisition Subsidiary, Inc., and to approve the transactions contemplated thereby; and

          2. To consider and act upon any other matters which may properly come before the meeting or any adjournment or postponement thereof.

     Arbor has fixed the close of business on October 24, 1997, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Special Meeting, and only shareholders of record at such time will be entitled to notice of, and to vote at, the Special Meeting.

     Approval of the Merger Agreement and of the transactions contemplated thereby requires the affirmative vote of the holders of at least a majority of the outstanding Arbor Common Shares present in person or by proxy at the Special Meeting and entitled to vote.

     A form of Proxy, a form of election and a Proxy Statement/Prospectus containing more detailed information with respect to the matters to be considered at the Special Meeting (including the Merger Agreement attached as Appendix A thereto) accompany and form a part of this notice.

     In order that your shares may be represented at the Special Meeting, you are urged promptly to complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Special Meeting. If you attend the Special Meeting and desire to revoke your Proxy in writing and vote in person, you may do so; in any event, a Proxy may be revoked in writing at any time before it is exercised.

     THE BOARD OF TRUSTEES OF ARBOR UNANIMOUSLY (WITH KIMLI CROSS SMITH ABSTAINING BECAUSE SHE HAS BEEN OFFERED A SENIOR POSITION WITH VORNADO) RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE APPROVAL OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY.

                                          By Order of The Board of Trustees

                                          KIMLI CROSS SMITH
                                          Secretary


West Conshohocken, Pennsylvania
October 27, 1997


                         The Proxy Solicitor For Arbor:
                            MacKenzie Partners, Inc.
                                156 Fifth Avenue
                            New York, New York 10010
                                  212-929-5500
                         Call Toll Free 1-800-322-2885

                             YOUR VOTE IS IMPORTANT
                     PLEASE PROMPTLY RETURN YOUR PROXY CARD

                                   PROSPECTUS

                                       OF

                              VORNADO REALTY TRUST

              UP TO 2,998,304 COMMON SHARES OF BENEFICIAL INTEREST
  UP TO 1,891,953 SERIES A CONVERTIBLE PREFERRED SHARES OF BENEFICIAL INTEREST

                            ------------------------

                                      AND
                                PROXY STATEMENT
                                       OF
                              ARBOR PROPERTY TRUST
                          ONE TOWER BRIDGE, SUITE 800
                     WEST CONSHOHOCKEN, PENNSYLVANIA 19428
                        SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 4. 1997

                            ------------------------



     This Proxy Statement/Prospectus is being furnished to holders of common shares of beneficial interest, without par value ('Arbor Common Shares'), of Arbor Property Trust, a Delaware business trust ('Arbor'), in connection with the solicitation of proxies by the Board of Trustees of Arbor (the 'Arbor Board') for use at a special meeting of shareholders of Arbor to be held at 9:30 a.m., local time, on Thursday, December 4, 1997, at The Penn Club, 30 West 44th Street, New York, New York 10036, and at any adjournments or postponements thereof (the 'Special Meeting').



     At the Special Meeting, shareholders of Arbor will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of August 22, 1997, among Arbor, Vornado Realty Trust, a Maryland real estate investment trust ('Vornado'), and Trees Acquisition Subsidiary, Inc., a Delaware corporation and a wholly-owned subsidiary of Vornado ('Merger Sub') (as it may be amended, supplemented or otherwise modified from time to time, the 'Merger Agreement'), which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference, and to approve the transactions contemplated by the Merger Agreement. The Merger Agreement provides for the merger of Arbor with and into Merger Sub (the 'Merger'), with Merger Sub being the corporation surviving the Merger (sometimes hereinafter referred to as the 'Surviving Corporation'). Upon the Merger becoming effective, each Arbor Common Share issued and outstanding immediately prior to such time (other than Arbor Common Shares owned by Vornado, Merger Sub or any other direct or indirect subsidiary of Vornado or Arbor Common Shares owned by Arbor or any direct or indirect Subsidiary of Arbor and in each case not held on behalf of third parties (collectively, 'Excluded Arbor Common Shares')) will be, subject to the ownership restrictions set forth in Article VI of the Amended and Restated Declaration of Trust, as amended, of Vornado (the 'Vornado Declaration of Trust'), converted into the right to receive, and become exchangeable for, at the election of the holder, 0.243810 Common Shares of Beneficial Interest of Vornado, par value $0.04 per share ('Vornado Common Shares'), or 0.153846 Series A Convertible Preferred Shares of Beneficial Interest of Vornado, no par value, liquidation preference $50 per share ('Vornado Series A Preferred Shares' and, together with the Vornado Common Shares, the 'Vornado Shares').



     Vornado has filed a Registration Statement (including exhibits and amendments thereto, the 'Registration Statement') pursuant to the Securities Act of 1933, as amended (the 'Securities Act'), covering the 2,998,304 Vornado Common Shares and 1,891,953 Vornado Series A Preferred Shares registered to potentially be issued in connection with the Merger. This Proxy Statement/Prospectus constitutes the Proxy Statement of Arbor relating to the solicitation of proxies for use at the Special Meeting and the Prospectus of Vornado filed as part of the Registration Statement. The Proxy Statement/Prospectus, form of proxy and form of election are first being provided to shareholders of Arbor on or about October 29, 1997.


     SEE 'RISK FACTORS' BEGINNING ON PAGE 14, FOR A DISCUSSION OF FACTORS TO BE CONSIDERED BY ARBOR SHAREHOLDERS.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY
       STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                            ------------------------


        The date of this Proxy Statement/Prospectus is October 27, 1997.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION AND OFFER CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY VORNADO OR ARBOR. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR SOLICITATION OF AN OFFER TO BUY SECURITIES OR THE SOLICITATION OF A PROXY FROM ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF VORNADO AND ITS SUBSIDIARIES OR ARBOR AND ITS SUBSIDIARIES SINCE THE DATE HEREOF OR THE INFORMATION CONTAINED HEREIN IS CORRECT AT ANY TIME SUBSEQUENT TO THE DATE HEREOF.

     All references to 'Vornado' in this Proxy Statement/Prospectus shall be deemed to refer to Vornado Realty Trust; all references to the 'Operating Partnership' in this Proxy Statement/Prospectus shall be deemed to refer to Vornado Realty L.P.; all references to 'Merger Sub' in this Proxy Statement/Prospectus shall be deemed to refer to Trees Acquisition Subsidiary, Inc.; and all references to the 'Company' in this Proxy Statement/Prospectus shall be deemed to include Vornado and its consolidated subsidiaries, including the Operating Partnership and the Merger Sub. All references to 'Arbor' in this Proxy Statement/Prospectus shall be deemed to refer to Arbor Property Trust.

                             AVAILABLE INFORMATION

     Each of Vornado and Arbor is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the 'SEC'). The reports, proxy statements and other information filed by Vornado and Arbor may be inspected and copied at the SEC's public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials can be obtained by mail from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants, such as Vornado and Arbor, that file such material with the SEC electronically. The address of the SEC's web site is 'http://www.sec.gov.' The Vornado Common Shares, Vornado Series A Preferred Shares and Arbor Common Shares are each listed on the New York Stock Exchange, Inc. (the 'NYSE'). As such, similar information may be inspected and copied at the offices of the NYSE, 20 Broad Street, 17th Floor, New York, New York 10005.

     Vornado has filed with the SEC a Registration Statement (of which this Proxy Statement/Prospectus is a part) on Form S-4 under the Securities Act with respect to the securities to be issued pursuant to the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. Statements contained in this Proxy Statement/Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

                      DOCUMENTS INCORPORATED BY REFERENCE


     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. DOCUMENTS RELATING TO VORNADO, EXCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO OFFICE OF THE CORPORATE SECRETARY, VORNADO REALTY TRUST, PARK 80 WEST, PLAZA II, SADDLE BROOK, NEW JERSEY 07663. TELEPHONE REQUESTS MAY BE DIRECTED TO OFFICE OF THE CORPORATE SECRETARY AT (201) 587-1000. DOCUMENTS RELATING TO ARBOR, EXCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED HEREIN, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST TO THE OFFICE OF THE CORPORATE SECRETARY, ARBOR PROPERTY TRUST, ONE TOWER BRIDGE, SUITE 800, WEST CONSHOHOCKEN, PENNSYLVANIA 19428 AT (610) 941-2962. IN ORDER TO ENSURE TIMELY DELIVERY OF ANY OF SUCH DOCUMENTS, ANY REQUEST SHOULD BE MADE BY NOVEMBER 26, 1997.


     The following documents filed by Vornado with the SEC pursuant to the Exchange Act are hereby incorporated by reference into this Proxy
Statement/Prospectus:

          (1) Vornado's Annual Report on Form 10-K (File No. 001-11954) for the fiscal year ended December 31, 1996, as amended by the Form 10-K/A Amendment No. 1, Form 10-K/A Amendment No. 2 and Form 10-K/A Amendment No. 3 for the fiscal year ended December 31, 1996 filed with the SEC on July 18, 1997, August 7, 1997 and September 10, 1997, respectively;

          (2) Vornado's Quarterly Reports on Form 10-Q (File No. 001-11954) for the periods ended March 31, 1997 and June 30, 1997;


          (3) Vornado's Current Report on Form 8-K (File No. 001-11954), dated March 12, 1997, as amended by Form 8-K/A, dated March 12, 1997 and filed with the SEC on April 1, 1997, and Vornado's Current Reports on Form 8-K (File No. 001-11954), dated April 3, 1997, April 15, 1997, May 7, 1997 and
     June 27, 1997 and Vornado's Current Report on Form 8-K (File No. 001-11954), dated August 21, 1997, as amended by Form 8-K/A, dated August 21, 1997 and filed with the SEC on September 11, 1997 and Vornado's Current Report on Form 8-K (File No. 001-11954), dated September 22, 1997 and filed with the SEC on October 8, 1997; and


          (4) The description of Vornado Series A Preferred Shares contained in

     Vornado's Registration Statement on Form 8-A (File No. 001-11954), filed with the SEC on April 3, 1997.

     The following documents filed by Arbor with the SEC pursuant to the Exchange Act are hereby incorporated by reference into this Proxy
Statement/Prospectus:


          (1) Arbor's Annual Report on Form 10-K (File No. 001-12412) for the fiscal year ended December 31, 1996, as amended by the Form 10-K/A Amendment No. 1 for the fiscal year ended December 31, 1996 filed with the SEC on October 24, 1997;



          (2) Arbor's Quarterly Report on Form 10-Q (File No. 001-12412) for the period ended March 31, 1997, as amended by the Form 10-Q/A Amendment No. 1 for the period ended March 31, 1997 filed with the SEC on October 24, 1997 and Arbor's Quarterly Report on Form 10-Q (File No. 001-12412) for the period ended June 30, 1997, as amended by the Form 10-Q/A Amendment No. 1 for the period ended June 30, 1997 filed with the SEC on October 24, 1997; and



          (3) Arbor's Current Report on Form 8-K (File No. 001-12412) dated August 22, 1997 and filed with the SEC on September 2, 1997.


     All other documents and reports filed with the SEC by Vornado or Arbor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Proxy Statement/Prospectus and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and shall be deemed to be a part hereof from the date of the filing of such reports and documents (provided, however, that the information referred to in item 402(a)(8) of Regulation S-K of the SEC shall not be deemed specifically incorporated by reference herein).

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
Available Information..........................     i
Documents Incorporated by Reference............    ii
Summary........................................     1
  The Companies................................     1
  The Special Meeting..........................     2
  The Merger...................................     2
  Federal Income Tax Considerations............     7
  Certain Effects of the Merger on the Rights
    of Holders of Arbor Common Shares..........     7
  Risk Factors.................................     7
  Comparative Share Prices.....................     8
  Selected Historical and Pro Forma
    Consolidated Financial Data................     9
  Historical, Pro Forma and Equivalent Per
    Share Data.................................    13
Risk Factors...................................    14
  Real Estate Investment Considerations........    14
  Substantial Influence of Controlling
    Shareholder; Possible Conflicts of
    Interest; Related Party Transactions.......    15
  Legal Structure..............................    16
  Leverage.....................................    17
  Geographic Concentration.....................    17
  Environmental Matters........................    17
  Competition..................................    18
  Dependence on Key Personnel..................    18
  Consequences of the Failure to Qualify or
    Remain Qualified as a REIT.................    18
  Potential Anti-takeover Effects of Charter
    Documents and Applicable Law...............    19
  Risks Associated with Acquisition of Cold
    Storage Companies..........................    20
  Lack of Control of Affiliates................    20
  No Assurance as to Trading Price or Liquidity
    of Vornado Shares..........................    20
  Benefits to Certain Trustees and Officers of
    Arbor; Possible Conflicts of Interest......    20
  Reduction in Dividend Rate...................    21
  Certain Federal Income Tax Considerations....    21
Consolidated Ratio of Earnings to Combined
  Fixed Charges and Vornado Preferred Share
  Dividend Requirements........................    22
The Companies..................................    23
  Vornado......................................    23
  Arbor........................................    23

  Merger Sub...................................    23
  Establishment of New Operating Company.......    23
The Special Meeting............................    24
  General......................................    24
  Date, Place and Time.........................    24
  Record Date..................................    24
  Votes Required...............................    24
  Voting and Revocation of Proxies.............    25
  Solicitation of Proxies......................    25
  Election to Receive Vornado Common Shares or
    Vornado Series A Preferred Shares..........    25
The Merger.....................................    27
  General......................................    27
  Background of the Merger.....................    27
  Reasons for the Merger; Recommendations of
    the Arbor Board of Trustees................    29

                                                  PAGE
                                                  ----
  Opinion of Arbor Financial Advisor...........    32
  Cautionary Statement Concerning Forward-
    Looking Statements.........................    36
  Terms of the Merger..........................    37
  Effective Time; Closing......................    37
  Representations and Warranties...............    37
  Conduct of Business Prior to Effective Time;
    Certain Covenants; Acquisition Proposals...    38
  Certain Regulatory Matters...................    39
  Stock Options................................    39
  Indemnification..............................    40
  Conditions...................................    40
  Modification or Amendment; Waiver of
    Conditions.................................    42
  Termination..................................    42
  Certain Termination Fees.....................    43
  Expenses.....................................    43
  Accounting Treatment.........................    44
  Resale of Vornado Shares.....................    44
  Interests of Certain Persons in the Merger...    44
  Appraisal Rights.............................    45
  Election Procedures..........................    45
  Arbor Dividends..............................    46
  New York Stock Exchange Listing; Delisting of
    Arbor Common Shares........................    46
Federal Income Tax Considerations..............    47
  The Merger...................................    47
  Taxation of Vornado as a REIT................    48
  Taxation of Holders of Vornado Common Shares
    or Vornado Series A Preferred Shares.......    52
  Conversion of Vornado Series A Preferred
    Shares into Vornado Common Shares..........    56
  Other Tax Consequences.......................    56

Unaudited Pro Forma Condensed Consolidated
  Financial Statements of Vornado and Arbor....    57
Description of Shares of Beneficial Interest...    67
  Description of Vornado Series A Preferred
    Shares.....................................    67
  Description of Vornado Common Shares.........    74
Comparison of Certain Rights of Shareholders of
  Vornado and Arbor............................    77
  General......................................    77
  Board of Trustees............................    77
  Special Meetings.............................    77
  Advance Notice for Shareholder Nominations
    for Trustee and Proposals of New
    Business...................................    77
  Action by Written Consent....................    78
  Amendment of Declaration of Trust............    78
  Termination of Arbor and Vornado and REIT
    Status.....................................    78
  Limitation of Liability......................    79
  Indemnification..............................    79
  Business Combinations........................    79
  Removal of Trustees..........................    80
  Inspection of Books and Records..............    80
  Restrictions on Investment and Use...........    80
  Dividends....................................    81
  Voting Rights................................    81
  Conversion Rights............................    82
  Liquidation Preference.......................    82
Experts........................................    83
Validity of Vornado Shares.....................    83


APPENDIX A: Agreement and Plan of Merger among Vornado Realty Trust, Trees
            Acquisition Subsidiary, Inc. and Arbor Property Trust, dated as of August 22, 1997

APPENDIX B: Amendment to Agreement and Plan of Merger among Vornado Realty
            Trust, Trees Acquisition Subsidiary, Inc. and Arbor Property Trust, dated as of October 15, 1997


APPENDIX C: Opinion of Goldman, Sachs & Co., dated as of August 22, 1997

                                    SUMMARY


     The following is a summary of certain information contained elsewhere in this Proxy Statement/ Prospectus, and does not purport to be complete and is qualified in its entirety by reference to the full text of this Proxy Statement/Prospectus, including the Appendices attached hereto and the documents incorporated herein by reference. Except as otherwise specified herein, all share and per share information for Vornado in this Proxy Statement/Prospectus has been restated to reflect a share split effected by means of a 100% share dividend paid on October 20, 1997 to record holders of the Vornado Common Shares as of the close of business on October 15, 1997 (the 'Share Split'). The information contained in this Proxy Statement/Prospectus with respect to Vornado and Merger Sub has been supplied by Vornado, and the information with respect to Arbor has been supplied by Arbor.


THE COMPANIES

  VORNADO


     Vornado is a fully-integrated real estate investment trust organized under the laws of the state of Maryland. In April 1997, Vornado transferred substantially all of its assets to the Operating Partnership, a Delaware limited partnership. As a result, Vornado now conducts its business through, and substantially all of its interests in properties are held by, the Operating Partnership, in which it is the sole general partner and in which it owns an approximately 90% limited partnership interest as of October 27, 1997. The Operating Partnership currently owns: (i) 58 shopping center properties in seven states and Puerto Rico containing 10.5 million square feet, including 1.2 million square feet built by tenants on land leased from the Company; (ii) all or portions of 10 office building properties in the New York City metropolitan area (primarily Manhattan) containing 5.0 million square feet; (iii) eight warehouse/industrial properties in New Jersey containing 2.0 million square feet; (iv) approximately 29.3% of the outstanding common stock of Alexander's, Inc., a Delaware corporation ('Alexander's'), which has nine properties in the New York City metropolitan area; (v) a 40% interest in a hotel containing 800,000 square feet of space with 1,700 rooms and 400,000 square feet of retail and office space; (vi) mortgages on various office, restaurant and other retail properties; and (vii) other owned retail properties.


     The executive offices of Vornado are located at Park 80 West, Plaza II, Saddle Brook, New Jersey 07663; telephone (201) 587-1000.

  ARBOR

     Arbor is a single-property real estate investment trust organized as a business trust under the laws of the state of Delaware. Arbor, through its wholly-owned subsidiary Green Acres Mall, L.L.C., owns and operates the Green Acres Mall, a 1.7 million square foot super-regional enclosed shopping mall complex situated in southwestern Nassau County, Long Island, New York. The Green Acres Mall is anchored by four major department stores: Sears, Roebuck and Co., J.C. Penney Company, Inc., and Federated Department Stores, Inc., doing business as Stern's and as Macy's. The complex also includes The Plaza at Green Acres, a 179,000 square foot shopping center which is anchored by Kmart and Waldbaums. Integral to the complex, but situated on property not owned by Arbor, are Home Depot (on land sold by Arbor in 1994) and Caldor stores comprising approximately an additional 240,000 square feet.

     The executive offices of Arbor are located at One Tower Bridge, Suite 800, West Conshohocken, Pennsylvania 19428; telephone (610) 941-2962.

  MERGER SUB

     Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Vornado, was formed by Vornado solely for the purpose of effecting the Merger. Merger Sub's principal executive offices are located at Park 80 West, Plaza II, Saddle Brook, New Jersey 07663; telephone (201) 587-1000.

THE SPECIAL MEETING


     The Special Meeting to consider and vote on approval of the Merger Agreement and approval of the transactions contemplated thereby will be held on December 4, 1997 at 9:30 a.m., local time, at The Penn Club, 30 West 44th Street, New York, New York 10036. Only holders of record of Arbor Common Shares at the close of business on October 24, 1997 (the 'Record Date') will be entitled to vote at the Special Meeting. As of October 24, 1997, there were 12,297,705 Arbor Common Shares outstanding and entitled to vote. Each Arbor Common Share is entitled to one vote.


     The affirmative vote of the holders of at least a majority of the outstanding Arbor Common Shares present at the Special Meeting in person or by proxy and entitled to vote is necessary for the approval of the Merger Agreement and approval of the transactions contemplated thereby.


     As of October 24, 1997, trustees and executive officers of Arbor and its affiliates owned beneficially an aggregate of 1,795,354 Arbor Common Shares (including shares which may be acquired within 60 days upon exercise of stock options), or less than 14.6% of the Arbor Common Shares outstanding on such date. Myles H. Tanenbaum, Arbor's President, who together with family members owns approximately 9.6% of the outstanding Arbor Common Shares, has agreed to vote his Arbor Common Shares at the Special Meeting in favor of approval of the transactions contemplated thereby, and the other trustees and executive officers of Arbor have indicated their intention to vote their Arbor Common Shares in favor of approval of the Merger Agreement and approval of the transactions contemplated thereby.



     For additional information on the Special Meeting, see 'The Special
Meeting.'

THE MERGER


     The Merger Agreement provides for a business combination between Vornado and Arbor in which, subject to the satisfaction of the conditions therein, Arbor will be merged with and into Merger Sub and the holders of Arbor Common Shares (other than Excluded Arbor Common Shares) will be issued, at the election of such holders, Vornado Common Shares or Vornado Series A Preferred Shares in a transaction intended to qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the 'Code'), for federal income tax purposes. In the Merger, each outstanding Arbor Common Share (other than Excluded Arbor Common Shares) will be converted into the right to receive, and become exchangeable for, at the election of such holder,
0.243810 Vornado Common Shares (the 'Common Share Exchange Ratio') or 0.153846 Vornado Series A Preferred Shares (the 'Preferred Share Exchange Ratio' and, together with the Common Share Exchange Ratio, the 'Exchange Ratio') and the right to receive a cash payment in lieu of fractional shares, if any. There are no dissenters' rights of appraisal available to holders of Arbor Common Shares. See 'The Merger--Appraisal Rights.' As a result of the Merger, assuming that all holders of Arbor Common Shares elect to receive Vornado Common Shares, holders of Arbor Common Shares immediately prior to the Merger will own approximately 4.3% of the outstanding Vornado Common Shares after the Merger (based on the number of Vornado Common Shares and Arbor Common Shares outstanding as of October 27, 1997). As a result of the Merger, assuming that all holders of Arbor Common Shares elect to receive Vornado Series A Preferred Shares, holders of Arbor Common Shares immediately prior to the Merger will own approximately 24.8% of outstanding Vornado Series A Preferred Shares after the Merger (based on the number of Vornado Series A Preferred Shares and Arbor Common Shares outstanding as of October 27, 1997).


  REASONS FOR THE MERGER; RECOMMENDATION OF THE ARBOR BOARD OF TRUSTEES

     The Arbor Board has unanimously (with Kimli Cross Smith abstaining because she had been offered a senior position with Vornado) determined that the terms of the Merger Agreement and the transactions contemplated thereby are fair to, and in the best interests of, Arbor and its shareholders. The Arbor Board believes that the Merger will allow Arbor's shareholders to be better served by holding shares in Vornado, which has a diversified portfolio consisting of a number of properties, in a variety of locations, comprising several asset classes and having the prospect of continued significant growth by acquisition and/or development. Accordingly, the Arbor Board has unanimously (with Ms. Smith abstaining) approved the Merger Agreement and unanimously (with Ms. Smith abstaining) recommends that the shareholders of Arbor vote FOR approval of the Merger Agreement and approval of the transactions contemplated thereby. The recommendation of the Arbor Board is based on a number of strategic, operating and financial factors as described in 'The Merger--Reasons for the Merger; Recommendations of the Arbor Board of Trustees.'

  OPINION OF ARBOR FINANCIAL ADVISOR


     Goldman, Sachs & Co. ('Goldman Sachs') has delivered its written opinion, dated August 22, 1997, to the Arbor Board that, based on various considerations and assumptions, as of the date of such opinion, the Exchange Ratio pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of Arbor Common Shares. The full text of the written opinion of Goldman Sachs, dated August 22, 1997, which sets forth the assumptions made, procedures followed and matters considered in its review, is attached hereto as Appendix C. HOLDERS OF ARBOR COMMON SHARES ARE URGED TO AND SHOULD READ SUCH OPINION IN ITS ENTIRETY. See 'The Merger--Opinion of Arbor Financial Advisor.'


  EFFECTIVE TIME

     The Merger will become effective at the time when a Certificate of Merger has been duly filed with the Secretary of State of Delaware (the 'Effective Time'). See 'The Merger--Effective Time; Closing.'

  ELECTION PROCEDURES


     The Merger Agreement provides that each record holder of Arbor Common Shares (other than Excluded Arbor Common Shares) issued and outstanding immediately prior to the Election Deadline (as defined below) shall be entitled to elect to receive in respect of each such Arbor Common Share (x) 0.243810 Vornado Common Shares (a 'Common Election') or (y) 0.153846 Vornado Series A Preferred Shares (a 'Preferred Election'). ARBOR COMMON SHARES IN RESPECT OF WHICH NO ELECTION IS MADE (A 'NON-ELECTION'), WHETHER SUCH SHARES ARE VOTED FOR OR AGAINST APPROVAL OF THE MERGER OR NOT VOTED (COLLECTIVELY, 'NON-ELECTION SHARES'), SHALL BE DEEMED TO BE ARBOR COMMON SHARES IN RESPECT OF WHICH COMMON ELECTIONS HAVE BEEN MADE. Myles H. Tanenbaum, Arbor's President, has agreed to make a Common Election with respect to his Arbor Common Shares.



     Elections shall be made on the Form of Election provided with this Proxy Statement/Prospectus (the 'Form of Election') for that purpose to holders of record of Arbor Common Shares (other than holders of Excluded Arbor Common Shares). Elections shall be made by mailing to First Union National Bank, Charlotte, North Carolina (the 'Exchange Agent'), a duly completed Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent at its designated office, by 5:00 p.m., on the business day that is two trading days prior to the Closing Date (as defined below, which date shall be publicly announced by Vornado as soon as practicable but in no event less than five trading days prior to the Closing Date) (the 'Election Deadline'). A holder of Arbor Common Shares that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election and will result in such holder receiving Vornado Common Shares in exchange for its Arbor Common Shares in the Merger.


     An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Form of Election is thereafter submitted prior to the Election Deadline, such Arbor Common Shares shall be Non-Election Shares.

     Promptly after the Effective Time, the Exchange Agent will mail a letter of transmittal and instructions for surrender to each shareholder of record of Arbor Common Shares (other than Excluded Arbor Common Shares), advising such shareholder of the procedure for surrendering Arbor Common Share certificates in exchange for Vornado Share certificates and obtaining any unpaid dividends and any cash in lieu of any fractional shares of Arbor Common Shares.

     See 'The Merger--Election Procedures.'

  OPERATIONAL COVENANTS OF ARBOR

     The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, except as otherwise contemplated by the Merger Agreement, or unless Vornado otherwise approves in writing, each of Arbor and its subsidiaries will conduct its business in the ordinary and usual course and, to the extent consistent therewith, use its reasonable commercial efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates. See 'The Merger--Conduct of Business Prior to Effective Time; Certain Covenants; Acquisition Proposals--Covenants.'

  ACQUISITION PROPOSALS

     The Merger Agreement provides that neither Arbor nor any of its subsidiaries nor any of its or its subsidiaries' respective officers and directors will, and it will use its best efforts to cause it and its subsidiaries' employees, agents and representatives not to, directly or indirectly (i) initiate, solicit or encourage any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, it or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an 'Acquisition Proposal') or (ii) have any discussion with or provide any confidential information or data to any person relating to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Merger Agreement does not prohibit, however, Arbor (A) from complying with Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal, (B) providing information in response to a request therefor by a person who has made an unsolicited bona fide Acquisition Proposal if the Arbor Board receives from such person an executed confidentiality agreement on terms substantially similar to those contained in the confidentiality agreement between Arbor and Vornado, (C) engaging in any discussions or negotiations with any person in response to an unsolicited bona fide written Acquisition Proposal by any such person, (D) recommending such an unsolicited bona fide written Acquisition Proposal to the Arbor shareholders or (E) referring any third party to the section of the Merger Agreement concerning Acquisition Proposals, if and only to the extent that, (i) in each such case referred to in clause (B), (C) or
(D) the Arbor Board determines in good faith (after consultation with outside legal counsel) that such action is necessary for its trustees to fulfill their fiduciary duties, and (ii) in each such case referred to in clause (C) or (D) the Arbor Board determines in good faith (after consultation with its legal and financial advisors) that such Acquisition Proposal, if accepted, is reasonably likely to be completed, and would, if consummated, result in a transaction more favorable to Arbor's shareholders from a financial point of view than the transaction contemplated by the Merger Agreement (any such more favorable Acquisition Proposal being a 'Superior Proposal'). The Merger Agreement provides that Arbor will notify Vornado immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives, and thereafter will keep Vornado informed, on a current basis, of the status of any such proposals or offers and the status of any such discussions or negotiations (which obligation includes the requirement that Arbor shall provide notice to Vornado at least 24 hours prior to holding a meeting of the Arbor Board to approve a Superior Proposal, which notice shall be at least 48 hours after Arbor has initially provided to Vornado notice of the existence of such Superior Proposal, the name of the person submitting such Superior Proposal and the material terms and conditions thereof). See 'The Merger--Conduct of Business Prior to Effective Time; Certain Covenants; Acquisition Proposals--Acquisition Proposals.'

  CONDITIONS TO CLOSING

     The respective obligation of Vornado, Merger Sub and Arbor to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of a number of conditions, including, among others: (a) the Merger Agreement has been duly approved by holders of Arbor Common Shares; (b) the Vornado Shares issuable to Arbor shareholders pursuant to the Merger Agreement have been authorized for listing on the NYSE upon official notice of issuance;
(c) all Governmental Consents (as defined under 'The Merger--Conditions') in connection with the execution and delivery of the Merger Agreement and the transactions contemplated thereby have been made or obtained; (d) no court or Governmental Entity (as defined under 'The Merger--Representations and Warranties') of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by the Merger Agreement (collectively, an 'Order'), and no Governmental Entity has instituted any proceeding or threatened to institute any proceeding seeking any such Order;
(e) the Registration Statement, of which this Proxy

Statement/Prospectus is a part, has become effective under the Securities Act, and no stop order suspending such effectiveness will have been issued, and no proceedings for that purpose will have been initiated or be threatened by the SEC; (f) Vornado has received all state securities and 'blue sky' permits and approvals necessary to consummate the transactions contemplated by the Merger Agreement; (g) Arbor has received the opinion (which may be a reasoned opinion) of Wolf, Block, Schorr and Solis-Cohen LLP, counsel to Arbor, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;
(h) Arbor shall have obtained a closing agreement described in Section 7121 of the Code (a 'Closing Agreement') or other arrangement with the U.S. Internal Revenue Service (the 'IRS'), in either case in a form (taking into account any related Closing Agreements or other arrangements) acceptable to Vornado in its sole discretion, regarding the effect upon Arbor's classification as a real estate investment trust ('REIT') of Arbor's failure to mail shareholder solicitation statements in 1995; and (i) Vornado shall have received from each of Macy's and Stern's an estoppel certificate in the form customarily given by such tenant (which form shall contain all information required to be given pursuant to the applicable lease) or in such other form reasonably satisfactory to Vornado. See 'The Merger--Conditions.'



     Treasury Regulations Section 1.857-8(e) requires that a REIT demand that certain of its shareholders furnish written statements to the REIT regarding the actual and constructive ownership of the REIT's shares. The purpose of this requirement is to enable the REIT and the IRS to monitor the REIT's compliance with the requirements of Sections 856(a)(5) and 856(a)(6) of the Code (the '100 shareholder' and 'five or fewer' stock ownership tests--see 'Federal Income Tax Considerations--Taxation of Vornado as a REIT--Requirements for Qualification'). Under the applicable Treasury Regulations, such statements must be demanded within 30 days after the close of each of the REIT's taxable years. Arbor failed to demand the shareholder statements in 1995 for its initial REIT taxable year, which ended December 31, 1994. This failure could result in Arbor's disqualification as a REIT for its taxable year ending December 31, 1994 and subsequent years, even though Section 856 was amended in 1986 to make Sections 856(a)(5) and 856(a)(6) inapplicable to a REIT's initial REIT taxable year, because the Treasury Regulations have not been amended to reflect the 1986 amendment to the Code. Arbor has contacted the IRS regarding obtaining a Closing Agreement from the IRS to the effect that the failure to mail shareholder solicitation statements in 1995 did not affect Arbor's REIT status in 1994 or any subsequent year. Although the IRS has previously issued at least two private letter rulings to other taxpayers to the effect that Treasury Regulations
Section 1.857-8(e) does not apply to an initial REIT taxable year, the IRS is not required to take the same view with respect to Arbor, and therefore there can be no assurance that the IRS will agree to enter into such a Closing Agreement.


  MODIFICATION OR AMENDMENT; WAIVER OF CONDITIONS


     The Merger Agreement provides that, subject to the provisions of applicable law, at any time prior to the Effective Time, the parties to the Merger Agreement may modify or amend the Merger Agreement by written agreement executed and delivered by duly authorized officers of the respective parties. The Merger Agreement also provides that the conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of each such party and may be waived by such party in whole or in part to the extent permitted by applicable law. See 'The Merger--Modification or Amendment; Waiver of Conditions.'

  TERMINATION

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (a) whether before or after the requisite approval by the shareholders of Arbor, by mutual written consent of Vornado and Arbor, by action of their respective Boards of Trustees, or (b) by action of either the Board of Trustees of Vornado (the 'Vornado Board') or the Arbor Board if (i) the Merger has not been consummated by December 31, 1997 (except that such date shall be the earlier of (A) March 31, 1998 or (B) the later of (x) the date on which the Special Meeting is ultimately held, if the Special Meeting is adjourned or postponed until the first calendar quarter of 1998, or (y) the date on which Arbor shall have obtained a Closing Agreement or other arrangement with the IRS, in either case in a form (taking into account any related Closing Agreements or other arrangements) acceptable to Vornado in its sole discretion, regarding the effect upon the Arbor's classification as a REIT of Arbor's failure to mail shareholder solicitation statements in 1995), unless the party seeking to terminate has breached in any material respect its obligations under the Merger Agreement in any manner that proximately contributed to the Merger not being consummated by such date; (ii) the shareholders of Arbor fail to approve the matters required to be approved by such shareholders at the Special Meeting; or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger has become final and nonappealable.

     Further, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Arbor Board if (i) Arbor is not in material breach of any of the terms of the Merger Agreement, (ii) the Arbor Board authorizes Arbor, subject to the terms of the Merger Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Arbor notifies Vornado in writing that Arbor intends to enter into such agreement and sets forth the material terms of the proposed transaction and (iii) Arbor, prior to such termination, pays to Vornado any required termination fees (as described under 'The Merger--Certain Termination Fees'). The Merger Agreement may also be terminated and the Merger abandoned at any time prior to the effective time by action of the Arbor Board if there has been a material breach by Vornado or Merger Sub of any representation, warranty, covenant or agreement contained in the Merger Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Arbor to Vornado or Merger Sub.


     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by action of the Vornado Board if (i) the Arbor Board has withdrawn or adversely modified its approval or recommendation of the Merger Agreement or failed to reconfirm its recommendation of the Merger Agreement within five business days after a written request by Vornado to do so, or (ii) there has been a material breach by Arbor of any representation, warranty, covenant or agreement contained in the Merger Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Vornado to Arbor. See 'The Merger--Termination.'

     If the Merger is terminated under certain specified circumstances, certain termination fees of up to $3,000,000 and reimbursement of expenses of up to $500,000 are payable by Arbor to Vornado. See 'The Merger--Certain Termination Fees.'

  INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the Arbor Board, shareholders should be aware that certain members of management of Arbor and of the Arbor Board have certain interests in the Merger that are in addition to the interests of shareholders generally. See 'The Merger--Interests of Certain Persons in the Merger.'

  TRUSTEE AND OFFICER INDEMNIFICATION

     Pursuant to the Merger Agreement, from and after the Effective Time, Vornado will indemnify, defend and hold harmless each present and former trustee and officer of Arbor and its subsidiaries against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, to the fullest extent that Arbor and its subsidiaries would have been permitted under applicable law and the applicable declaration of trust, partnership agreement or other charter documents or by-laws in effect on the date of the Merger Agreement to indemnify such person. In addition, Vornado is obligated to advance expenses as incurred to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced agrees to reimburse Vornado if it is ultimately determined that such person is not entitled to indemnification by Vornado. See 'The Merger--Interests of Certain Persons in the Merger--Trustee and Officer Indemnification.'

  APPRAISAL RIGHTS

     Neither the Delaware Business Trust Act ('DBTA') nor Arbor's Amended and Restated Declaration of Trust (the 'Arbor Declaration of Trust') provides for dissenters' rights of appraisal in connection with the Merger.

  ARBOR DIVIDENDS

     The Merger Agreement provides that in addition to Arbor's regular quarterly dividend payable on November 15, 1997, Arbor may pay, immediately prior to the Closing, a special dividend in an amount per Arbor Common Share that, when combined with the full regular dividend paid or payable per portion of Vornado Series A Preferred Share (to all holders of Vornado Series A Preferred Shares including the shareholders of Arbor who have duly made, and not revoked prior to the Election Deadline, a Preferred Election) into which an Arbor Common Share would be convertible pursuant to the Preferred Election for the quarterly period during which the Closing Date occurs, does not exceed $0.175. See 'The Merger--Arbor Dividends.'

  NYSE LISTING

     Pursuant to the Merger Agreement, Vornado has agreed to use its best efforts to cause the Vornado Common Shares and Vornado Series A Preferred Shares to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

FEDERAL INCOME TAX CONSIDERATIONS

     The Merger is intended to be a tax-free reorganization within the meaning of Section 368(a) of the Code; however, the result is not completely free from doubt. In general, assuming the Merger will constitute a tax-free reorganization, no gain or loss should be recognized for federal income tax purposes by Arbor shareholders as a result of the Merger except with respect to cash received in lieu of fractional share interests.

     All Arbor shareholders should carefully read the discussion of the material federal income tax consequences of the Merger under 'Federal Income Tax Considerations--The Merger' and are urged to consult with their own tax advisors as to the federal, state, local and foreign tax consequences in their particular circumstances.

CERTAIN EFFECTS OF THE MERGER ON THE RIGHTS OF HOLDERS OF ARBOR COMMON SHARES

     Upon consummation of the Merger, holders of Arbor Common Shares will become shareholders of Vornado. The internal affairs of Vornado are governed by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ('Title 8'), the Vornado Declaration of Trust, including the articles supplementary for the Vornado Series A Preferred Shares (the 'Articles Supplementary'), and Vornado's Bylaws, which are exhibits to this Registration Statement. The Merger will result in certain differences in the rights of holders of Arbor Common Shares prior to and after the Merger. See 'Description of Shares of Beneficial Interest' and 'Comparison of Certain Rights of Shareholders of Vornado and Arbor.'

RISK FACTORS

     Shareholders should consider carefully, in addition to the other information contained in this Proxy Statement/Prospectus or incorporated by reference herein, the matters set forth under the caption 'Risk Factors.'

COMPARATIVE SHARE PRICES


     Vornado Common Shares, Vornado Series A Preferred Shares and Arbor Common Shares are each listed on the NYSE. Vornado Common Shares and Vornado Series A Preferred Shares are listed under the symbol 'VNO' and 'VNO Pr A,' respectively, and Arbor Common Shares are listed under the symbol 'ABR.' The following table sets forth, for the periods indicated, the high and low sale prices per share of Vornado Common Shares, Vornado Series A Preferred Shares and Arbor Common Shares as reported on the NYSE Composite Transactions Tape and dividends per share paid. Prices and dividends for Vornado Common Shares have been restated to reflect the Share Split.



                                        VORNADO                  VORNADO SERIES A                   ARBOR
                                     COMMON SHARES             PREFERRED SHARES (1)             COMMON SHARES
                              ---------------------------   ---------------------------   -------------------------
CALENDAR QUARTER               HIGH     LOW     DIVIDENDS    HIGH     LOW     DIVIDENDS   HIGH     LOW    DIVIDENDS
----------------------------  ------   ------   ---------   ------   ------   ---------   -----   -----   ---------
1995
  First Quarter.............  $18.13   $16.94     $.280                                   $9.63   $7.63     $.175
  Second Quarter............   18.00    16.32      .280                                    8.63    7.13      .175
  Third Quarter.............   19.50    17.38      .280                                    7.50    6.63      .175
  Fourth Quarter............   18.94    17.19      .280                                    7.00    5.88      .175

1996
  First Quarter.............   19.19    17.82      .305                                    7.63    6.00      .175
  Second Quarter............   20.75    18.57      .305                                    7.50    6.75      .175
  Third Quarter.............   21.07    20.25      .305                                    8.75    7.13      .175
  Fourth Quarter............   26.44    20.25      .305                                    8.50    7.00      .175

1997
  First Quarter.............   35.50    25.38      .320                                    7.25    6.75      .175
  Second Quarter............   37.00    30.44      .320     $55.38   $48.75    $ .8123     7.63    6.50      .175
  Third Quarter.............   44.25    32.13      .320      65.00    51.81      .8123    10.38    7.50
  Fourth Quarter (through
     October 24, 1997)......   47.38    41.78                68.75    60.50               11.06    9.06


------------------
(1) Vornado Series A Preferred Shares commenced trading on the NYSE on April 7, 1997.


     On August 22, 1997, the last trading day before the public announcement of the Merger Agreement, the closing prices of Vornado Common Shares, Vornado Series A Preferred Shares and Arbor Common Shares as reported on the NYSE Composite Transactions Tape were $34.13 per share, $53.125 per share and $8.0625 per share, respectively. Assuming conversion into Vornado Common Shares, the pro forma equivalent per share value of Arbor Common Shares on August 22, 1997 was $8.32 per share. Assuming conversion into Vornado Series A Preferred Shares, the pro forma equivalent per share value of Arbor Common Shares on August 22, 1997 was $8.17 per share. The pro forma equivalent per share value of Arbor Common Shares on any date equals (i) in the case of conversion into Vornado Common Shares, the closing sale price of Vornado Common Shares on such date, as reported on the NYSE Composite Transactions Tape, multiplied by 0.243810 or (ii) in the case of conversion into Vornado Series A Preferred Shares, the closing sale price of Vornado Series A Preferred Shares on such date, as reported on the NYSE Composite Transactions Tape, multiplied by 0.153846.



     On October 24, 1997, the closing sale prices of Vornado Common Shares, Vornado Series A Preferred Shares and Arbor Common Shares as reported on the NYSE Composite Transactions Tape were $45.25 per share, $66.75 per share and $10.69 per share ($11.03 on a pro forma equivalent per share basis if converted into Vornado Common Shares and $10.27 on a pro forma equivalent per share basis if converted into Vornado Series A Preferred Shares), respectively.


     Shareholders of Arbor are urged to obtain current quotations for the market prices of Vornado Common Shares, Vornado Series A Preferred Shares and Arbor Common Shares. No assurance can be given as to the market prices of Vornado Common Shares, Vornado Series A Preferred Shares or Arbor Common Shares at the Effective Time. See 'Risk Factors--No Assurance as to Trading Price or Liquidity of Vornado Shares.'

SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA


     The following tables set forth unaudited pro forma condensed consolidated financial information for Vornado and historical condensed consolidated financial information for Vornado and Arbor. The unaudited condensed consolidated pro forma financial information presents (i) the condensed consolidated pro forma statement of income for Vornado for the year ended December 31, 1996 and the six months ended June 30, 1997, as if (a) the Merger with Arbor and (b) the previously reported acquisitions or investments (Americold Corporation, URS Logistics, Inc., Montehiedra Town Center, the Riese Properties, Charles E. Smith Commercial Realty L.P., Hotel Pennsylvania, 90 Park Avenue and the Mendik Companies) and the issuance of 14,000,000 Vornado Common Shares on October 27, 1997 and the use of proceeds therefrom (collectively presented as 'Previously Reported Acquisitions and Transactions') had occurred on January 1, 1996 and (ii) the condensed consolidated pro forma balance sheet of Vornado as of June 30, 1997, as if the Merger with Arbor and such other acquisitions and transactions had occurred on June 30, 1997. The Previously

Reported Acquisitions and Transactions were included in Vornado's Current Reports on Form 8-K previously filed with the SEC in 1997, all of which are incorporated by reference into this Proxy Statement/Prospectus. See 'Unaudited Pro Forma Condensed Consolidated Financial Statements of Vornado and Arbor.'



     The unaudited condensed consolidated pro forma financial information is not necessarily indicative of what Vornado's actual results of operations or financial position would have been had the Merger and the other acquisitions and transactions been consummated on the dates indicated, nor does it purport to represent Vornado's results of operations or financial position for any future period. The results of operations for the period ended June 30, 1997 are not necessarily indicative of the operating results for the full year. All share and per share information has been restated to reflect the Share Split.



     The unaudited condensed consolidated pro forma financial information should be read in conjunction with (i) the Consolidated Financial Statements and notes thereto included in Vornado's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, its Quarterly Report on Form 10-Q for the period ended June 30, 1997 and its Current Reports on Form 8-K dated March 12, 1997, April 3, 1997, April 15, 1997, May 7, 1997, June 27, 1997, August 21, 1997,
September 11, 1997 and October 8, 1997 (the 'Form 8-K Reports') incorporated herein by reference and (ii) the Consolidated Financial Statements and notes thereto included in Arbor's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, and its Quarterly Report on Form 10-Q for the period ended June 30, 1997, as amended, incorporated herein by reference. In management's opinion, all adjustments necessary to reflect the transactions have been made.

                                                                   VORNADO REALTY TRUST
                              ----------------------------------------------------------------------------------------------
                              PRO FORMA
                              SIX MONTHS  SIX MONTHS ENDED JUNE   PRO FORMA
                                ENDED              30,            YEAR ENDED             YEAR ENDED DECEMBER 31,
                               JUNE 30,   ----------------------   DEC, 31,   ----------------------------------------------
                               1997(1)       1997        1996      1996(1)       1996        1995        1994        1993
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                     (IN THOUSANDS, EXCEPT UNIT AND PER UNIT AMOUNTS)
OPERATING DATA
 Revenues:
   Property rentals..........  $128,099     $ 63,471    $ 43,157   $241,972     $ 87,424    $ 80,429    $ 70,755    $ 67,213
   Expense reimbursements....    29,198       15,161      13,701     64,295       26,644      24,091      21,784      19,839
   Other income..............     2,247        1,327         997      3,565        2,819       4,198       1,459       1,738
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Total Revenues..............   159,544       79,959      57,855    309,832      116,887     108,718      93,998      88,790
 Expenses:
   Operating.................    55,774       26,658      18,059    119,012       36,412      32,282      30,223      27,994
   Depreciation and
     amortization............    20,305        8,429       5,732     49,942       11,589      10,790       9,963       9,392
   General and
     administrative..........     5,825        4,748       2,508      8,162        5,167       6,687       6,495       5,890
   Amortization of officer's
     compensation expense....    12,498       12,498          --      2,083        2,083          --          --          --
   Costs incurred in
     connection with the
     merger of Vornado, Inc.
     into Vornado Realty
     Trust...................        --           --          --         --           --          --          --         856
   Cost incurred upon
     exercise of a stock
     option by an officer and
     subsequent repurchase of
     a portion of the
     shares..................        --           --          --         --           --          --          --          --
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Total Expenses..............    94,402       52,333      26,299    179,199       55,251      49,759      46,681      44,132
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Operating income............    65,142       27,626      31,556    130,633       61,636      58,959      47,317      44,658
 Income applicable to
   Preferred Stock
   Affiliates................     2,972           --          --      5,539           --          --          --          --
 Income (loss) applicable to
   Alexander's:
   Equity in income (loss)...        (7)          (7)       (120)     1,679        1,679      (1,972)         --          --
   Depreciation..............      (300)        (300)       (314)      (571)        (571)       (417)         --          --
   Interest income on loan...     3,149        3,149       3,459      6,848        6,848       6,343          --          --
 Equity in net income of

   Management Companies......     1,484          520       1,379      3,326        1,855         788          --          --
 Equity in net income of
   investees.................     2,819          282          --      5,609           --          --          --          --
 Interest income on mortgage
   notes receivable..........     3,259        4,305       1,250      6,577        2,579          --          --          --
 Interest and dividend
   income....................     7,673        6,774       1,773      5,667        3,151       5,439       7,489      11,620
 Interest and debt expense...   (23,415)     (17,350)     (8,415)   (43,359)     (16,726)    (16,426)    (14,209)    (31,155)
 Net gain on marketable
   securities................       579          579         474        913          913         294         643         263
 Minority interest of
   unitholders in the
   Operating Partnership.....    (5,184)      (2,100)         --    (10,372)          --          --          --          --
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Income before income
   taxes.....................    58,171       23,478      31,042    112,489       61,364      53,008      41,240      25,386
 Provision for (benefit from)
   income taxes:.............        --           --          --         --           --          --          --      (6,369)
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Net income..................    58,171       23,478      31,042    112,489       61,364      53,008      41,240      31,755
 Preferred stock dividends...    (9,992)      (4,855)         --    (19,800)          --          --          --          --
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Net income applicable to
   common shares.............  $ 48,179     $ 18,623    $ 31,042   $ 92,689     $ 61,364    $ 53,008    $ 41,240    $ 31,755
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
                              ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
 Weighted average number of
   common shares............. 70,434,764  53,437,682  48,929,844  66,203,966  49,206,884  47,159,338  43,707,440  39,580,896
 Net income per common
   share.....................   $   .68      $   .35     $   .63    $  1.40      $  1.25     $  1.13     $   .95     $   .80
 Dividends per common
   share.....................       .64          .64         .61       1.22         1.22        1.12        1.00         .75(2)


                                  1992
                               ----------

OPERATING DATA
 Revenues:
   Property rentals..........    $ 63,186
   Expense reimbursements....      17,898
   Other income..............         913
                               ----------
 Total Revenues..............      81,997
 Expenses:
   Operating.................      27,587
   Depreciation and
     amortization............       9,309
   General and
     administrative..........       4,612
   Amortization of officer's
     compensation expense....          --
   Costs incurred in
     connection with the
     merger of Vornado, Inc.
     into Vornado Realty
     Trust...................          --
   Cost incurred upon
     exercise of a stock
     option by an officer and
     subsequent repurchase of
     a portion of the
     shares..................      15,650
                               ----------
 Total Expenses..............      57,158
                               ----------
 Operating income............      24,839
 Income applicable to
   Preferred Stock
   Affiliates................          --
 Income (loss) applicable to
   Alexander's:
   Equity in income (loss)...          --
   Depreciation..............          --
   Interest income on loan...          --
 Equity in net income of
   Management Companies......          --
 Equity in net income of
   investees.................          --
 Interest income on mortgage
   notes receivable..........          --
 Interest and dividend
   income....................       8,555
 Interest and debt expense...     (33,910)
 Net gain on marketable
   securities................       2,779

 Minority interest of
   unitholders in the
   Operating Partnership.....          --
                               ----------
 Income before income
   taxes.....................       2,263
 Provision for (benefit from)
   income taxes:.............       1,080
                               ----------
 Net income..................       1,183
 Preferred stock dividends...          --
                               ----------
 Net income applicable to
   common shares.............     $ 1,183
                               ----------
                               ----------
 Weighted average number of
   common shares.............  33,118,660
 Net income per common
   share.....................      $  .04
 Dividends per common
   share.....................         .50

                                                                        VORNADO REALTY TRUST
                                          ---------------------------------------------------------------------------------
                                          PRO FORMA
                                          SIX MONTHS        SIX MONTHS         PRO FORMA
                                            ENDED         ENDED JUNE 30,       YEAR ENDED       YEAR ENDED DECEMBER 31,
                                           JUNE 30,    ---------------------    DEC. 31,    -------------------------------
                                           1997 (1)       1997        1996      1996 (1)      1996       1995        1994
                                          ----------   ----------   --------   ----------   --------   ---------   --------
                                                          (IN THOUSANDS, EXCEPT UNIT AND PER UNIT AMOUNTS)
BALANCE SHEET DATA
As at:
  Total assets..........................  $2,165,338   $1,646,296   $472,459      N/A       $565,204   $ 491,496   $393,538
  Real estate, at cost..................   1,141,300    1,047,477    393,506      N/A        397,298     382,476    365,832
  Accumulated depreciation..............     159,450      159,450    145,225      N/A        151,049     139,495    128,705
  Debt..................................     670,016      862,883    233,000      N/A        232,387     233,353    234,160
  Equity (deficit)......................   1,237,320      539,341    196,492      N/A        276,257     194,274    116,688
OTHER DATA
  Funds from operations(3):
  Net income applicable to common
    shares..............................  $   48,179   $   18,623   $ 31,042   $  92,689    $ 61,364   $  53,008   $ 41,240
  Depreciation and amortization of real
    property............................      17,632        7,857      5,251      48,936      10,583      10,019      9,192
  Straight-lining of rental income......      (2,150)      (1,487)    (1,277)    (12,423)     (2,676)     (2,569)    (2,181)
  Leasing fees received in excess of
    income recognized...................       1,303        1,303        890       1,805       1,805       1,052         --
  Losses (gains) on sale of securities
    available for sale..................          --           --         --          --          --         360        (51)
  Proportionate share of adjustments to
    net income of investees to arrive at
    funds from operations...............      17,292          887         66      30,256      (1,760)        539         --
  Costs incurred in connection with the
    merger/upon exercise of a stock
    option..............................          --           --         --          --          --          --         --
  Non-recurring lease cancellation
    income and the write-off of related
    costs...............................     (11,581)          --         --          --          --          --         --
                                          ----------   ----------   --------   ----------   --------   ---------   --------
Funds from operations...................  $   70,675   $   27,183   $ 35,972   $ 161,263    $ 69,316   $  62,409   $ 48,200
                                          ----------   ----------   --------   ----------   --------   ---------   --------
                                          ----------   ----------   --------   ----------   --------   ---------   --------
Cash flow provided by (used in):
  Operating activities..................  $   95,368   $   50,989   $ 33,776   $ 185,212    $ 70,703   $  62,882   $ 46,948
  Investing activities..................  $ (976,655)  $ (629,813)  $ 13,160   $(664,166)   $ 14,912   $(103,891)  $(15,434)
  Financing activities..................  $  978,447   $  688,954   $(49,315)  $ 553,088    $(15,046)  $  36,577   $(32,074)


                                            1993       1992
                                          --------   --------
BALANCE SHEET DATA
As at:
  Total assets..........................  $385,830   $420,616
  Real estate, at cost..................   340,415    314,651
  Accumulated depreciation..............   118,742    111,142
  Debt..................................   235,037    341,701
  Equity (deficit)......................   115,737     (3,242)
OTHER DATA
  Funds from operations(3):
  Net income applicable to common
    shares..............................  $ 25,386   $  2,263
  Depreciation and amortization of real
    property............................     8,842      8,778
  Straight-lining of rental income......    (2,200)    (2,200)
  Leasing fees received in excess of
    income recognized...................        --         --
  Losses (gains) on sale of securities
    available for sale..................      (263)      (846)
  Proportionate share of adjustments to
    net income of investees to arrive at
    funds from operations...............        --         --
  Costs incurred in connection with the
    merger/upon exercise of a stock
    option..............................       856     15,650
  Non-recurring lease cancellation
    income and the write-off of related
    costs...............................        --         --
                                          --------   --------
Funds from operations...................  $ 32,621   $ 23,645
                                          --------   --------
                                          --------   --------
Cash flow provided by (used in):
  Operating activities..................  $ 27,725   $ 17,607
  Investing activities..................  $  1,350   $ 14,800
  Financing activities..................  $(56,433)  $  4,384


------------------

(1) The pro forma financial statements assume that Arbor shareholders elect to exchange their Arbor Common Shares entirely for Vornado Common Shares. For purposes of comparison, if all of Arbor shareholders elect to receive Vornado Series A Preferred Shares in lieu of Vornado Common Shares, income applicable to Vornado Common Shares would be $45,106 and $86,543 or $.67 and $1.37 per share for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively.




(2) Does not include special distribution of $1.68 per unit of accumulated earnings and profits paid in June 1993.


(3) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs', including the Company's, method of calculating funds from operations is different from that used by the National Association of Real Estate Investment Trusts ('NAREIT'). Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

                                                                         ARBOR PROPERTY TRUST
                                           --------------------------------------------------------------------------------
                                           SIX MONTHS ENDED JUNE
                                                    30,                             YEAR ENDED DECEMBER 31,
                                           ---------------------     ------------------------------------------------------
                                             1997         1996         1996         1995       1994       1993       1992
                                           --------     --------     --------     --------   --------   --------   --------
                                                           (IN THOUSANDS, EXCEPT UNIT AND PER UNIT AMOUNTS)
Gross income from rental operations......  $ 18,828     $ 17,716(1)  $ 37,640(1)  $ 37,222   $ 35,678   $ 33,254   $ 32,484
Income (loss) before extraordinary
  loss...................................     2,402(2)       681(1)     2,138(1)     2,921        334      1,150       (163)
Extraordinary loss from early retirement
  of debt................................        --           --           --           --         --     (6,373)        --
Net income (loss)........................     2,402          681        2,138        2,921        334     (5,223)      (163)
Total assets.............................   155,078      158,059      157,357      162,742    165,324    153,886    157,781
Long-term obligations:
  Collateralized floating rate notes, net
    of unamortized discount..............   117,973      117,950      117,961      117,938    117,914    117,891         --

  Zero coupon mortgage note, net of
    unamortized discount.................        --           --           --           --         --         --     83,739
  Obligation under capitalized lease.....     7,017        7,008        7,017        7,001      6,994      6,971      6,959
Per Arbor Common Share data: (3)
  Net income (loss)......................  $    .20     $    .06     $    .18     $    .24   $    .03   $   (.51)  $   (.02)
  Distributions..........................       .35          .35          .70          .70       1.10       1.10       1.17


------------------
(1) Reflects $850 reduction attributable to an adjustment of prior year's utility income.

(2) Reflects income of $279 attributable to the reversal of a reserve.

(3) Net income per share for 1996, 1995 and 1994 was computed using 12,197,550, 12,142,454 and 11,681,960 weighted average shares outstanding, respectively. Net income (loss) per share for the years 1993 and 1992 have been computed using 10,277,469 Arbor Common Shares outstanding during the periods.

HISTORICAL, PRO FORMA AND EQUIVALENT PER SHARE DATA

     The following table presents selected Vornado and Arbor historical per share data and unaudited pro forma per share data as if the Merger with Arbor and certain prior unrelated acquisitions and transactions of Vornado consummated in 1997 had occurred on January 1, 1996 for the statement of income data and as of June 30, 1997 for the balance sheet data in accordance with purchase accounting. The data should be read in conjunction with the separate historical consolidated financial statements of Vornado and Arbor which are incorporated herein by reference. See 'Documents Incorporated by Reference.' The unaudited pro forma data has been included for comparative purposes only and does not purport to be indicative of the results of operations or financial position which actually would have been obtained if the Merger had been effected at the beginning of the periods presented or of the financial position or results of operations which may be obtained in the future.


                                                                                AS AT AND FOR
                                                                                     THE           AS AT AND FOR THE
                                                                               SIX MONTHS ENDED       YEAR ENDED
                                                                                JUNE 30, 1997      DECEMBER 31, 1996
                                                                               ----------------    -----------------

Historical Vornado:
  Net income applicable to Vornado Common Shares............................        $  .35              $  1.25
  Book value................................................................         10.16                 5.21
  Dividends.................................................................           .64                 1.22


Historical Arbor:
  Net income................................................................           .20                  .18
  Book value................................................................          1.32                 1.47
  Dividends.................................................................           .35                  .70

Pro Forma Combined Vornado: (1)
  Net income applicable to Vornado Common Shares............................           .68                 1.40
  Book value................................................................         17.65                  N/A
  Dividends.................................................................           .64                 1.22

Equivalent Pro Forma Arbor: (1)
  Net income................................................................           .17                  .34
  Book value................................................................          4.30                  N/A
  Dividends.................................................................           .16                  .30

Equivalent Pro Forma Arbor: (2)
  Book value................................................................         49.56                  N/A
  Dividends.................................................................           .25                  .50


------------------

(1) Assumes all Arbor shareholders elect to receive Vornado Common Shares. The unaudited equivalent pro forma per share amounts are calculated by multiplying the Vornado pro forma share amounts by the Common Share Exchange Ratio of
0.243810 of a Vornado Common Share for each Arbor Common Share.



(2) Assumes all Arbor shareholders elect to receive Vornado Series A Preferred Shares. The unaudited equivalent pro forma per share amounts are calculated by multiplying the Vornado pro forma share amounts by the Preferred Share Exchange Ratio of 0.153846 of a Vornado Series A Preferred Share for each Arbor Common Share.

                                  RISK FACTORS

     Shareholders should carefully consider, among other factors, the matters described below.

REAL ESTATE INVESTMENT CONSIDERATIONS

  GENERAL

     Real property investments are subject to varying degrees of risk. Real estate values are affected by changes in the general economic climate, local conditions such as an oversupply of or a reduction in demand for real estate in the area, the attractiveness of the Company's properties to tenants, the quality, philosophy and performance of management, competition from comparable properties, inability to collect rent from tenants, the effects of any bankruptcies of major tenants, changes in market rental rates, the need to periodically repair, renovate and rent space and to pay the costs thereof (including, without limitation, substantial tenant improvement and leasing costs of re-leasing office space), and increases in operating costs due to inflation and other factors (including increased real estate taxes), which increases may not necessarily be passed through fully to tenants. Real estate values are also affected by such factors as government regulations and changes in zoning or tax laws, interest rate levels, the availability of financing and potential liability under environmental and other laws. Changes in any of the foregoing factors could result in a decline in rents obtained and/or occupancy levels at the Company's properties. A decline in rental revenues could result in a lower level of funds available for distribution to Vornado's shareholders.

  DEPENDENCE ON TENANTS

     The Company's results of operations will depend on its ability to continue to lease space in its real estate properties on economically favorable terms. In addition, as substantially all of the Company's income is derived from rentals of real property, the Company's income and funds available for distribution to Vornado's shareholders would be adversely affected if a significant number of the Company's lessees were unable to meet their obligations to the Company. In the event of default by a lessee, the Company may experience delays in enforcing its rights as lessor and may incur substantial costs in protecting its investment. Currently only one of the Company's tenants, Bradlees, Inc. ('Bradlees'), represents more than 3% of the Company's pro forma revenues. Bradlees accounted for approximately 10.5% of pro forma property rentals for the year ended December 31, 1996.

  BANKRUPTCY OF TENANTS

     There have been a number of recent bankruptcies in the retail industry, including certain tenants of the Company. The bankruptcy or insolvency of a major tenant may have a material adverse effect on the shopping centers affected and the income produced by such properties. The Company's leases generally do not contain restrictions designed to ensure the creditworthiness of the tenant. As a result, the bankruptcy or insolvency of a major tenant could result in a lower level of funds from operations available for distribution to Vornado's shareholders.

     In June 1995, Bradlees filed for protection under Chapter 11 of the U.S. Bankruptcy Code. The Company currently leases 16 locations to Bradlees. Of these locations, 14 are fully guaranteed by Stop & Shop Companies, Inc. ('Stop & Shop'), a wholly-owned subsidiary of Royal Ahold NV, a leading international food retailer, and one is guaranteed as to 70% of the rent. During 1996, Bradlees rejected three leases and assigned one lease to Kohl's Department Stores, Inc. These four leases are fully guaranteed by Stop & Shop. Montgomery Ward & Co., Inc. (a previous lessee currently operating under Chapter 11 of the U.S. Bankruptcy Code) remains liable on eight of the leases guaranteed by Stop & Shop, including the rent it was obligated to pay--approximately 70% of current rent. The failure of Stop & Shop to perform its obligations with respect to these leases could result in a decline in the level of the Company's rental revenues and, as a result, in a lower level of funds from operations being available for distribution to Vornado's shareholders.

  ACQUISITION AND DEVELOPMENT RISKS

     The Company may acquire or develop properties or acquire other real estate companies when it believes that an acquisition or development is consistent with its business strategies. In addition, the Company anticipates that, in certain circumstances, it may use Operating Partnership units ('Units') as consideration for acquisitions from tax-sensitive sellers and, in connection with such acquisitions, it may agree to certain restrictions on the Company's ability to sell, or reduce the mortgage indebtedness on, such acquired assets, including agreeing not to sell properties for significant periods of time. These transactions also may increase the Operating Partnership's indebtedness as a percentage of the Company's asset value or market capitalization, which may impair the ability of the Company to take actions that would otherwise be in the best interests of Vornado and its shareholders. A significant increase in the level of the Company's indebtedness could affect the Operating Partnership's ability to make required principal and interest payments with respect to indebtedness. See also '--Leverage.'

  ILLIQUIDITY OF ASSETS; RESTRICTIONS ON DISPOSITIONS OF MORTGAGED PROPERTIES

     Equity real estate investments are relatively illiquid and therefore tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. In addition, certain significant expenditures associated with each equity investment (such as mortgage payments, real estate taxes and maintenance costs) are generally not reduced when circumstances cause a reduction in income from the investment. Should such events occur, the Company's income and funds available for distribution to Vornado's shareholders would be adversely affected. A portion of the Company's properties are mortgaged to secure payment of indebtedness, and if the Company were unable to meet its mortgage payments, a loss could be sustained as a result of foreclosure on the properties by the mortgagee. In addition, if it becomes necessary or desirable for the Company to dispose of one or more of the mortgaged properties, the Company might not be able to obtain release of the lien on such mortgaged property. The foreclosure of a mortgage on a property or inability to sell a property could affect the level of funds available for distribution to Vornado shareholders. See 'Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources' and the Notes to the Consolidated Financial Statements contained in the Company's Annual Report on Form 10-K, as amended, for the Fiscal Year Ended December 31, 1996, incorporated in this Proxy Statement/Prospectus by reference for information regarding the terms of the mortgages encumbering the Company's properties.

SUBSTANTIAL INFLUENCE OF CONTROLLING SHAREHOLDER; POSSIBLE CONFLICTS OF INTEREST; RELATED PARTY TRANSACTIONS


     As of October 27, 1997, Interstate Properties, a New Jersey general partnership ('Interstate'), owns 17.8% of the outstanding Vornado Common Shares (assuming conversion of all Operating Partnership Units) and Units of the Operating Partnership. Steven Roth, Chairman of the Board and Chief Executive Officer of the Company, is the managing general partner of Interstate. Mr. Roth, David Mandelbaum and Russell B. Wight, Jr. are the three partners of Interstate. Messrs. Roth, Mandelbaum and Wight and Interstate own, in the aggregate, 21.1% of the outstanding Vornado Common Shares and Units of the Operating Partnership.



     As of October 27, 1997, the Company owned 29.3% of the outstanding common stock of Alexander's. Alexander's is a real estate investment trust engaged in leasing, managing, developing and redeveloping properties, focusing primarily on the locations where its department stores (which ceased operations in 1992) formerly operated. Alexander's has nine properties which are located in the New York City region. Interstate owns an additional 27.1% of the outstanding common stock of Alexander's as of such date. Mr. Roth, the Company's Chief Executive Officer, and Michael D. Fascitelli, the Company's President, are directors of Alexander's. Messrs. Mandelbaum, Richard R. West and Wight, members of the Vornado Board, are also members of the Board of Directors of Alexander's.


     Because of the foregoing, Mr. Roth and Interstate may have substantial influence on the Company and Alexander's on the outcome of any matters submitted to the Company's or Alexander's shareholders for approval. In addition, certain decisions concerning the operations or financial structure of the Company may present conflicts of interest among Messrs. Roth, Mandelbaum and Wight and Interstate and the Company's other shareholders. In addition, Mr. Roth and Interstate engage in a wide variety of activities in the real estate business which may result in conflicts of interest with respect to certain matters affecting the Company or Alexander's, such as determination of which of such entities or persons, if any, may take advantage of potential business opportunities, decisions concerning the business focus of such entities (including decisions concerning the types of properties and geographic locations in which such entities make investments), demands on the time of Mr. Roth and certain of the executive officers of the Company and changes of existing arrangements between Mr. Roth, the Company and Interstate, potential competition between business activities conducted, or sought to be conducted, by the Company, Interstate and Alexander's (including competition for properties and tenants), possible corporate transactions (such as acquisitions) and other strategic decisions affecting the future of such parties.

     Bernard Mendik, the Company's co-chairman, owns direct and indirect managing general partner interests in two properties (Two Park Avenue and 330 Madison Avenue) in which the Company owns a partial interest, direct and indirect interests in numerous additional office properties and other real estate assets, and interests in certain property services businesses, including in businesses which provide cleaning and related services, security services and facilities management services, which interests may give rise to certain conflicts of interest concerning the fulfillment of Mr. Mendik's responsibility as a trustee of the Company.

     The Mendik Group (the 'Mendik Group,' as used herein, Bernard H. Mendik, David R. Greenbaum and certain entities controlled by them) owns an entity which provides cleaning and related services and security services to office properties. The Company has entered into contracts with the Mendik Group to provide such services to the certain office properties in which the Company owns a 100% interest. Although the terms and conditions of the contracts pursuant to which these services will be provided were not negotiated at arm's length, the Company believes based upon comparable fees charged to other real estate companies, that the terms and conditions of such contracts are fair to the Company, although there can be no assurance to this effect.

  ALEXANDER'S MANAGEMENT AND DEVELOPMENT AGREEMENT

     Pursuant to a Management and Development Agreement (the 'Management Agreement') between the Company and Alexander's, the Company has agreed to manage Alexander's business affairs and manage and develop Alexander's properties for an annual fee. The Management Agreement was assigned by the Company to Vornado Management Corp. ('VMC'), a New Jersey corporation. The Company owns 100% of the outstanding shares of non-voting preferred stock of VMC (which entitles the Company to 95% of the economic benefits of VMC through distributions), and Messrs. Roth and West own 100% of the outstanding shares of common stock of VMC. The Company also acts as a leasing agent for Alexander's properties on a fee basis under a leasing agreement. In addition, the Company lent Alexander's $45 million, the subordinated tranche of a $75 million secured financing, the balance of which was funded by a bank. None of Mr. Roth, Interstate or Vornado is obligated to present to Alexander's any particular investment opportunity which comes to his or its attention, even if such opportunity is of a character which might be suitable for investment by Alexander's.

  LEASING SERVICES PROVIDED TO OTHER PROPERTIES

     The Mendik Management Company Inc. (the 'Management Corporation') (which is controlled by Messrs. Mendik, Greenbaum and Fascitelli and not by the Company)

provides management and leasing services to properties in which the Company owns less than a 100% interest as well as to other office properties (including several properties in which the Mendik Group has an interest). Certain conflicts of interest may result from the Management Corporation providing leasing services both to properties in which the Company has an interest and other properties in which the Mendik Group has an interest.

LEGAL STRUCTURE

     Vornado is a real estate investment trust formed under Title 8. Substantially all of Vornado's assets consist of its partnership interests in the Operating Partnership, of which Vornado is the general partner. Substantially all of the Operating Partnership's properties and assets are held through subsidiaries. Any right of Vornado's shareholders to participate in any distribution of the assets of any of the Company's indirect subsidiaries upon the liquidation, reorganization or insolvency of such subsidiary (and any consequent right of the Company's securityholders to participate in those assets) will be subject to the claims of the creditors (including trade creditors) and preferred stockholders, if any, of the Operating Partnership and such subsidiary, except to the extent the Company has a claim against such subsidiary as a creditor of such subsidiary. In addition, in the event that claims of the Company as a creditor of a subsidiary are recognized, such claims would be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company. See also '--Potential Anti-takeover Effects of Charter Documents and Applicable Law' and '--Leverage.'

LEVERAGE


     As of September 30, 1997, the Company had aggregate indebtedness outstanding of approximately $743 million, of which $463 million is secured by Company properties. Of the approximately $743 million of outstanding indebtedness, Vornado Finance L.P., a Delaware limited partnership and subsidiary of the Operating Partnership ('Vornado Finance'), has outstanding an aggregate of $227,000,000 of 6.36% Collateralized Notes Due December 1, 2000 (the 'Collateralized Notes'), secured by a mortgage note, mortgage and various other instruments, documents and agreements executed in connection therewith by other subsidiaries of the Operating Partnership owning, in the aggregate, the interests in 44 of the Company's properties.


     The indenture relating to the Collateralized Notes of Vornado Finance provides that all cash flows from the 44 Company properties which are collateral for the Collateralized Notes will be deposited in a segregated trust account. So long as no event of default under the indenture has occurred and is continuing, Vornado Finance may withdraw funds from such trust account to the extent that the amounts in such account exceed a certain minimum reserve level. Such minimum reserve level equals the sum of (i) the amount of current or past due operating expenses of Vornado Finance and its subsidiaries, (ii) indebtedness of Vornado

Finance and its subsidiaries due prior to such withdrawal and (iii) accrued and unpaid interest on the Collateralized Notes; provided that (a) if the debt service coverage ratio (as defined in the indenture relating to the Collateralized Notes) is less than 2.0 and greater than or equal to 1.8, the amount in (iii) above is increased by an amount equal to six months interest on the Collateralized Notes and (b) if the debt service coverage ratio is less than 1.8, the amount in (iii) above is increased by an amount equal to 18 months interest on the Collateralized Notes. As a result of these limitations on cash flows relating to such properties, which cash flows represented approximately 83% of cash flows from properties of the Operating Partnership and its consolidated subsidiaries in 1996, the Operating Partnership's ability to pay interest and principal on its indebtedness may be adversely affected.

     Vornado has historically maintained a relatively low level of debt to market capitalization of between 15% and 35%. As of September 15, 1997, the level of debt to market capitalization was 31%. In the future, in connection with its strategy for growth, this percentage may increase. This policy may be reviewed and modified from time to time by the Company without the vote of shareholders.

GEOGRAPHIC CONCENTRATION

     For the year ended December 31, 1996, 78% of the Company's revenues were derived from properties located in New York City and New Jersey. In addition, the Company may concentrate a significant portion of its future acquisitions in New York City and New Jersey. Like other real estate markets, the real estate market in New York City and New Jersey experienced economic downturns in the past, including most recently in the late 1980s and early 1990s. Future declines in the economy or the real estate markets in New York City and New Jersey could adversely affect the Company's financial performance. The Operating Partnership's financial performance and its ability to make distributions to its partners, including Vornado, are dependent on conditions in the economy and the real estate markets in New York City and New Jersey, which may be affected by a number of factors, including the economic climate in New York City and New Jersey (which may be adversely affected by business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics, increased telecommuting, infrastructure quality in New York City and New Jersey and other factors) and conditions in the real estate markets in New York City and New Jersey (such as oversupply of or reduced demand for real estate). There can be no assurance as to the continued strength of the economy, or the continued strength of the real estate markets, in New York City and New Jersey.

ENVIRONMENTAL MATTERS

     Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up certain hazardous substances released at a property, and may be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and clean-up costs incurred by the parties in connection with the contamination. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of contamination or the failure to remediate contamination may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. Other federal, state and local laws, ordinances and regulations require abatement or removal of certain asbestos-containing materials in the event of demolition or certain renovations or remodeling and also govern emissions of and exposure to asbestos fibers in the air. The operation and subsequent removal of certain underground storage tanks are also regulated by Federal and state laws. In connection with the ownership, operation and management of its properties, the Company could be held liable for the costs of remedial action with respect to such regulated substances or tanks or related claims.

     Each of the Company's properties has been subjected to varying degrees of environmental assessment, which generally did not include soil sampling or subsurface investigations, at various times. The environmental assessments did not reveal any environmental condition or liability that the Company believes will have a material adverse effect on the Company's business, assets or results of operations. However, there can be no assurance that the identification of new areas of contamination, change in the extent or known scope of contamination, the discovery of additional sites or changes in cleanup requirements would not result in significant costs to the Company.

COMPETITION

     The leasing of real estate is highly competitive. The principal means of competition are rent charged, location, services provided and the nature and condition of the facility to be leased. The Company directly competes with all lessors and developers of similar space in the areas in which its properties are located. Demand for retail space has been impacted by the recent bankruptcy of a number of retail companies and a general trend toward consolidation in the retail industry which could adversely affect the ability of the Company to attract and retain tenants.

     The Company's shopping center properties are generally located on major regional highways in mature, densely populated areas. These shopping center properties compete with, among others, free standing stores, neighborhood centers and stores leased on the periphery of regional malls. Further, the general economic climate (such as household disposable income) and the conditions of shopping center markets (such as oversupply of or reduced demand for retail space) in the places where the shopping center properties are located could adversely affect the Company's financial condition.

     The Company's office building properties are concentrated in highly developed areas of midtown Manhattan. Manhattan is the largest office market in the United States. The number of competitive office properties in Manhattan could have a material adverse effect on the Company's ability to lease office space at its properties, and on the effective rents the Company is able to charge. These competing properties may be newer or better located. In addition, the Company may compete with other property owners (including other REITs that currently invest in markets other than Manhattan) that are willing to acquire properties in transactions which are more highly leveraged than the Company is willing to undertake.

DEPENDENCE ON KEY PERSONNEL

     The Company is dependent on the efforts of Steven Roth, the Chairman and Chief Executive Officer of Vornado, and Michael D. Fascitelli, the President of Vornado. While the Company believes that it could find replacements for these key personnel, the loss of their services could have an adverse effect on the operations of the Company.

CONSEQUENCES OF THE FAILURE TO QUALIFY OR REMAIN QUALIFIED AS A REIT

     Although Vornado's management believes that Vornado will remain organized and will continue to operate so as to qualify as a REIT for federal income tax purposes, no assurance can be given that it will remain so qualified. Qualification as a REIT for federal income tax purposes involves the application of highly technical and complex provisions of the Code for which there are only limited judicial or administrative interpretations, and the determination of various factual matters and circumstances not entirely within the control of Vornado may impact its ability to qualify as a REIT. In addition, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not significantly change the tax laws with respect to the requirements for qualification as a REIT or the federal income tax consequences of such qualification. Vornado, however, is not aware of any proposal to amend the tax laws that would significantly and adversely affect its ability to operate in such a manner as to qualify as a REIT.

     If, with respect to any taxable year, Vornado fails to qualify as a REIT, it would not be allowed a deduction for distributions to shareholders in computing its taxable income and would be subject to Federal income tax (including any applicable alterative minimum tax) on its taxable income at regular corporate rates. As a result, the amount available for distribution to shareholders would be reduced for the year or years involved, and distributions would no longer be required to be made. In addition, unless entitled to relief under certain statutory provisions, Vornado would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. Notwithstanding that Vornado currently intends to operate in a manner designed to allow it to qualify as a REIT, future economic, market, legal, tax or other considerations may cause it to determine that it is in the best interest of Vornado and its shareholders to revoke the REIT election.

POTENTIAL ANTI-TAKEOVER EFFECTS OF CHARTER DOCUMENTS AND APPLICABLE LAW

     Generally, for Vornado to maintain its qualification as a REIT under the Code, not more than 50% in value of the outstanding shares of beneficial interest of Vornado may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of Vornado's taxable year (other than the first taxable year for which the election to be treated as a REIT has been made). The Vornado Declaration of Trust, subject to certain exceptions, provides that no person may own more than 6.7% of the outstanding Vornado Common Shares or 9.9% of the outstanding Vornado Preferred Shares (as defined herein under 'Description of Shares of Beneficial Interest'). These restrictions on transferability and ownership may delay, defer or prevent a transaction or a change in control of Vornado that might involve a premium price or otherwise be in the best interest of the shareholders. See 'Description of Shares of Beneficial Interest-- Description of Vornado Series A Preferred Shares--Restrictions on Ownership' and 'Description of Shares of Beneficial Interest--Description of Vornado Common Shares--Restrictions on Ownership.'

     The Vornado Board is divided into three classes of trustees. Trustees of each class are chosen for three-year staggered terms. Staggered terms of trustees may reduce the possibility of a tender offer or an attempt to change control of Vornado, even though a tender offer or change in control might be in the best interest of the shareholders.


     The Vornado Declaration of Trust authorizes the Vornado Board to cause Vornado to issue additional authorized but unissued shares of Vornado Common Shares or Vornado Preferred Shares and to classify or reclassify any unissued Vornado Preferred Shares and to set the preferences, rights and other terms of such classified or unclassified shares. Although the Vornado Board has no such intention at the present time, it could establish a series of Vornado Preferred Shares that could, depending on the terms of such series, delay, defer or prevent a transaction or a change in control of Vornado that might involve a premium price or otherwise be in the best interest of the shareholders. The Vornado Declaration of Trust and Vornado's Bylaws contain other provisions that may delay, defer or prevent a change in control of Vornado or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders.


     Under the Maryland General Corporation Law, as amended ('MGCL'), as applicable to real estate investment trusts, certain 'business combinations' (including certain issuances of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares (an 'Interested Shareholder') or an affiliate thereof are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be approved by two super-majority shareholder votes unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its common shares. As permitted by Maryland law, the Vornado Board has adopted a resolution exempting any business combination between any trustee or officer of Vornado (or their affiliates) and Vornado. As a result, the trustees and officers of Vornado and their affiliates may be able to enter business combinations with Vornado which may not be in the best interest of shareholders and, with respect to business combinations with other persons, the business combination provisions of the MGCL may have the effect of delaying, deferring or preventing a transaction or a change in the control of Vornado that might involve a premium price or otherwise be in the best interest of the shareholders.


RISKS ASSOCIATED WITH ACQUISITION OF COLD STORAGE COMPANIES



     On September 26, 1997, the Company entered into agreements to acquire Americold Corporation ('Americold') and URS Logistics, Inc. ('URS', and together with Americold, the 'Cold Storage Companies'). Americold is the nation's largest cold storage and logistics warehouse company. URS is a leading provider of refrigerated and frozen storage and frozen food distribution services. The Company has not previously engaged in the cold storage business and there can be no assurance that the Company will be able to successfully manage the Cold Storage Companies' businesses. The businesses of the Cold Storage Companies may also be subject to certain other risks, including dependence on key customers and downturns in agricultural markets resulting from severe weather or other factors. In addition, certain of Americold's existing debt may be in default (upon completion of the acquisition) and/or contains covenants that restrict Americold's ability to pay dividends, make investments or acquisitions, or engage in certain other corporate transactions. Although the Company expects to refinance such debt of Americold, there can be no assurance as to the availability on acceptable terms or timing of such refinancings. See the Company's Current Report on Form 8-K, dated September 22, 1997 and filed with the SEC on October 8, 1997, incorporated in this Proxy Statement/Prospectus by reference for information regarding the acquisitions of the Cold Storage Companies.



LACK OF CONTROL OF AFFILIATES



     Certain of the Company's businesses are currently conducted by corporations in which the Company owns all of the preferred stock ('preferred stock affiliates') and none of the common equity. Ownership of the preferred stock entitles the Company to substantially all of the economic benefits of such affiliates. The common stock of the preferred stock affiliates is owned by officers and/or trustees of Vornado. Accordingly, the Company is not able to elect the boards of directors of the preferred stock affiliates, and does not have the authority to control the management and operations of such affiliates. As a result, the Company does not have the right to control the timing or amount of dividends paid by such affiliates and, therefore, does not have the authority to require that funds be distributed to it by any of these entities. To date, the EBITDA (earnings before interest, taxes, depreciation and amortization) contribution of the Company's existing preferred stock affiliates has not been material. The Company anticipates that the acquisition of the Cold Storage Companies will initially be conducted through newly created preferred stock affiliates, the common stock of which will be owned by Vornado officers and/or trustees.


NO ASSURANCE AS TO TRADING PRICE OR LIQUIDITY OF VORNADO SHARES

     The relative stock prices of the Vornado Common Shares and the Vornado Series A Preferred Shares at the Effective Time and thereafter may vary significantly from their respective prices as of the date of the execution of the Merger Agreement, the date of this Proxy Statement/Prospectus or the date of the Special Meeting due to changes in the business, operations or financial prospects of Vornado, general market and economic conditions and other factors. While both the Vornado Common Shares and the Vornado Series A Preferred Shares are currently traded on the NYSE and, pursuant to the Merger Agreement, Vornado has agreed to use its best efforts to list for trading on the NYSE the Vornado Shares to be issued in connection with the Merger, there can be no assurance that the liquidity of the market for the Vornado Shares will be maintained after the Effective Time. Consequently, there is no assurance as to the trading price or the liquidity of the Vornado Shares to be received by the holders of Arbor Common Shares if the Merger is consummated.

BENEFITS TO CERTAIN TRUSTEES AND OFFICERS OF ARBOR; POSSIBLE CONFLICTS OF
INTEREST

     In considering the recommendations of the Arbor Board with respect to the Merger Agreement and the transactions contemplated thereby, Arbor shareholders should be aware that certain members of the Arbor Board and certain officers of Arbor have certain interests in the Merger which are in addition to the interests of Arbor shareholders generally. See 'The Merger--Interests of Certain Persons in the Merger.'

REDUCTION IN DIVIDEND RATE

     Subsequent to the Merger, distributions on Vornado Common Shares or Vornado Series A Preferred Shares issued pursuant to the Merger in exchange for each Arbor Common Share are expected to be less than the current distributions per Arbor Common Share.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The Merger is intended to be a tax-free reorganization within the meaning of Section 368(a) of the Code. Arbor believes that, in general, no gain or loss should be recognized for federal income tax purposes by an Arbor shareholder as a result of the Merger except with respect to cash received in lieu of fractional share interests. However, if the Merger is ultimately determined not to be a tax-free reorganization, an Arbor shareholder could be subject to adverse tax consequences, including without limitation the recognition of taxable gain by Arbor shareholders without a corresponding distribution of cash in connection with the Merger, as a result of which Arbor shareholders may be required to sell Vornado Shares or use other resources in order to pay the taxes imposed upon such taxable income. Arbor has received an opinion of Wolf, Block, Schorr and Solis-Cohen LLP, counsel to Arbor, to the effect that, although the question is not completely free from doubt, the Merger will constitute a tax-free reorganization. See 'Federal Income Tax Considerations--The Merger.'

 CONSOLIDATED RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND VORNADO PREFERRED
                          SHARE DIVIDEND REQUIREMENTS

     For purposes of calculating the following ratios, (i) earnings represent income from continuing operations before income taxes, plus fixed charges, and
(ii) fixed charges represent interest expense on all indebtedness (including amortization of deferred debt issuance costs) and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals).

                                                                        SIX
                                                                       MONTHS
                                                                       ENDED            YEAR ENDED DECEMBER 31,
                                                                      JUNE 30,    ------------------------------------
                                                                        1997      1996    1995    1994    1993    1992
                                                                      --------    ----    ----    ----    ----    ----
Ratio of Earnings to Combined Fixed Charges and Vornado Preferred
  Share Dividend Requirements......................................     1.83      4.56    4.06    3.54    1.80    1.07

                                 THE COMPANIES

VORNADO


     Vornado is a fully-integrated real estate investment trust organized under the laws of the state of Maryland. In April 1997, Vornado transferred substantially all of its assets to the Operating Partnership, a Delaware limited partnership. As a result, Vornado now conducts its business through, and substantially all of its interests in properties are held by, the Operating Partnership, in which it is the sole general partner and in which it owns an approximately 90% limited partnership interest as of October 27, 1997. The Operating Partnership currently owns: (i) 58 shopping center properties in seven states and Puerto Rico containing 10.5 million square feet, including 1.2 million square feet built by tenants on land leased from the Company; (ii) all or portions of 10 office building properties in the New York City metropolitan area (primarily Manhattan) containing 5.0 million square feet; (iii) eight warehouse/industrial properties in New Jersey containing 2.0 million square feet; (iv) approximately 29.3% of the outstanding common stock of Alexander's, which has nine properties in the New York City metropolitan area; (v) a 40% interest in a hotel containing 800,000 square feet of space with 1,700 rooms and 400,000 square feet of retail and office space; (vi) mortgages on various office, restaurant and other retail properties; and (vii) other owned retail properties.


ARBOR

     Arbor is a single-property real estate investment trust organized as a business trust under the laws of the state of Delaware. Arbor, through its wholly-owned subsidiary Green Acres Mall, L.L.C., owns and operates the Green Acres Mall, a 1.7 million square foot super-regional enclosed shopping mall complex situated in southwestern Nassau County, Long Island, New York. The Green Acres Mall is anchored by four major department stores: Sears, Roebuck and Co., J.C. Penney Company, Inc., and Federated Department Stores, Inc., doing business as Stern's and as Macy's. The complex also includes The Plaza at Green Acres, a 179,000 square foot shopping center which is anchored by Kmart and Waldbaums. Integral to the complex, but situated on property not owned by Arbor, are Home Depot (on land sold by Arbor in 1994) and Caldor stores comprising approximately an additional 240,000 square feet.

MERGER SUB

     Merger Sub, a Delaware corporation and a wholly-owned subsidiary of Vornado, was formed by Vornado solely for the purpose of effecting the Merger.


ESTABLISHMENT OF NEW OPERATING COMPANY



     The Company is contemplating establishing a new taxable operating company to conduct certain activities that would not be permitted to be conducted by the Company as a REIT. If the Company takes such action, the Operating Partnership would spin off pro rata to its partners, including Vornado, the shares of the new company, and Vornado would distribute pro rata to holders of Vornado Common Shares the shares it receives. No assurance can be given concerning the timing of any such transaction, or whether such transaction will occur.

                              THE SPECIAL MEETING

GENERAL


     This Proxy Statement/Prospectus is being furnished to Arbor shareholders in connection with the solicitation of proxies by the Arbor Board for use at the

Special Meeting, to be held on December 4, 1997, and any adjournments or postponements thereof, to consider and vote upon the approval of the Merger Agreement and approval of the transactions contemplated thereby and to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.


     THE ARBOR BOARD HAS UNANIMOUSLY (WITH KIMLI CROSS SMITH ABSTAINING BECAUSE SHE HAD BEEN OFFERED A SENIOR POSITION WITH VORNADO) APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY (WITH MS. SMITH ABSTAINING) RECOMMENDS THAT THE ARBOR SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY.

     Each copy of this Proxy Statement/Prospectus mailed to holders of Arbor Common Shares is accompanied by a form of proxy for use at the Special Meeting.

     This Proxy Statement/Prospectus is also furnished to Arbor shareholders as a prospectus in connection with the issuance by Vornado of Vornado Common Shares and Vornado Series A Preferred Shares in connection with the Merger.

DATE, PLACE AND TIME


     The Special Meeting will be held at The Penn Club, 30 West 44th Street, New York, New York 10036 on December 4, 1997 at 9:30 a.m., local time.


RECORD DATE

     The close of business on October 24, 1997 has been fixed as the Record Date for the determination of the holders of Arbor Common Shares entitled to receive notice of and to vote at the Special Meeting and at any adjournments or postponements thereof.

VOTES REQUIRED


     As of October 24, 1997, there were 12,297,705 Arbor Common Shares issued and outstanding. Each Arbor Common Share outstanding on the Record Date is entitled to one vote upon each matter properly submitted at the Special Meeting. The affirmative vote of the holders of at least a majority of the outstanding Arbor Common Shares present in person or by proxy at the Special Meeting and entitled to vote is required to approve the Merger Agreement and to approve the transactions contemplated thereby.


     The presence in person or by proxy at the Special Meeting of the holders entitled to vote a majority of the outstanding Arbor Common Shares is necessary to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in the calculation of the number of shareholders who are present at the Special Meeting for the purposes of determining a quorum. Abstentions will have the effect of a vote against the approval of the Merger Agreement and the transactions contemplated thereby. Under the rules of the NYSE, brokers who hold shares in street name for customers will not have the authority to vote on the Merger unless they receive specific instructions from beneficial owners. Broker non-votes will not be counted as a vote for or against the approval of the Merger Agreement and the transactions contemplated thereby.


     As of October 24, 1997, trustees and executive officers of Arbor and its affiliates owned beneficially an aggregate of 1,795,354 Arbor Common Shares (including shares which may be acquired within 60 days upon exercise of stock options) or less than 14.6% of the Arbor Common Shares outstanding on such date. Myles H. Tanenbaum, Arbor's President, who together with family members owns approximately 9.6% of the outstanding Arbor Common Shares, has agreed to vote his Arbor Common Shares at the Special Meeting in favor of approval of the transactions contemplated thereby, and the other trustees and executive officers of Arbor have indicated their intention to vote their Arbor Common Shares in favor of approval of the Merger Agreement and approval of the transactions contemplated thereby. In addition, Mr. Tanenbaum has agreed to make a Common Election with respect to his Arbor Common Shares.

     See 'The Merger--Interests of Certain Persons in the Merger.'

VOTING AND REVOCATION OF PROXIES


     Arbor Common Shares represented by a proxy properly signed and received at or prior to the Special Meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, ARBOR COMMON SHARES REPRESENTED BY THE PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND TO APPROVE THE TRANSACTIONS CONTEMPLATED THEREBY. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the proxy is voted by filing a duly executed revocation or a duly executed proxy bearing a later date with the Secretary of Arbor prior to or at the Special Meeting, or by voting in person at the Special Meeting, although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy. All written notices of revocation and other communications with respect to revocation of Arbor proxies should be addressed as follows: Arbor Property Trust, One Tower Bridge, Suite 800, West Conshohocken, Pennsylvania 19428, Attention: Secretary. In addition, all such communications for Arbor between November 26, 1997 and December 3, 1997 may be sent by Federal Express Priority Overnight delivery service at the expense of Arbor to: Arbor Property Trust, One Tower Bridge, Suite 800, West Conshohocken, Pennsylvania 19428, Attention: Secretary.


     For more information on the use of Federal Express Priority Overnight delivery service for notices of revocation and other communications with respect to revocations of proxies, shareholders of Arbor should call Arbor's proxy solicitor, MacKenzie Partners, Inc., at 1-800-322-2885. See '--Solicitation of Proxies.'


     The Arbor Board is not currently aware of any business to be acted upon at the Special Meeting, other than as described herein. If, however, other matters are properly brought before the Special Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their best judgment.

     Shareholders of Arbor will not be entitled to present any matter for consideration at the Special Meeting.

SOLICITATION OF PROXIES

     In addition to solicitation by mail, trustees, officers and employees of Arbor, none of whom will be specifically compensated for such services, may solicit proxies from the shareholders of Arbor personally or by telephone, telecopy or telegram or other forms of communication. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

     In addition, Arbor has retained MacKenzie Partners, Inc. to assist in the distribution of proxy materials and in the solicitation of proxies from its shareholders. The fees to be paid to MacKenzie Partners, Inc. for such services by Arbor are not expected to exceed $7,500 plus reasonable out-of-pocket costs and expenses. Arbor will bear its own expenses in connection with the solicitation of proxies for the Special Meeting, except that each of Vornado and Arbor will pay one-half of all printing, filing and mailing costs and expenses incurred in connection with the Registration Statement and this Proxy Statement/Prospectus.

ELECTION TO RECEIVE VORNADO COMMON SHARES OR VORNADO SERIES A PREFERRED SHARES

     If the Merger is consummated, holders of Arbor Common Shares will receive, at their election, either Vornado Common Shares pursuant to a Common Election or Vornado Series A Preferred Shares pursuant to a Preferred Election. Also enclosed with this Proxy Statement/Prospectus is the Form of Election for holders of Arbor Common Shares to indicate either a Common Election or a Preferred Election. Holders of Arbor Common Shares should complete the Form of Election and return it to the Exchange Agent in a timely fashion, as more completely described in 'The Merger--Election Procedures,' whether such holders vote for or against approval of the Merger Agreement and the transactions contemplated thereby or do not vote. FAILURE TO TIMELY COMPLETE

AND RETURN THE FORM OF ELECTION WILL RESULT IN THE HOLDER OF ARBOR COMMON SHARES RECEIVING VORNADO COMMON SHARES IN THE MERGER. The Form of Election should be sent directly to the Exchange Agent in the envelope enclosed for such purpose. ARBOR SHAREHOLDERS SHOULD NOT RETURN THEIR FORM OF ELECTION WITH THEIR PROXY CARD.

                ARBOR SHAREHOLDERS SHOULD NOT SEND ARBOR COMMON

                   SHARE CERTIFICATES WITH THEIR PROXY CARDS.

 ARBOR SHAREHOLDERS SHOULD COMPLETE THE ENCLOSED FORM OF ELECTION AND RETURN
       IT TO THE EXCHANGE AGENT IN THE APPROPRIATE ENVELOPE AS SOON AS
          POSSIBLE. ARBOR SHAREHOLDERS SHOULD NOT SEND THEIR FORM OF
                       ELECTION WITH THEIR PROXY CARDS.

                                   THE MERGER

     This section of the Proxy Statement/Prospectus describes certain aspects of the Merger. To the extent that it relates to the Merger Agreement, the following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to this Proxy Statement/Prospectus and is incorporated herein by reference. All shareholders of Arbor are urged to read the Merger Agreement in its entirety.

GENERAL


     The Merger Agreement provides for a business combination between Vornado and Arbor in which, subject to the satisfaction of the conditions therein, Arbor will be merged with and into Merger Sub and the holders of Arbor Common Shares (other than Excluded Arbor Common Shares) will be issued, at the election of such holders, Vornado Common Shares or Vornado Series A Preferred Shares in a transaction intended to qualify as a reorganization within the meaning of
Section 368(a) of the Code for federal income tax purposes. In the Merger, each outstanding Arbor Common Share (other than Excluded Arbor Common Shares) will be converted into the right to receive, and become exchangeable for, at the election of such holder 0.243810 Vornado Common Shares or 0.153846 Vornado Series A Preferred Shares and the right to receive a cash payment in lieu of fractional shares, if any. There are no dissenters' rights of appraisal available to holders of Arbor Common Shares. See '--Appraisal Rights.' As a result of the Merger, assuming that all holders of Arbor Common Shares elect to receive Vornado Common Shares, holders of Arbor Common Shares immediately prior to the Merger will own approximately 4.3% of the outstanding Vornado Common Shares after the Merger (based on the number of shares of Vornado Common Shares and Arbor Common Shares outstanding as of October 27, 1997). As a result of the Merger, assuming that all holders of Arbor Common Shares elect to receive Vornado Series A Preferred Shares, holders of Arbor Common Shares immediately prior to the Merger will own approximately 24.8% of the outstanding Vornado Series A Preferred Shares after the Merger (based on the number of Vornado Series A Preferred Shares and Arbor Common Shares outstanding as of October 27,
1997).


BACKGROUND OF THE MERGER

     In February 1995, following authorization by the Arbor Board, for reasons included below under the caption '--Reasons for the Merger; Recommendations of the Arbor Board of Trustees,' Arbor's management engaged Goldman Sachs to act as

Arbor's financial advisor to assist in effectuating a potential strategic transaction such as a merger with a larger publicly-traded REIT or other real estate company or a disposition of Arbor's assets.

     Goldman Sachs and Arbor's management prepared and distributed financial and other information concerning Arbor, substantial portions of which were confidential, to certain parties acceptable to Arbor's management and considered by Goldman Sachs to be qualified and potentially interested parties, each of which entered into a confidentiality agreement in advance of receiving the information which had been prepared.

     As discussions with these parties were underway, it became apparent that two factors weighed heavily against completing a transaction at that time. First, such a transaction would be subject to the New York State Real Property Transfer Gains Tax (the 'Gains Tax') which would substantially reduce the net proceeds to Arbor's shareholders. New York State's then newly-elected Governor, George Pataki, had publicly favored the repeal of the Gains Tax and, while discussions with potential merger partners were underway, a bill aimed at repeal of the Gains Tax was introduced in the New York State Senate, providing a reasonable possibility that legislation would be enacted resulting in repeal or a rate reduction or a possible exemption from the Gains Tax for transfers that are tax-free under the Code. Second, almost all of the prospective merger partners were organized as so-called UPREITs (i.e., REITs that have real estate portfolios that are owned by partnerships controlled by such REITs), and Arbor's structure at that time did not include a partnership. That circumstance raised tax and operating cost issues which created obstacles to achieving an exchange that would be tax-free for federal income tax purposes. As a result, the Arbor Board opted to defer proceeding with a merger at that time.

     In the spring of 1996, Arbor's management engaged in extensive discussions with a view toward entering into a partnership with another REIT in the ownership and management of Green Acres Mall. With the timetable for legislative action relating to the Gains Tax unclear and potentially involving an extended period of time, Arbor's management viewed the proposed partnership as an opportunity to gain access to capital to expand and invigorate Green Acres Mall, to strengthen Arbor's financial position and to create an UPREIT organizational structure that could be helpful in structuring future transactions. In April 1996, Arbor transferred the ownership of Green Acres Mall to a newly formed limited liability company owned by a subsidiary of Arbor and a newly formed limited partnership comprised of the subsidiary and Arbor.

     In early July 1996, only weeks after Arbor signed a non-binding letter of intent with respect to the proposed partnership, the Gains Tax was repealed. At such time, Arbor's management determined to abandon pursuit of the proposed partnership and focused on maximizing revenue from Green Acres Mall, primarily from leasing activity, while implementing a program aimed at best merchandising Arbor and its real estate for a merger. The announced intention was to prepare for an offering in the fall of 1998, by which time management believed Arbor would have achieved improvements in operating results that would enhance the pricing in a potential merger.

     Arbor's management was aware that delaying a transaction until after August 1998 would cause Arbor to incur a significant cost related to refinancing Arbor's $118 million of Floating Rate Notes which mature in August 1998 and are secured by a first mortgage on Green Acres Mall. While Arbor's management had already held discussions relating to a bridge loan to facilitate a relatively short-term refinancing of the Notes, it became clear that the associated cost, essentially for the privilege of delaying a transaction, would be burdensome.

     Accordingly, Arbor pursued a course of action to achieve improvements in the financial performance and physical condition of the property by the fall of 1998 while also maintaining an appropriate posture towards the parties which had evidenced a significant interest in a potential transaction with Arbor during the spring of 1995.

     During the fall 1996 meeting of the National Association of Real Estate Investment Trusts ('NAREIT') in Dallas, Texas, Myles H. Tanenbaum and Kimli Cross Smith, Arbor's President and Executive Vice President, respectively, had informal discussions with management personnel of organizations that had been identified as potential merger partners by management and Goldman Sachs during the spring of 1995.

     On April 25, 1997, at a meeting attended by leaders of the real estate industry, Steven Roth, Vornado's chief executive officer, initiated a brief discussion with Mr. Tanenbaum during which Mr. Roth expressed Vornado's interest in acquiring Arbor by merger. Later that day, Michael D. Fascitelli, Vornado's President, also initiated a conversation with Mr. Tanenbaum regarding such an acquisition. The parties agreed to meet within the next two weeks to explore the subject further.

     On April 29, 1997, Mr. Tanenbaum and Ms. Smith met with representatives of Goldman Sachs to alert them to the discussions with the Vornado leadership and to develop an appropriate strategy for subsequent discussions with Vornado and possibly other merger prospects.

     On the morning of May 6, 1997, Mr. Tanenbaum again met with Mr. Fascitelli for the purpose of initiating discussion on issues fundamental to each party that would need to be addressed if a merger were to result. The parties found sufficient general consensus on certain issues to schedule a meeting on May 19, 1997, the first day of the annual convention of the International Council of Shopping Centers ('ICSC').

     In advance of the ICSC convention, Mr. Tanenbaum received telephone calls from the chief executive officers of other parties that had previously indicated an interest in Arbor requesting an opportunity to meet at the ICSC convention to discuss the prospect of arranging a merger. Accordingly, on May 19 and May 21, 1997, Mr. Tanenbaum met briefly with representatives of two such parties, during which meetings Mr. Tanenbaum briefly outlined his expectations concerning establishment of an exchange ratio. No agreements were reached and neither party initiated any subsequent discussions.

     Mr. Tanenbaum and Ms. Smith met with Mr. Fascitelli on May 19, 1997, at which meeting several issues previously raised moved closer to resolution. Mr. Tanenbaum agreed to alert the Arbor Board at its upcoming June 10, 1997 meeting concerning the discussions with Vornado and to seek concurrence of the Board to proceed further. Mr. Tanenbaum also agreed to have prepared a comprehensive set of data relating to Arbor's 1997 anticipated results and to complete a projection with respect to 1998 operations that had already been in preparation.

     On June 4, 1997, Joseph Macnow, Vornado's Chief Financial Officer, executed a confidentiality letter on behalf of Vornado, and Arbor made available to Vornado detailed financial information with respect to operations for 1997 and a projection related to 1998.

     On June 10, 1997, the Arbor Board met and Mr. Tanenbaum presented information regarding all discussions regarding a potential strategic transaction. Mr. Tanenbaum discussed with the Arbor Board his reasons for favoring Vornado as a merger partner over the other prospects identified by Goldman Sachs. The Arbor Board, after discussion, gave its support to proceeding further with discussions relating to a merger with Vornado.

     On June 16, 1997, Mr. Fascitelli, accompanied by other Vornado personnel, met in the New York office of Goldman Sachs with Mr. Tanenbaum, Ms. Smith and Goldman Sachs personnel. After a comprehensive discussion of issues relating to a proposed merger, the parties attempted to narrow the range of pricing. The result of the meeting was the understanding that Vornado would carefully analyze the Arbor financial information previously provided in order to be able to respond more definitively with respect to pricing.

     In the course of the next several weeks, Vornado representatives continued to analyze the Arbor data and representatives of Vornado made site inspections of the Green Acres Mall.

     Following intermittent brief telephone conversations, the next formal meeting occurred on July 14, 1997, at the New York office of Goldman Sachs, at which time Mr. Tanenbaum and representatives of Goldman Sachs met with Mr. Roth, Mr. Fascitelli and other Vornado personnel. Issues were further narrowed and it was agreed that the parties would proceed directly to negotiating an agreement of merger rather than entering into a preliminary letter of intent.

     On the afternoon of July 28, 1997, the Arbor Board met by conference call to receive information concerning the status of the discussions with Vornado, as well as limited contacts with two other merger prospects. The Arbor Board confirmed its continued support for proceeding with discussions with Vornado.

     On August 5, 1997, Mr. Tanenbaum and Ms. Smith met in Vornado's offices with Mr. Fascitelli and other Vornado personnel to review matters related to projections previously delivered by Arbor.

     On August 11, 1997, the Arbor Board met by telephone conference call, joined by representatives of Goldman Sachs. The Board was further updated concerning the status of the merger discussions, including the fact that definitive merger documents were then in preparation and that a meeting of the Board would be held at the Goldman Sachs office in New York, upon proper notice, during the week of August 18, 1997.

     From August 12 to August 21, 1997, legal counsel and other representatives of Arbor and Vornado exchanged correspondence and held telephone conferences relating to an agreement of merger between the parties. Extensive telephonic discussions were held between Mr. Fascitelli and Mr. Tanenbaum and representatives of Goldman Sachs on the afternoon and into the evening of August 19, 1997, at which time the Exchange Ratio was agreed upon, subject to completing the negotiation of the Merger Agreement.

     On August 20, 1997, the Arbor Board met at the offices of Goldman Sachs in New York, at which time a presentation on the Merger was made by Mr. Tanenbaum. Legal counsel provided to the Arbor Board a detailed summary of the terms of the Merger Agreement. Goldman Sachs outlined the opinion that Goldman Sachs was prepared to deliver, based on various considerations and assumptions, including the satisfactory resolution of certain pending matters, as to the fairness, from a financial point of view, of the Exchange Ratio and presented a summary of the analyses supporting its conclusion and responded to questions from the Arbor Board. Following that presentation, the Arbor Board unanimously (with Ms. Smith abstaining because she had been offered a senior position with Vornado) authorized execution of the Merger Agreement.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE ARBOR BOARD OF TRUSTEES

     The Arbor Board believes that the terms of the Merger Agreement and the Merger itself are fair and are in the best interests of Arbor and its shareholders. Accordingly, the Arbor Board unanimously (with Ms. Smith abstaining as noted above) approved the execution of the Merger Agreement and recommends approval of the Merger by the shareholders of Arbor. In the course of reaching its decision, the Arbor Board had between 1995 and 1997 participated in extensive discussions concerning the factors which made it apparent that it was in the best interests of Arbor and its shareholders to merge into a larger, better-capitalized real estate investment trust. In the course of the Arbor Board's deliberations, it had consulted with Arbor's management and legal counsel, and was advised by Goldman Sachs, its financial advisor in this transaction. The principal reasons for the Arbor

Board's approval of the Merger Agreement and its recommendation to the Arbor shareholders to approve the Merger are as follows:

          1. By early 1995, the Arbor Board had concluded that operating a single-asset REIT had become uneconomical primarily because Arbor's operating profit and funds from operations would be burdened by overhead costs which should be spread over a much larger portfolio. Arbor had undertaken to operate as a REIT with the intention of expanding its portfolio by the acquisition of other regional shopping malls and possibly other types of properties. Within the first year after Arbor became a REIT, however, it became apparent that such objective could not be achieved without diluting the value of the Arbor Common Shares. Raising capital to purchase properties without significantly reducing Arbor's dividend and/or diluting share value was not feasible. Consequently, by early 1995, it became clear that effecting a strategic transaction was desirable.

          2. This conclusion as to the desirability of accomplishing a strategic transaction was reinforced by the Arbor Board's recognition that the continuation of Arbor's current dividend rate is critical to Arbor's share pricing, and that a decrease in such dividend would likely result in a decrease in Arbor's share price. Because the interest rate on Arbor's Floating Rate Notes is reset every three months based upon three-month LIBOR, a sharp increase in interest rates could force a reduction in Arbor's current dividend and have an adverse impact on Arbor's working capital.

          3. Arbor's shares did not trade actively on the NYSE because Arbor's total capitalization was too small to attract substantial interest from institutional or other large-scale investors. Because Vornado is much larger and better capitalized than Arbor, the Merger is expected to result in Arbor's shareholders holding securities that have a more liquid trading market.

          4. Opportunities to increase revenue from the ownership and operation of regional shopping malls are largely dependent upon the ability to access capital at a reasonable cost. Vornado, unlike Arbor, has the capacity to supply ample capital to maximize revenue-generating opportunities.

          5. The Arbor Board also concluded that Arbor's shareholders would be better served by holding shares in a company, such as Vornado, having a diversified portfolio consisting of a number of properties, in a variety of locations, comprising several asset classes and having the prospect of continued significant growth by acquisition and/or development. As discussed above, Arbor's ability to achieve such diversification on its own is severely limited.

          6. The structure of the transaction as a merger, rather than a sale of Arbor's assets, was viewed as a favorable feature of the proposed transaction because the Merger is expected to be a transaction which will be tax-free to Arbor's shareholders. See 'Federal Income Tax Considerations--The Merger.' This was viewed as being particularly significant because a large number of Arbor's shareholders have a low tax basis in their shares as a result of prior distributions that were treated as a return of capital that caused a corresponding reduction in basis.

          7. The Merger will provide an opportunity for Arbor's shareholders to participate in future appreciation of the combined Vornado portfolio, inclusive of Green Acres Mall and the Vornado assets. The Arbor Board believes that, although there can be no assurance as to the future performance of Vornado's securities, Vornado's management and acquisition strategy will provide favorable prospects for future appreciation in the value of the Vornado Shares to be issued to Arbor shareholders in the Merger.

          8. The Arbor Board was informed by management and Goldman Sachs that the Exchange Ratio was based upon arms'-length negotiations over a lengthy period of time and included the assumption that Arbor would be successful in achieving its leasing goals with respect to 1998 and in achieving the increase in funds from operations which would result therefrom.

          9. In authorizing execution of the Merger Agreement, the Arbor Board relied upon the opinion of Goldman Sachs. In its presentation to the Arbor Board, Goldman Sachs advised the Arbor Board that, based on various considerations and assumptions, including the satisfactory resolution of certain pending matters, it was prepared to deliver an opinion as to the fairness to the holders of Arbor Common Shares, from a financial point of view, of the Exchange Ratio. In determining to enter into the Merger Agreement rather than commencing a formal auction or other broad-based sales process, the Arbor Board concluded, based upon its knowledge of the industry and after receiving the advice of Goldman Sachs, that only a limited number of other REITs would be likely acquirors; that it was unlikely that other REITs could make an offer significantly superior to Vornado's on an accretive basis; that informal contacts by Arbor's management and Goldman Sachs with other REITs had not resulted in any indications of interest at a price superior to that offered by Vornado; that, under the Merger Agreement, Arbor's management would be permitted to negotiate with other potential parties, subject to the fees and expenses payable to Vornado in certain circumstances (see '--Conduct of Business Prior to Effective Time; Certain Covenants; Acquisition Proposals--Acquisition Proposals'); and that a more formal process could result in a lower offer, or a withdrawal, by Vornado.

     The Arbor Board also considered the following potentially negative factors in its deliberations concerning the Merger:

          1. Arbor shareholders would face a reduction in the level of the dividend they currently receive. This factor was mitigated by structuring the Merger so that Arbor shareholders can receive, in exchange for their Arbor Common Shares, Vornado Series A Preferred Shares that have a higher dividend rate than that currently paid on Vornado Common Shares, but which are convertible into a smaller number of Vornado Common Shares than Arbor shareholders would receive if they choose to exchange their Arbor Common Shares for Vornado Common Shares.

          2. Because the Exchange Ratio is fixed, a decline in the trading price of Vornado Common Shares would reduce the value of the consideration to be received by Arbor shareholders in the Merger, whether they elect to receive Vornado Common Shares or Vornado Series A Preferred Shares.

          3. The aggregate consideration to be received by Arbor shareholders in the Merger is less than the equity value implied by the most recent appraisal of Green Acres Mall as of May 31, 1997 delivered by Landauer Associates Inc. ('Landauer') dated June 20, 1997. Goldman Sachs advised the Arbor Board that conditions in the regional shopping mall business during the 1994 to 1997 period had exhibited cyclicality; that stocks of regional mall REITs experienced sustained contractions in price/funds from operations multiples during 1994 and 1995 and rising multiples beginning in the second half of 1996 through the current period; and that Landauer's valuation did not significantly vary over the 1994 to 1997 period.

          4. Although there were informal contacts with several other parties regarding a potential strategic transaction with Arbor, there was no formal auction process or other similar broad-based sale process. Under the terms of the Merger Agreement, Arbor and its trustees, officers and representatives are prohibited from initiating, soliciting or encouraging any inquiries or the making of any proposal that constitutes, or may reasonably be expected to result in, a transaction which would compete with the Merger, unless the Arbor Board determines in good faith after consultation with outside legal counsel that it is required by its fiduciary obligations to do so, and, after consultation with its legal and financial advisors, it determines in good faith that such transaction is reasonably likely to be completed and, if consummated, would constitute a Superior Proposal, in which event the Arbor Board may, among other things, respond to and engage in discussions and negotiations with persons making unsolicited proposals or inquiries and may recommend such a transaction to the Arbor shareholders. In such event, Arbor may be required, if the Merger Agreement is terminated under certain circumstances, to pay Vornado a termination fee of $3 million and/or to reimburse Vornado for up to $500,000 of its out-of-pocket expenses incurred in connection with the Merger. However, the Arbor Board believes that, based upon the process undertaken, the Merger represents the best opportunity to enhance long-term value for Arbor shareholders.

          5. The Merger may not be completed because of the various conditions to Vornado's obligation to consummate the Merger.

          6. The risk exists that the anticipated benefits of the Merger may not be realized.

          7. While it is anticipated that the Merger will result in a transaction which will be tax-free to the Arbor shareholders, there is no assurance that the IRS will not be successful in taking a contrary position. See 'Federal Income Tax Considerations--The Merger.'

     The Arbor Board did not quantify or otherwise attempt to assign relative weights to the various factors considered in making its determination. However, the Arbor Board viewed the potentially negative factors insufficient, both individually and collectively, to outweigh the positive factors considered by the Arbor Board in its deliberations relating to the Merger.

     The Arbor Board was aware of the provisions of the Merger Agreement affording indemnification to the Arbor's trustees and officers for actions and omissions prior to the Effective Time of the Merger. These provisions were important to the Arbor Board, but this factor did not affect the Board's evaluation and recommendation of the Merger because the Arbor Board had been advised by legal counsel that such provisions are customary in agreements relating to business combinations and that the Arbor Board had the benefit of indemnification by Arbor with respect to any such conduct.

     The Arbor Board was aware that Goldman Sachs has provided certain investment banking services to Vornado from time to time, including having rendered advisory services in connection with Vornado's acquisition of interests in certain real estate assets of the Mendik Group in April 1997, having acted as underwriter in connection with the 1997 offering of Vornado Series A Preferred Shares and offerings of other securities of Vornado and having provided, as principal, certain mortgage financing to affiliates of Vornado. The Arbor Board was also aware that Goldman Sachs may provide other investment banking services to Vornado in the future and that a former partner of Goldman Sachs serves as President of Vornado. In addition, the Arbor Board was aware of the terms of Goldman Sachs' Engagement Letter (as defined under '--Opinion of Arbor Financial Advisor').


     The Arbor Board was also aware that Mr. Tanenbaum and his family own approximately 9.6% of Arbor's outstanding shares, which made him the largest non-institutional shareholder; that Mr. Tanenbaum had ruled out any post-merger employment by, or representation on the Board of Trustees of, Vornado; that Mr. Tanenbaum would not be granted any payment from Arbor or Vornado with respect to his severance; that his options to purchase 750,000 Arbor Common Shares at an exercise price of $10 per share would be terminated and in their place he would receive options to purchase 60,000 Vornado Common Shares (which equals approximately one-third of the number of shares implied by the Common Share Exchange Ratio) with an exercise price per Vornado Common Share equal to the greater of (a) $41.50 and (b) the closing price of Vornado Common Shares on the last NYSE trading day prior to the Closing Date, which was substantially in excess of the market price for Vornado Common Shares and marginally greater than that implied by the Common Share Exchange Ratio on August 22, 1997 (the date of the Merger Agreement); and that, in connection with the Merger, Mr. Tanenbaum would receive from Arbor cash in the amount of $8,250 representing the return to Mr. Tanenbaum of such amount invested in the subsidiary limited partnership formed by Arbor in April 1996.


     In the event the Merger is not consummated for any reason, the Arbor Board would seek to accomplish an alternative strategic transaction and, in the interim, seek to pursue its business objectives of maximizing the value of its assets while attempting to maintain minimal overhead expense.

OPINION OF ARBOR FINANCIAL ADVISOR

     On August 20, 1997, Goldman Sachs advised the Arbor Board that, based on various considerations and assumptions, including the satisfactory resolution of certain pending matters, it was prepared to deliver an opinion as to the fairness to the holders of Arbor Common Shares, from a financial point of view, of the Exchange Ratio. Subsequently, Goldman Sachs delivered its written opinion, dated August 22, 1997, to the Arbor Board that, based on various considerations and assumptions, as of the date of such opinion, the Exchange Ratio pursuant to the Merger Agreement is fair, from a financial point of view, to the holders of Arbor Common Shares.


     The full text of the written opinion of Goldman Sachs, dated August 22, 1997, which sets forth the assumptions made, procedures followed and matters considered in its review, is attached hereto as Appendix C. HOLDERS OF ARBOR COMMON SHARES ARE URGED TO AND SHOULD READ SUCH OPINION IN ITS ENTIRETY.


     GOLDMAN SACHS' OPINION IS ADDRESSED TO THE ARBOR BOARD AND ADDRESSES ONLY THE FAIRNESS TO THE HOLDERS OF ARBOR COMMON SHARES OF THE EXCHANGE RATIO AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF ARBOR COMMON SHARES AS TO HOW SUCH HOLDER SHOULD VOTE WITH RESPECT TO THE MERGER OR WHETHER A HOLDER OF ARBOR COMMON SHARES SHOULD ELECT TO RECEIVE VORNADO COMMON SHARES OR VORNADO SERIES A PREFERRED SHARES.

     In connection with its opinion, Goldman Sachs reviewed, among other things, the Merger Agreement; certain historical business and financial information relating to Arbor and Vornado, including Annual Reports on Form 10-K of Arbor for the three years ended December 31, 1996 and for Vornado for the five years ended December 31, 1996, and certain Quarterly Reports on Form 10-Q of Arbor and Vornado; an Appraisal dated June 20, 1997 prepared on behalf of Arbor by Landauer (the 'Appraisal'); and certain internal financial analyses and forecasts for Arbor and Vornado which were prepared by the respective managements of Arbor and Vornado. Goldman Sachs also held discussions with members of the senior management of each of Arbor and Vornado regarding the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for the Arbor Common Shares, the Vornado Common Shares and the Vornado Series A Preferred Shares, compared certain financial and stock market information for Arbor and Vornado with similar information for certain other companies, the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations involving real estate investment trusts and performed such other studies and analyses as Goldman Sachs considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of Arbor or Vornado or any of their subsidiaries and, except for the Appraisal, Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs did not express any opinion as to the prices at which the Vornado Common Shares or Vornado Series A Preferred Shares may trade when issued pursuant to the Merger or the prices at which the Vornado Common Shares or the Vornado Series A Preferred Shares will trade subsequent to the Merger.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth below, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is similar to Arbor or Vornado or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs' providing its opinion to the Arbor Board as to the fairness of the Common Share Exchange Ratio and the Preferred Share Exchange Ratio pursuant to the Merger Agreement to the holders of Arbor Common Shares and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Vornado, Arbor, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

     As described above, Goldman Sachs' opinion to the Arbor Board was one of many factors taken into consideration by the Arbor Board in making its determination to approve the Merger Agreement.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs acted as financial advisor to Arbor in connection with, and participated in certain of the negotiations leading to, the Merger Agreement. Goldman Sachs also has provided certain investment banking services to Vornado from time to time, including having rendered advisory services in connection with Vornado's acquisition of interests in certain real estate assets of the Mendik Group in April 1997, having acted as underwriter in connection with the 1997 offering of Vornado Series A Preferred Shares and offerings of other securities of Vornado and having provided, as principal, certain mortgage financing to affiliates of Vornado. Goldman Sachs may provide other investment banking services to Vornado in the future. In addition, a former partner of Goldman Sachs serves as President of Vornado.

     The terms of Arbor's engagement of Goldman Sachs are set forth in a letter agreement, dated February 2, 1995, between Goldman Sachs and Arbor (the 'Engagement Letter'). Pursuant to the Engagement Letter, Arbor will pay Goldman Sachs upon the consummation of the Merger a transaction fee based on the aggregate consideration paid in the Merger, including amounts paid to holders of options, plus the principal amount of all indebtedness for borrowed money prior to the consummation of the Merger (the 'Aggregate Consideration'). The transaction fee will be 1.15% of the Aggregate Consideration. In addition, Arbor has agreed to reimburse Goldman Sachs for reasonable out-of-pocket expenses, including the fees and disbursements of its counsel, plus any sales, use or similar taxes (including additions to such taxes, if any) arising in connection with its engagement and to indemnify Goldman Sachs against certain liabilities relating to or arising out of its engagement, including liabilities under the federal securities laws.

     The following is a summary of certain of the financial and comparative analyses which Goldman Sachs presented to the Arbor Board on August 20, 1997 and which provided the basis for Goldman Sachs' written opinion, dated August 22, 1997. Goldman Sachs expresses no opinion or view as to the relative merits of the Merger as compared to alternative business transactions.

  COMMON STOCK COMPARISON

     Goldman Sachs reviewed and compared certain financial information, ratios and public market multiples relating to Arbor and Vornado to corresponding financial information, ratios and public market multiples for selected publicly traded companies in the field of regional mall REITS. The selected companies were Crown American Realty Trust, CBL & Associates Properties Inc. ('CBL'), General Growth Properties Inc. ('General Growth'), The Macerich Corporation ('Macerich'), The Rouse Company ('Rouse'), Simon DeBartolo Group, Inc. ('Simon DeBartolo'), Taubman Centers Inc., Urban Shopping Centers, Inc. and Westfield America Inc. ('Westfield') (the 'Selected Companies'). The Selected Companies were chosen because they are publicly traded companies with operations that, for purposes of Goldman Sachs' analysis, were considered relevant to Arbor's. Goldman Sachs also took into account that Arbor is a single property shopping mall REIT as compared to the Selected Companies which are multiple property, and in some cases mixed property, REITs or real estate companies. For purposes of calculating the multiples of funds from operations ('FFO') (or, in the case of Rouse, earnings before depreciation and deferred taxes ('EBDDT')) per share for 1997 and 1998 for each of CBL, General Growth, Rouse and Westfield, estimates of Goldman Sachs Research were used. The FFO multiples for Arbor were based on the FFO estimates for Arbor provided by Arbor management. All other FFO multiples were derived using IBES consensus FFO estimates. With respect to Vornado, Arbor and the Selected Companies, Goldman Sachs considered, (A) 1997 FFO or EBDDT multiples that ranged from 8.0x to 13.1x for the Selected Companies compared to 10.8x for Arbor and 21.2x for Vornado; (B) 1998 FFO or EBDDT multiples that ranged from 7.4x to 12.0x for the Selected Companies compared to 9.2x for Arbor and 17.3x for Vornado; and (C) dividend yields as of August 18, 1997 that ranged from 3.4% to 8.5% as compared to 8.7% for Arbor and 3.9% for Vornado.

  SUMMARY OF SELECTED VALUATION METHODOLOGIES

     Goldman Sachs performed (A) a dividend analysis (calculated, with respect to each year in the period from 1998 through 2002, as the sum of the present value (at discount rates ranging from 14% to 16%) of projected annual dividends of Arbor of $.70 per Arbor Common Share and the projected value of an Arbor Common Share calculated by multiplying projected FFO (at assumed net operating income compound annual growth rates ranging from 2% to 5%) by assumed FFO multiples ranging from 7x to 9x), (B) a discounted cash flow analysis (calculated (assuming a discount rate of 15% and net operating income compound annual growth rates ranging from 2% to 5%) as the sum of (i) the present value of the projected 1997 to 2002 stream of Funds Available for Distribution ('FAD') per Arbor Common Share (FFO less normalized recurring capital expenditures) and

(ii) the present value of the terminal value of an Arbor Common Share, where the terminal value of an Arbor Common Share was calculated as a 7x to 9x multiple of projected 2003 FFO)) and (C) a real estate analysis (which calculated gross value by dividing 1997 and 1998 projected net operating income by assumed capitalization rates ranging from 8.75% to 9.5% for 1997 and 9.25% to 10.00% for 1998 and subtracted debt and assumed transaction expenses to calculate equity value). The real estate analysis was based on net operating income estimates for Arbor provided by Arbor management and Vornado management, in each case without giving effect to the Merger.

     Under its dividend analysis, the implied values per Arbor Common Share ranged from $5.29 to $7.95. Under its discounted cash flow analysis, the implied values per Arbor Common Share ranged from $6.00 to $8.95. Under its real estate analysis, the implied values per Arbor Common Share ranged from $6.11 to $8.24.

     Goldman Sachs also prepared various sensitivity analyses relating to the foregoing methodologies.

  SELECTED TRANSACTIONS ANALYSIS

     Goldman Sachs reviewed certain information relating to the following 14 pending and consummated selected public transactions in the REIT industry since 1994: (a) Meditrust and Santa Anita Realty Enterprises, Inc.; (b) Post Properties, Inc. and Columbus Realty Trust; (c) Equity Residential Properties Trust and Wellsford Residential Property Trust; (d) Camden Property Trust and Paragon Group, Inc.; (e) Patriot American Hospitality Inc. and California Jockey Club; (f) United Dominion Realty Trust and Southwest Property Trust; (g) Chateau Properties, Inc. and ROC Communities, Inc.; (h) Highwoods Properties, Inc. and Crocker Realty Trust, Inc.; (i) Simon Property Group, Inc. and DeBartolo Realty Corp.; (j) Bradley Real Estate, Inc. and Tucker Properties Corp.; (k) BRE Properties, Inc. and REIT of California; (l) Horizon Outlet Centers, Inc. and McArthur/Glen Realty, Inc.; (m) Mid America Apartment Communities, Inc. and America First REIT; and (n) Wellsford Residential Property Trust and Holly Residential Properties, Inc. (collectively, the 'Selected Transactions'). This review indicated that, for the Selected Transactions, (i) the premium or discount of the implied offer price to the target stock price on the trading day before the transaction was announced ranged from a discount of 0.8% to a premium of 44.4%, with a median of a premium of 10.0%, compared to a discount of 0.8% to the price of the Vornado Shares on August 18, 1997 to be paid by Vornado in the Merger and (ii) the implied offer price expressed as a multiple of the target's projected FFO per share at the announcement date ranged from 6.6x to 30.9x with a median of 10.5x compared to a multiple of 9.1x Arbor's projected 1998 FFO per Vornado Share to be paid by Vornado in the Merger.

  PRO FORMA ANALYSIS OF DIVIDENDS PER SHARE


     Based on the August 18, 1997 closing market price of the Arbor Common Shares and projected 1998 dividends of Vornado and Arbor, Goldman Sachs compared the dividend yield of the Arbor Common Shares as of August 18, 1997 to the

implied dividend yield in respect of each Arbor Common Share giving effect to the Merger. This analysis assumed that all holders of Arbor Common Shares elect to receive Vornado Common Shares (the 'Common Share Case') in one case and assumed that all holders of Shares elect to receive Vornado Series A Preferred Shares (the 'Preferred Share Case') in another case. Based on this analysis, (a) in the Common Share Case, the dividend yield per Arbor Common Share would be reduced from 8.7% to 4.2% as a result of the Merger, and (b) in the Preferred Share Case, the dividend yield per Arbor Common Share would be reduced from 8.7% to 6.2% as a result of the Merger.


  CONTRIBUTION ANALYSIS

     Goldman Sachs reviewed projected 1998 FFO for each of Arbor and Vornado based on management's FFO estimates for Arbor and Goldman Sachs Research FFO estimates for Vornado and assuming no savings from synergies as a result of the Merger. Based on this analysis, (a) under the Common Share Case, holders of Arbor Common Shares (i) would receive 4.1% of the equity interest of Vornado on a fully diluted basis, and (ii) would have contributed to the combined entity formed in the Merger approximately 7.6% of projected 1998 FFO and (b) under the Preferred Share Case, holders of Arbor Common Shares (i) would receive 3.7% of the equity interest of Vornado on a fully diluted basis; and (ii) would have contributed to the combined entity approximately 3.4% of projected 1998 FFO.

  ANALYSIS OF PRO FORMA ACCRETION TO VORNADO

     Goldman Sachs compared projected 1997 and 1998 FFO for Vornado, based on Goldman Sachs Research FFO estimates and without giving effect to the Merger, to the projected 1997 and 1998 FFO for the combined entity formed in the Merger (calculated as the sum of Vornado's projected 1997 and 1998 FFO, Arbor's projected 1997 and 1998 FFO and assuming $2.0 million in annual savings from synergies as a result of the elimination of potentially duplicative public company expenses following the Merger). Based on this analysis, (a) under the Common Share Case, the Merger would be accretive to Vornado's FFO per share (A) on an actual basis by 7.4% in 1997 and 6.5% in 1998 and (B) on a fully diluted basis (excluding 1,274,000 out-of-the-money options) by 6.3% in 1997 and 5.3% in 1998; and (b) under the Preferred Share Case, the Merger would be accretive to Vornado's FFO per share (A) on an actual basis by 6.0% in 1997 and 6.4% in 1998 and (B) on a fully diluted basis (excluding 1,274,000 out-of-the-money options) by 4.9% in 1997 and 5.1% in 1998.

  PROSPECTIVE BUYER ANALYSIS

     Goldman Sachs reviewed and compared the estimated FFO, FFO per share and FFO multiples of Arbor, Vornado, General Growth, Macerich and Simon DeBartolo (Vornado, General Growth, Macerich Corporation and Simon DeBartolo, collectively, the 'Prospective Buyers') to determine the value per Arbor Common Share that could be paid by each of the Prospective Buyers in a non-dilutive transaction. The Prospective Buyers were selected because they were considered by Goldman Sachs and Arbor management to be the most likely acquirors of Arbor.

For purposes of this analysis, Goldman Sachs utilized Vornado's estimates of Arbor's 1997 and 1998 FFO and assumed $2.0 million of annual synergies would result from the Merger as a result of the elimination of potentially duplicative public company expenses. The foregoing analysis indicated that a combination with Arbor would be non-dilutive (a) to Vornado at values up to and including $19.20 per Arbor Common Share based on estimated 1997 Arbor FFO and $18.00 per Share based on estimated 1998 Arbor FFO; (b) to General Growth at values up to and including $11.60 per Arbor Common Share based on estimated 1997 Arbor FFO and $12.00 per Arbor Common Share based on estimated 1998 Arbor FFO; (c) to Macerich Corporation at values up to and including $11.90 per Arbor Common Share based on estimated 1997 Arbor FFO and $12.50 per Arbor Common Share based on estimated 1998 Arbor FFO; and (d) to Simon DeBartolo at values up to and including $10.80 per Arbor Common Share based on estimated 1997 Arbor FFO and $11.50 per Arbor Common Share based on estimated 1998 Arbor FFO.

  TRADING ANALYSIS

     Goldman Sachs reviewed the history of the trading prices of the Arbor Common Shares and the relationship between price movements of the Arbor Common Shares and price movements of a composite of the common stocks of the Selected Companies for the period from August 1, 1994 to August 15, 1997. This review indicated that for such period the trading price of the Arbor Common Shares generally underperformed as compared to the trading prices of common stocks of the Selected Companies.

     Goldman Sachs also reviewed the trading history of the trading price of the Vornado Common Shares and the Vornado Series A Preferred Shares and the relationship between price movements of the Vornado Common Shares and price movements of a composite of the common stocks of selected mixed property REITS (consisting of Cousins Properties, Inc., Duke Realty Corporation, Highwoods Property Inc., MGI Properties Inc., Pennsylvania REIT, Prentiss Properties Trust, Reckson Associates Realty, Trizec Hahn Corporation and Washington REIT (the 'Mixed Property REIT Peer Group')) for the period from August 19, 1994 to August 15, 1997. This review indicated that for such period the trading price of the Vornado Common Shares historically moved in the direction of, and recently outperformed, the trading prices of the common stocks of the Mixed Property REIT Peer Group and that the Vornado Series A Preferred Shares generally traded within a range of approximately $49.00 to $55.00.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS


     Certain matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Vornado and Arbor set forth under '--Background of the Merger,' '--Reasons for the Merger; Recommendations of the Arbor Board of Trustees' and '--Opinion of Arbor Financial Advisor.' To that extent, Vornado and Arbor claim the protection of the disclosure liability safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that the important factors set forth under the caption 'Risk Factors' and those discussed elsewhere herein and the documents incorporated by reference herein could affect the future results of Vornado and Arbor and cause those results to differ materially from those expressed in such forward-looking statements. Such important factors include, among others, real estate investment considerations (which include dependence on tenants; bankruptcy of tenants; acquisition and development risks; illiquidity of assets; and restrictions on dispositions of mortgaged properties); substantial influence of controlling shareholder; possible conflicts of interest; related party transactions; legal structure; leverage; geographic concentration; environmental matters; competition; dependence on key personnel; consequences of the failure to qualify or remain qualified as a REIT; potential anti-takeover effects of charter documents and applicable law; risks associated with acquisition of Cold Storage Companies; and lack of control of affiliates. See 'Risk Factors.'

TERMS OF THE MERGER

     At the Effective Time, Vornado, Merger Sub and Arbor will consummate the Merger in which Arbor will be merged with and into Merger Sub and the separate existence of Arbor will thereupon cease. Merger Sub will be the Surviving Corporation in the Merger, will be a wholly-owned subsidiary of Vornado and will continue to be governed by the laws of the State of Delaware. The Merger Agreement provides that the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time will be the Certificate of Incorporation of the Surviving Corporation. The Merger Agreement provides that the Merger Sub's By-laws in effect at the Effective Time will continue as the By-laws of the Surviving Corporation following the Merger.


     Pursuant to the Merger Agreement, at the Effective Time, each Arbor Common Share issued and outstanding immediately prior to the Effective Time (other than Excluded Arbor Common Shares) will be converted into the right to receive, and become exchangeable for, at the election of the holder thereof, 0.243810 Vornado Common Shares or 0.153846 Vornado Series A Preferred Shares.


     At the Effective Time, all Arbor Common Shares will no longer be outstanding, will be canceled and retired and will cease to exist, and each Arbor Certificate (as defined under 'Election Procedures') formerly representing any of such Arbor Common Shares (other than Excluded Arbor Common Shares) will thereafter represent only the right to receive the number of shares of Vornado Common Shares or Vornado Series A Preferred Shares, as the case may be, determined in accordance with the foregoing exchange ratios and any distribution or dividend with a record date after the Effective Time, in each case without interest. Holders of Arbor Common Shares will not have any dissenters' rights of appraisal in connection with the Merger. See '--Appraisal Rights.'

     If at any time during the period between the date of the Merger Agreement and the Effective Time there is a change in the number of shares of Vornado Common Shares, Vornado Series A Preferred Shares or securities convertible or exchangeable into or exercisable for such shares issued and outstanding as a result of a reclassification, stock split, stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer or other similar transaction, the exchange ratios will be equitably adjusted.

     No fractional Vornado Common Shares or Vornado Series A Preferred Shares will be issued in the Merger. Instead, the Merger Agreement provides that each holder of Arbor Common Shares who would otherwise have been entitled to receive a fractional Vornado Common Share or Vornado Series A Preferred Share will be entitled to receive a cash payment in lieu thereof, in an amount equal to the fraction of a share to which such holder would otherwise have been entitled multiplied by the average closing price on the NYSE of the applicable Vornado Shares for the ten NYSE trading days ending with the NYSE trading day immediately prior to the Closing Date (as defined below under '--Effective Time; Closing').

     Under the Merger Agreement, Arbor Certificates surrendered for exchange by an affiliate of Arbor (as reasonably determined by Vornado) shall not be exchanged unless Vornado has received from such Arbor shareholder a letter dated as of the date of the Special Meeting in which such person will agree not to sell, pledge, transfer or otherwise dispose of the Vornado Shares to be received by such person in the Merger or otherwise owned by such person, except in compliance with the Securities Act and the rules promulgated thereunder. See '--Resale of Vornado Shares.'

EFFECTIVE TIME; CLOSING

     The Merger will become effective at the Effective Time. The Merger Agreement provides that the closing of the Merger (the 'Closing') will take place on the first business day on which the last to be fulfilled or waived of the conditions set forth in the Merger Agreement is satisfied or waived in accordance with the Merger Agreement, or on such other date as Vornado and Arbor may agree. The date upon which the Closing will occur is herein called the 'Closing Date.'

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of Vornado, Arbor and Merger Sub, certain of which are qualified as to materiality. Arbor represents and warrants to Vornado and Merger Sub regarding the following matters, among others: (i) corporate existence and capitalization; (ii) business trust power and authority to execute, deliver and perform its obligations under the Merger Agreement and to consummate the Merger; (iii) that the Merger Agreement and the consummation of the Merger will not result in a violation of any contract or agreement to which it is a party, or violate any law, order, regulation, any governmental or non-governmental license or permit or the organizational documents of it or of its subsidiaries; (iv) consents, registrations, approvals, permits or authorizations required by any governmental or regulating authority, agency, commission or body or other governmental entity ('Governmental Entity'); (v) its financial statements; (vi) the conduct of its and its subsidiaries' businesses since December 31, 1996; (vii) any pending or threatened civil, criminal or administrative actions, suits or proceedings and undisclosed liabilities; (viii) bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, trustees, former employees or former trustees of Arbor and its subsidiaries;
(ix) compliance with laws; (x) environmental matters; (xi) tax matters; (xii) the absence of any action that would prevent the Merger from qualifying as a 'reorganization' within the meaning of Section 368(a) of the Code; (xiii) compliance with laws relating to employment and labor and the absence of any labor controversies; (xiv) the absence of any liability to any undisclosed person for any brokerage fees, commissions or finders' fees; and (xv) title to real property.

     Vornado and Merger Sub each represent and warrant to Arbor regarding the following matters, among others: (i) corporate existence and the capitalization of Vornado; (ii) corporate power and authority to execute, deliver and perform Vornado's obligations under the Merger Agreement and to consummate the Merger;
(iii) that the Merger Agreement and the consummation of the Merger will not result in a violation of the organizational documents of Vornado; (iv) consents, registrations, approvals, permits or authorizations required by any Governmental Entity; (v) Vornado's financial statements; (vi) the conduct of its and its subsidiaries' businesses since December 31, 1996; (vii) the absence of any action that would prevent the Merger from qualifying as a 'reorganization' within the meaning of Section 368(a) of the Code; (viii) the absence of any liability to any undisclosed person for any brokerage fees, commissions or finders' fees; and (ix) environmental matters.

CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME; CERTAIN COVENANTS; ACQUISITION PROPOSALS

  COVENANTS

     The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time, except as otherwise contemplated by the Merger Agreement, or unless Vornado otherwise approves in writing, among other things: (i) each of Arbor and its subsidiaries will conduct its business in the ordinary and usual course and, to the extent consistent therewith, will use its reasonable commercial efforts to preserve its business organization intact, and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors and lessors; (ii) Arbor will not (A) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its subsidiaries; (B) amend the Arbor Declaration of Trust or Arbor's Bylaws; (C) split, combine or reclassify its outstanding shares of capital stock; (D) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock, other than its regular quarterly cash dividend not in excess of $0.175 per Arbor Common Share; or (E) repurchase, redeem or otherwise acquire, or permit any of its subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock; (iii) Arbor and its subsidiaries will not (A) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights or any kind to acquire, any shares of its capital stock (other than Arbor Common Shares issuable pursuant to options outstanding on the date of the Merger Agreement); (B) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any property or assets, or incur or modify any material indebtedness or other liability; (C) make any commitments for, make or authorize any capital expenditures, other than in amounts less than $10,000 individually and $100,000 in the aggregate; or (D) by any means, make any acquisition of, or investment in, assets or stock of any other person or entity; (iv) except for the adoption of severance arrangements not to exceed in the aggregate $150,000, Arbor and its subsidiaries will not terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Arbor compensation or benefit plans or increase the salary, wage, bonus or other compensation of any employees except increases occurring in the ordinary and usual course of business; (v) Arbor and its subsidiaries will not settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims; (vi) Arbor and its subsidiaries will not make any tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business; (vii) Arbor and its subsidiaries will not take any action or omit to take any action that would prevent the Merger from qualifying as a 'reorganization' within the meaning of Section 368(a) of the Code; and (viii) Arbor and its subsidiaries will conduct their operations in such a manner as to permit Arbor to qualify as a REIT for all taxable years through its taxable year ending on the Closing Date and avoid the impositions of any taxes imposed by Sections 857 or 4981 of the Code.

  ACQUISITION PROPOSALS

     The Merger Agreement provides that neither Arbor nor any of its subsidiaries nor any of its or its subsidiaries' respective officers and directors will, and it will use its best efforts to cause it and its subsidiaries' employees, agents and representatives not to, directly or indirectly (i) initiate, solicit or encourage any inquiries or the making of any Acquisition Proposal or (ii) have any discussion with or provide any confidential information or data to any person relating to an Acquisition Proposal or engage in any negotiations concerning an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Merger Agreement does not prohibit, however, Arbor (A) from complying with Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal, (B) providing information in response to a request therefor by a person who has made an unsolicited bona fide Acquisition Proposal if the Arbor Board receives from such person an executed confidentiality agreement on terms substantially similar to those contained in the confidentiality agreement between Arbor and Vornado, (C) engaging in any discussions or negotiations with any person in response to an unsolicited bona fide written Acquisition Proposal by any such person, (D) recommending such an unsolicited bona fide written Acquisition Proposal to the Arbor shareholders or (E) referring any third party to the section of the Merger Agreement concerning Acquisition Proposals, if and only to the extent that, (i) in each such case referred to in clause (B), (C) or
(D) the Arbor Board determines in good faith (after consultation with outside legal counsel) that such action is necessary for its trustees to fulfill their fiduciary duties, and (ii) in each such case referred to in clause (C) or (D) the Arbor Board determines in good faith (after consultation with its legal and financial advisors) that such Acquisition Proposal, if accepted, is reasonably likely to be completed, and would, if consummated, result in a transaction more favorable to Arbor's shareholders from a financial point of view than the transaction contemplated by the Merger Agreement (any such more favorable Acquisition Proposal being a 'Superior Proposal'). The Merger Agreement provides that Arbor will notify Vornado immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives, and thereafter will keep Vornado informed, on a current basis, of the status of any such proposals or offers and the status of any such discussions or negotiations (which obligation shall include the requirement that Arbor shall provide notice to Vornado at least 24 hours prior to holding a meeting of the Arbor Board to approve a Superior Proposal, which notice shall be at least 48 hours after Arbor has initially provided to Vornado notice of the existence of such Superior Proposal, the name of the person submitting such Superior Proposal and the material terms and conditions thereof).

CERTAIN REGULATORY MATTERS

     The Merger Agreement requires that Arbor and Vornado each keep the other apprised of the status of matters relating to completion of the transactions contemplated by the Merger Agreement, including promptly furnishing the other with copies of notice or other communications received by Vornado or Arbor, as the case may be, from any third party and/or any Governmental Entity with respect to the Merger.

STOCK OPTIONS

     Pursuant to the Merger Agreement, prior to the Effective Time each outstanding option to purchase Arbor Common Shares (each, an 'Arbor Option'), whether or not then exercisable, shall be canceled and only entitle the holder thereof, as soon as reasonably practicable after surrender thereof, to receive an amount in cash equal to the product of (x) the total number of Arbor Common Shares subject to the Arbor Option and (y) the excess of the Merger Consideration (as defined in the Merger Agreement) over the exercise price per Arbor Common Share under such Arbor Options. No amounts will be paid upon cancellation of the Arbor Options in connection with the Merger unless the Merger Consideration is greater than $10.00 per Arbor Common Share.


     Vornado has agreed to grant to Myles H. Tanenbaum an option to purchase 60,000 Vornado Common Shares at an exercise price per Vornado Common Share equal to the greater of (a) $41.50 or (b) the closing price of Vornado Common Shares on the last NYSE trading day prior to the Closing Date.

INDEMNIFICATION

     Pursuant to the Merger Agreement, from and after the Effective Time, Vornado will indemnify, defend and hold harmless each present and former trustee and officer of Arbor and its subsidiaries against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, to the fullest extent that Arbor and its subsidiaries would have been permitted under applicable law and the applicable declaration of trust, partnership agreement or other charter documents or bylaws in effect on the date of the Merger Agreement to indemnify such person. In addition, Vornado is obligated to advance expenses as incurred to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced agrees to reimburse Vornado if it is ultimately determined that such person is not entitled to indemnification by Vornado.

CONDITIONS

     The respective obligations of Vornado, Merger Sub and Arbor to effect the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions: (a) the Merger Agreement has been duly approved by holders of Arbor Common Shares; (b) the Vornado Shares issuable to Arbor shareholders pursuant to the Merger Agreement have been authorized for listing on the NYSE upon official notice of issuance; (c) all consents, approvals, and authorizations required to be obtained prior to the Effective Time from any Governmental Entity (collectively, 'Governmental Consents') in connection with the execution and delivery of the Merger Agreement and the transactions contemplated thereby have been made or obtained; (d) no court or Governmental Entity of competent jurisdiction has enacted, issued, promulgated, enforced or entered any statute, rule or regulation, judgment, decree, injunction or other order that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by the Merger Agreement (collectively, an 'Order'), and no Governmental Entity has instituted any proceeding or threatened to institute any proceeding seeking any such Order; (e) the Registration Statement, of which this Proxy Statement/Prospectus is a part, has become effective under the Securities Act, and no stop order suspending such effectiveness will have been issued, and no proceedings for that purpose will have been initiated or be threatened by the SEC; and (f) Vornado has received all state securities and 'blue sky' permits and approvals necessary to consummate the transactions contemplated by the Merger Agreement.

     In addition, the obligations of Vornado and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Vornado at or prior to the Effective Time of the following conditions: (a) the representations and warranties of Arbor set forth in the Merger Agreement are true and correct in all material respects as of the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date, and Vornado has received a certificate signed on behalf of Arbor by the president of Arbor to such effect; (b) Arbor has performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date, and Vornado has received a certificate signed on behalf of Arbor by the president of Arbor to such effect;
(c) Arbor has obtained the consent or approval of each person whose consent or approval will be required under any material contract (other than any consent of PNC Bank N.A. required pursuant to the Amended and Restated Loan Agreement dated as of August 8, 1994 between Arbor and PNC Bank N.A. and any consent, waiver or approval required under the Indenture, dated as of August 19, 1993 by and between EQK Green Acres Funding Corp. and Bankers Trust Company or the related Consolidated and Restated Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing) to which Arbor or any of its subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a material adverse effect on Arbor; (d) Vornado has received the opinion (which may be a reasoned opinion) of Wolf, Block, Schorr and Solis-Cohen LLP, counsel to Arbor, dated the Closing Date and in a form reasonably acceptable to Vornado, to the effect that Arbor qualified as a REIT for its taxable year ended December 31, 1996 and will so qualify for its taxable year ending on the Closing Date; (e) Vornado shall not be aware of any issue creating uncertainty as to Arbor's qualification as a REIT for any period and Vornado shall not be aware of any issue, whether relating to Arbor's qualification as a REIT for any period or arising as a result of the Merger or other transactions contemplated by this Agreement, that, in the judgement of Vornado, would jeopardize Vornado's ability to qualify as a REIT following the Merger or Vornado's ability to obtain following the Merger an opinion acceptable to Vornado regarding its qualification as a REIT; (f) Vornado will have received a letter from each person identified as an affiliate of Arbor pursuant to the Merger Agreement to the effect specified in the Merger Agreement; (g) Vornado shall have received, with respect to each of the real property interests of Arbor, an ALTA title policy reflecting title to such real property interests in the state of title contemplated by the Merger Agreement and including such endorsements as Vornado shall reasonably require; (h) Vornado shall have received, with respect to such real property interests, an ALTA/ASCM survey which survey does not disclose any state of material facts with respect to such real property interests that is not disclosed in the Merger Agreement; (i) Vornado shall have received, with respect to such real property interests, an estoppel certificate in form and substance reasonably satisfactory to Vornado from each ground lessor; (j) Vornado shall have received evidence reasonably satisfactory to it that such real property interests are not in violation to any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of such real property interests that has not been cured except to the extent that any such violation does not have, individually or in the aggregate, a material adverse effect on Arbor; (k) Arbor shall have obtained a Closing Agreement or other arrangement with the IRS, in either case in a form (taking into account any related Closing Agreements or other arrangements) acceptable to Vornado in its sole discretion, regarding the effect upon the Arbor's classification as a REIT of Arbor's failure to mail shareholder solicitation statements in 1995; and (l) Vornado shall have received from each of Macy's and Stern's an estoppel certificate in the form customarily given by such tenant (which form shall contain all information required to be given pursuant to the applicable lease) or in such other form reasonably satisfactory to Vornado.



     Treasury Regulations Section 1.857-8(e) requires that a REIT demand that certain of its shareholders furnish written statements to the REIT regarding the actual and constructive ownership of the REIT's shares. The purpose of this requirement is to enable the REIT and the IRS to monitor the REIT's compliance with the requirements of Sections 856(a) (5) and 856(a) (6) of the Code (the '100 shareholder' and 'five or fewer' stock ownership tests--see 'Federal Income Tax Considerations--Taxation of Vornado as a REIT--Requirements for Qualification'). Under the applicable Treasury Regulations, such statements must be demanded within 30 days after the close of each of the REIT's taxable years. Arbor failed to demand the shareholder statements in 1995 for its initial REIT taxable year, which ended December 31, 1994. This failure could result in Arbor's disqualification as a REIT for its taxable year ending December 31, 1994 and subsequent years, even though Section 856 was amended in 1986 to make Sections 856(a) (5) and 856(a) (6) inapplicable to a REIT's initial REIT taxable year, because the Treasury Regulations have not been amended to reflect the 1986 amendment to the Code. Arbor has contacted the IRS regarding obtaining a Closing Agreement from the IRS to the effect that the failure to mail shareholder solicitation statements in 1995 did not affect Arbor's REIT status in 1994 or any subsequent year. Although the IRS has previously issued at least two private letter rulings to other taxpayers to the effect that Treasury Regulations
Section 1.857-8(e) does not apply to an initial REIT taxable year, the IRS is not required to take the same view with respect to Arbor, and therefore there can be no assurance that the IRS will agree to enter into such a Closing Agreement.


     Further, the obligation of Arbor to effect the Merger is also subject to the satisfaction or waiver by Arbor at or prior to the Effective Time of the following conditions: (a) the representations and warranties of Vornado and Merger Sub set forth in the Merger Agreement shall be true and correct in all material respects as the date of the Merger Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date; (b) each of Vornado and Merger Sub shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date; (c) Vornado shall have obtained the consent or approval of each person whose consent or approval is required under any material contract to which Vornado or any of its subsidiaries is a party and Arbor shall have received a certificate to such effect signed on behalf of Vornado by the president of Vornado; and (d) Arbor shall have received the opinion (which may be a reasoned opinion) of Wolf, Block, Schorr and Solis-Cohen LLP, counsel to Arbor, dated the Closing Date, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code.

MODIFICATION OR AMENDMENT; WAIVER OF CONDITIONS


     The Merger Agreement provides that, subject to the provisions of applicable law, at any time prior to the Effective Time, the parties to the Merger Agreement may modify or amend the Merger Agreement by written agreement executed and delivered by duly authorized officers of the respective parties. The Merger Agreement also provides that the conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of each such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

TERMINATION

     The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (a) whether before or after the requisite approval by the shareholders of Arbor, by mutual written consent of Vornado and Arbor, by action of their respective Boards, or (b) by action of either the Vornado Board or the Arbor Board if (i) the Merger has not been consummated by December 31, 1997 (except that such date shall be the earlier of (A) March 31, 1998 or (B) the later of (x) the date on which the Special Meeting is ultimately held, if the Special Meeting is adjourned or postponed until the first calendar quarter of 1998, or (y) the date on which Arbor shall have obtained a Closing Agreement or other arrangement with the IRS, in either case in a form (taking into account any related Closing Agreements or other arrangements) acceptable to Vornado in its sole discretion, regarding the effect upon Arbor's classification as a REIT of Arbor's failure to mail shareholder solicitation statements in
1995), unless the party seeking to terminate has breached in any material respect its obligations under the Merger Agreement in any manner that proximately contributed to the Merger not being consummated by such date; (ii) the shareholders of Arbor fail to approve the matters required to be approved by such shareholders at the Special Meeting; or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger has become final and non-appealable.

     Further, the Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Arbor Board if (i) Arbor is not in material breach of any of the terms of the Merger Agreement, (ii) the Arbor Board authorizes Arbor, subject to the terms of the Merger Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and Arbor notifies Vornado in writing that Arbor intends to enter into such agreement and sets forth the material terms of the proposed transaction and (iii) Arbor prior to such termination pays to Vornado any required termination fees (as described under '--Certain Termination Fees'). The Merger Agreement may also be terminated and the Merger abandoned at any time prior to the effective time by action of the Arbor Board if there has been a material breach by Vornado or Merger Sub of any representation, warranty, covenant or agreement contained in the Merger Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Arbor to Vornado or Merger Sub.

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by action of the Vornado Board if (i) the Arbor Board has withdrawn or adversely modified its approval or recommendation of the Merger Agreement or failed to reconfirm its recommendation of the Merger Agreement within five business days after a written request by Vornado to do so, or (ii) there has been a material breach by Arbor of any representation, warranty, covenant or agreement contained in the Merger Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Vornado to Arbor.

     In the event of termination of the Merger Agreement, the Merger Agreement (other than certain provisions of the Merger Agreement relating to expenses, effect of termination and abandonment, governing law and venue and confidentiality and other than as described below under '--Certain Termination Fees') will become void and of no effect with no liability on the part of any party thereto (or of any of their respective trustees, officers, employees, agents, legal and financial advisors or other representatives); provided, however, that no such termination shall relieve any party thereto from any liability for any willful breach of the Merger Agreement; if such willful breach was not cured within 14 days of receipt by the breaching party of written notice of such breach; provided, however, that if the breach is curable, the breaching party shall have up to 60 days from the date of receipt of notice of such breach to cure such breach if cure is commenced during the first 14 days of such period and cure is being diligently pursued by the breaching party at all times until the breach is cured.

CERTAIN TERMINATION FEES

     In the event that Vornado's closing condition relating to receipt of a Closing Agreement with the IRS is not satisfied on or prior to March 31, 1998 (and at such time Vornado has complied in all material respects with its obligations under the Merger Agreement and has satisfied in all material respects the conditions to Closing for which it was responsible) or in the event that Vornado terminates the Merger Agreement after the approval of the Merger by Arbor's shareholders shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof or after the Arbor Board shall have withdrawn or adversely modified its approval or recommendation of the Merger Agreement or failed to reconfirm its recommendation of the Merger Agreement within five business days after a written request by Vornado to do so, Arbor shall promptly, but in no event later than two days after being notified of such by Vornado, pay all of the third party charges and expenses, including those of the Exchange Agent and including any debt breakage costs, incurred by Vornado or Merger Sub in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement up to a maximum amount of $500,000, payable by wire transfer of same day funds. In the event that the Merger Agreement is terminated (x) by Arbor after the Arbor Board authorizes Arbor, subject to the terms of the Merger Agreement, to enter into a binding agreement concerning a Superior Proposal or (y) by Vornado after a material breach of the Merger Agreement by Arbor that is not curable, or if curable, is not cured within 30 days after written notice, then Arbor shall promptly, but in no event later than two days after the date of such termination, pay Vornado a termination fee of $3,000,000 and shall promptly, but in no event later than two days after being notified of such by Vornado, pay all of the third party charges and expenses, including those of the Exchange Agent and including any debt breakage costs, incurred by Vornado or Merger Sub in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement up to a maximum amount of $500,000, in each case payable by wire transfer of same day funds. In the event that (A) an Acquisition Proposal shall have been made to Arbor or any of its subsidiaries (or Arbor or any of its subsidiaries shall have been notified, whether or not in writing, that such Acquisition Proposal would be made) or any of its shareholders or any person or entity shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to Arbor or any of its subsidiaries and thereafter the Merger Agreement is terminated by Vornado after a material breach of the Merger Agreement by Arbor that is not curable, or if curable, is not cured within 30 days of written notice and a closing occurs pursuant to such Acquisition Proposal on or before December 31, 1998, or (B) an Acquisition Proposal shall have been made to Arbor or any of its subsidiaries (or Arbor or any of its subsidiaries shall have been notified, whether or not in writing, that such Acquisition Proposal would be made) or any of its shareholders or any person or entity shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to Arbor or any of its subsidiaries and thereafter the Merger Agreement is terminated by either Vornado or Arbor after the approval of the Merger by Arbor's shareholders shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof and a closing occurs pursuant to such Acquisition Proposal on or before December 31, 1998, then Arbor shall promptly, but in no event later than two days after the date of such closing, pay Vornado a termination fee of $3,000,000 (such amount to be in addition to the required expense reimbursement of up to $500,000). The Merger Agreement provides that if Arbor fails to promptly pay any such termination fees or expense reimbursement amounts, and, in order to obtain such payment, Vornado or Merger Sub commences a suit which results in a judgment against Arbor for such fees or expenses, Arbor shall pay to Vornado or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

EXPENSES

     Except as provided above under '--Certain Termination Fees,' pursuant to the Merger Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement and the Merger will be paid by the party incurring such cost or expense, except that expenses incurred in connection with the filing fee for the Registration Statement and printing and mailing this Proxy Statement/Prospectus and the Registration Statement will be shared equally by Vornado and Arbor.

ACCOUNTING TREATMENT

     The Merger will be treated as a 'purchase' for accounting and financial reporting purposes.


RESALE OF VORNADO SHARES

     The Vornado Shares issuable to shareholders of Arbor in connection with the Merger have been registered under the Securities Act. Such shares may be traded freely and without restriction by those shareholders not deemed to be 'affiliates' of Vornado or Arbor as that term is defined in the rules under the Securities Act and Accounting Series Releases 130 and 135, as amended, of the SEC. 'Affiliates' are generally defined as persons who control, are controlled by or are under common control with Arbor at the time of the Special Meeting. Vornado Shares received by those shareholders of Arbor who are deemed to be 'affiliates' of Arbor may be resold without registration as provided for by Rules 144 or 145, or as otherwise permitted, under the Securities Act. This Proxy Statement/Prospectus does not cover any resales of Vornado Shares received by affiliates of Arbor, or by certain of their family members or related interests.

     Pursuant to the Merger Agreement, Arbor has delivered to Vornado a list of names and addresses of those persons whom Arbor believes to be, as of the time of the Special Meeting, 'affiliates' of such party within the meaning of Rule 145 under the Securities Act. Arbor has agreed to exercise its best efforts to deliver or cause to be delivered to Vornado, prior to the date of the Special Meeting, from each affiliate identified by Vornado or Arbor, as the case may be, a letter dated as of the date of the Special Meeting in which such person will agree not to sell, pledge, transfer or otherwise dispose of the Vornado Shares to be received by such person in the Merger or otherwise owned by such person, except in compliance with the applicable provisions of the Securities Act and the rules promulgated thereunder.

INTERESTS OF CERTAIN PERSONS IN THE MERGER


     In considering the recommendations of the Arbor Board, shareholders should be aware that certain members of Arbor's management and of the Arbor Board have certain interests in the Merger that are in addition to the interests of shareholders generally and that may create potential conflicts of interest.


  STOCK OPTIONS


     As discussed under '--Stock Options,' Vornado has agreed to issue to Myles
H. Tanenbaum options to purchase 60,000 Vornado Common Shares at an exercise price per Vornado Common Share equal to the greater of (a) $41.50 or (b) the closing price of Vornado Common Shares on the last NYSE trading day prior to the Closing Date. In connection with the Merger, Mr. Tanenbaum's presently existing Arbor Options to purchase 750,000 Arbor Common Shares at an exercise price of $10.00 per share will be canceled.


  TRUSTEE AND OFFICER INDEMNIFICATION

     Pursuant to the Merger Agreement, from and after the Effective Time, Vornado will indemnify, defend and hold harmless each present and former trustee and officer of Arbor and its subsidiaries against any costs or expenses

(including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, to the fullest extent that Arbor and its subsidiaries would have been permitted under applicable law and the applicable declaration of trust, partnership agreement or other charter documents or bylaws in effect on the date of the Merger Agreement to indemnify such person. In addition, Vornado is obligated to advance expenses as incurred to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced agrees to reimburse Vornado if it is ultimately determined that such person is not entitled to indemnification by Vornado.

  OTHER INTERESTS IN THE MERGER

     Kimli Cross Smith, Executive Vice President and a trustee of Arbor, has been offered a senior position with Vornado after the Merger. In connection with the Merger, Myles H. Tanenbaum will receive cash in the amount of $8,250, representing the return to Mr. Tanenbaum of the amount recently invested by Mr. Tanenbaum in the subsidiary limited partnership formed by Arbor in April 1996. Mr. Tanenbaum, who together with family members, owns approximately 9.6% of the outstanding Arbor Common Shares, has agreed to vote his Arbor Common Shares at the Special Meeting in favor of approval of the Merger Agreement and approval of the transactions contemplated thereby, and to make a Common Election with respect to his Arbor Common Shares.

APPRAISAL RIGHTS


     Neither the DBTA nor the Arbor Declaration of Trust provides for dissenters' rights of appraisal in connection with the Merger.


ELECTION PROCEDURES


     The Merger Agreement provides that each record holder of Arbor Common Shares (other than Excluded Arbor Common Shares) issued and outstanding immediately prior to the Election Deadline (as defined below) shall be entitled to elect to receive in respect of each such Arbor Common Share (x) 0.243810 Vornado Common Shares (a 'Common Election') or (y) 0.153846 Vornado Series A Preferred Shares (a 'Preferred Election'). Arbor Common Shares in respect of which no election is made (a 'Non-Election'), whether such shares are voted for or against approval of the Merger or not voted (collectively, 'Non-Election Shares'), shall be deemed to be Arbor Common Shares in respect of which Common Elections have been made.




     Elections shall be made on the Form of Election provided with this Proxy Statement/Prospectus for that purpose to holders of record of Arbor Common Shares (other than holders of Excluded Arbor Common Shares). Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent at its designated office, by 5:00 p.m., on the business day that is two trading days prior to the Closing Date (which date shall be publicly announced by Vornado as soon as practicable but in no event less than five trading days prior to the Closing Date) (the 'Election Deadline'). Arbor shall use its best efforts to make a Form of Election available to all Arbor shareholders who become holders of record of Arbor Common Shares (other than Excluded Arbor Common Shares) between the date of mailing of this Proxy Statement/Prospectus and the Election Deadline. Vornado has the authority to determine, in its sole and absolute discretion, which authority it may delegate in whole or in part to the Exchange Agent, whether Forms of Election have been properly completed, signed and submitted or revoked. The decision of Vornado (or the Exchange Agent, as the case may be) in such matters shall be conclusive and binding. Neither Vornado nor the Exchange Agent will be under any obligation to notify any Arbor shareholder of any defect in a Form of Election submitted to the Exchange Agent. A holder of Arbor Common Shares that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election.


     An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Upon any such revocation, unless a duly completed Form of Election is thereafter timely submitted, any such Arbor Common Shares shall be Non-Election Shares.

     Arbor shareholders making a Preferred Election will receive Vornado Series A Preferred Shares from Merger Sub, into which Vornado shall contribute such Vornado Series A Preferred Shares immediately prior to the Effective Time. By making a Preferred Election, Arbor shareholders will waive all rights to dividends on Vornado Series A Preferred Shares accruing prior to the first day of the calendar quarter in which the Closing occurs.

     The Merger Agreement further provides that whenever a dividend or other distribution is declared by Vornado in respect of Vornado Common Shares, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all Vornado Shares issuable pursuant to the Merger Agreement. No dividends or other distributions in respect of the Vornado Common Shares will be paid to any holder of any unsurrendered certificates evidencing Arbor Common Shares ('Arbor Certificates') until such Arbor Certificate is surrendered for exchange in accordance with the Merger Agreement. Subject to the effect of applicable laws, following surrender of any such Arbor Certificate, there shall be issued and/or paid to the holder of the certificates representing whole Vornado Shares issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time which are payable at such time with respect to such whole Vornado Shares and which have not been previously paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole Vornado Shares with a record date after the Effective Time but with a payment date subsequent to surrender. For purposes of dividends or other distributions in respect of Vornado Shares, all Vornado Shares to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time.

     After the Effective Time, there will be no transfers on the stock transfer books of Arbor of shares of Arbor Common Shares.

     Promptly after the Effective Time, the Exchange Agent will mail a letter of transmittal and instructions for surrender to each shareholder of record of Arbor Common Shares (other than Excluded Arbor Common Shares), advising such shareholder of the procedure for surrendering Arbor Common Share certificates in exchange for Vornado Share certificates and obtaining any unpaid dividends and any cash in lieu of any fractional shares of Arbor Common Shares.

     Pursuant to the Merger Agreement, in the event any Arbor Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Arbor Certificate to be lost, stolen or destroyed and the posting by such person of a bond in the form customarily required by Vornado as indemnity against any claim that may be made against it with respect to such Arbor Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Arbor Certificate the Vornado Shares, any unpaid dividends or other distributions and any cash payment in lieu of a fractional share in respect thereof issuable and/or payable upon due surrender of and deliverable in respect of Arbor Common Shares represented by such Arbor Certificate pursuant to the Merger Agreement, in each case, without interest.

ARBOR DIVIDENDS

     The Merger Agreement provides that in addition to Arbor's regular quarterly dividend payable on November 15, 1997, Arbor may pay, immediately prior to the Closing, a special dividend with respect to the Shares in an amount per Share that, when combined with the full regular dividend paid or payable per portion of Vornado Series A Preferred Share (to all holders of Vornado Series A Preferred Shares including the shareholders of Arbor who have duly made, and not revoked prior to the Election Deadline, a Preferred Election) into which an Arbor Common Share would be convertible pursuant to the Preferred Election for the quarterly period during which the Closing Date occurs, does not exceed $0.175.

NEW YORK STOCK EXCHANGE LISTING; DELISTING OF ARBOR COMMON SHARES

     Pursuant to the Merger Agreement, Vornado will use its best efforts to cause the Vornado Shares to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. The Surviving Corporation shall use its best efforts to cause Arbor Common Shares to be delisted from the NYSE and deregistered under the Exchange Act as soon as practicable following the Effective Time.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of the principal United States federal income tax consequences is based on (a) the opinion of Wolf, Block, Schorr and Solis-Cohen LLP, counsel to Arbor, with respect to the Merger, and (b) the opinion of Sullivan & Cromwell, counsel for Vornado, with respect to qualifying for taxation as a REIT and the ownership of Vornado Shares. Except as expressly noted to the contrary, this discussion assumes that appraisal rights will not be available to dissenting stockholders in the Merger. This discussion is based in part upon representations made, and certifications provided, by Arbor and Vornado and certain shareholders of Arbor and Vornado. This discussion does not purport to deal with all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including dealers in securities or currencies, banks, tax-exempt organizations, life insurance companies, persons that hold Arbor Common Shares or Vornado Shares as other than capital assets or persons that hold Vornado Shares as part of a hedge, straddle or conversion transaction) subject to special treatment under the United States federal income tax laws.

     EACH HOLDER OF ARBOR COMMON SHARES IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER AND OF OWNING VORNADO SHARES TO SUCH HOLDER (INCLUDING THE APPLICATION AND EFFECT OF STATE AND LOCAL INCOME AND OTHER TAX LAWS).

THE MERGER

     In the opinion of Wolf, Block, Schorr and Solis-Cohen LLP, although the issue is not completely free from doubt, the Merger will be treated under the Code as a tax-free reorganization within the meaning of Section 368 of the Code. Thus, the tax consequences of the Merger to each of Arbor, Vornado and holders of Arbor Common Shares should be as follows:

          (i) no gain or loss will be recognized by Arbor or Vornado for United States federal income tax purposes as a result of the Merger;

          (ii) no gain or loss will be recognized by a holder of Arbor Common Shares, except as described below with respect to a holder who receives cash in lieu of a fractional share interest in Vornado Shares;

          (iii) the aggregate adjusted tax basis of Vornado Shares (including a fractional share interest in Vornado Shares deemed received and redeemed as described below) received by a holder will be the same as the aggregate adjusted tax basis of the Arbor Common Shares exchanged therefor;

          (iv) the holding period of Vornado Shares (including a fractional share interest in Vornado Shares deemed received and redeemed as described below) received by a holder will include the holding period of the Arbor Common Shares exchanged therefor provided the Arbor Common Shares were held as capital assets; and

          (v) a holder of Arbor Common Shares who receives cash in lieu of a fractional share interest in Vornado Shares will be treated as having received such fractional share interest and then as having received the cash in redemption of such fractional share interest. Under Section 302 of the Code, if such deemed distribution were 'substantially disproportionate' with respect to the holder or were 'not essentially equivalent to a dividend' after giving effect to the constructive ownership rules of the Code, the holder would generally recognize capital gain or loss equal to the difference between the amount of the cash received and the holder's adjusted tax basis in the fractional share interest (determined as described in (iii) above). Generally, the distribution of cash in lieu of a fractional share interest to a holder who will own, after the Merger, less than 1% of the outstanding Vornado Shares will be considered 'not essentially equivalent to a dividend.' For noncorporate holders, the maximum rate of tax with respect to such capital gain or loss will be reduced if such holder's holding period in the fractional share interest (determined as described in (iv) above) is more than one year, and will be further reduced if such holder's holding period is more than 18 months.

     Although, in the opinion of Wolf, Block, Schorr and Solis-Cohen LLP, the Merger will be treated under the Code as a tax-free reorganization, this conclusion is not free from doubt. Certain prior interpretations by the IRS relating to 'continuity of business enterprise' create some questions as to the qualification as tax-free reorganizations of certain merger transactions where a major portion of the assets of the acquired corporation are held immediately after the merger by a partnership in which the acquiring corporation is a partner. The Merger is similar in some respects to such transactions, in that Arbor's assets will be held by Vornado after the Merger through the Operating Partnership. The IRS has issued proposed regulations that, if adopted, would change those interpretations on a prospective basis and clarify that transactions like the Merger would be treated as tax-free reorganizations. In the opinion of Wolf, Block, Schorr and Solis-Cohen LLP, even if those prior adverse IRS interpretations were correct, the Merger is distinguishable from the transactions to which they were addressed.

     In providing its opinion, Wolf, Block, Schorr and Solis-Cohen LLP is relying on representations received from Arbor. The opinion of Wolf, Block, Schorr and Solis-Cohen LLP is not binding upon the IRS or the courts. If the IRS were to be successful in challenging the qualification of the Merger as a tax-free reorganization (for example, on the grounds that the prior adverse IRS interpretations of the 'continuity of business enterprise' doctrine apply to the Merger and prevent the Merger from constituting a tax-free reorganization), the Merger could be treated as a taxable sale of assets from Arbor to Vornado in exchange for the Vornado Shares, followed by the distribution of the Vornado Shares to the Arbor shareholders in a taxable liquidation of Arbor. In that event, an Arbor shareholder could be subject to adverse tax consequences, including without limitation the recognition of taxable gain without a corresponding distribution of cash in connection with the Merger, as a result of which the Arbor shareholder may be required to sell Vornado Shares or use other resources in order to pay the taxes imposed upon such taxable gain. The amount of taxable gain (if any) to an Arbor shareholder upon such a taxable liquidation would be equal to the excess (if any) of the value of the Vornado Shares received by such shareholder in the Merger over the tax basis of such shareholder in his Arbor Common shares (after reducing such basis by the amount of cash distributions previously received by such shareholder from Arbor that were treated as a return of capital). If the Arbor Common Shares are capital assets in the hands of an Arbor shareholder and have been held for more than a year at the time of the Merger, any such gain would be long-term capital gain subject to the reduced tax rates provided for such gain under the Code. See '--Taxation of Holders of Vornado Common Shares or Vornado Series A Preferred Shares--U.S. Shareholders.'

TAXATION OF VORNADO AS A REIT

  GENERAL


     Commencing with its taxable year ended December 31, 1993, Vornado has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and Vornado's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding upon the IRS or any court. In providing its opinion, Sullivan & Cromwell is relying upon (i) representations received from Vornado and (ii) an opinion of Shearman & Sterling as to the qualification of Alexander's as a REIT. In providing its opinion to the effect that, commencing with Alexander's taxable year ending December 31, 1995, Alexander's has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and Alexander's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code, Shearman & Sterling is in turn relying upon representations received from Alexander's. The qualification and taxation of Vornado and Alexander's as REITs depends upon their ability to meet, through actual annual operating results, distribution levels, stock ownership requirements and the various qualification tests imposed under the Code. Accordingly, while Vornado intends to continue to qualify to be taxed as a REIT, no assurance can be given that the actual results of Vornado's or Alexander's operation for any particular year will satisfy such requirements. Neither Sullivan & Cromwell nor Shearman & Sterling will monitor the compliance of the Company or Alexander's with the requirements for REIT qualification on an ongoing basis.


     The sections of the Code applicable to REITs are highly technical and complex. The material aspects thereof are summarized below.

     As a REIT, Vornado generally will not be subject to federal corporate income taxes on its net income that is currently distributed to shareholders. This treatment substantially eliminates the 'double taxation' (at the corporate and shareholder levels) that generally results from investment in a regular corporation. However, Vornado will be subject to federal income tax as follows. First, Vornado will be taxed at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains. Second, under certain circumstances, Vornado may be subject to the

'alternative minimum tax' on its items of tax preference. Third, if Vornado has
(i) net income from the sale or other disposition of 'foreclosure property' which is held primarily for sale to customers in the ordinary course of business or (ii) other non-qualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if Vornado has net income from 'prohibited transactions' (which are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if Vornado should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which Vornado fails the 75% or 95% test, multiplied by (b) a fraction intended to reflect Vornado's profitability. Sixth, if Vornado should fail to distribute during each calendar year at least the sum of (i) 85% of its real estate investment trust ordinary income for such year, (ii) 95% of its real estate investment trust capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, Vornado would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, if during the 10-year period (the 'Recognition Period') beginning on the first day of the first taxable year for which Vornado qualified as a REIT, Vornado recognizes gain on the disposition of any asset held by Vornado as of the beginning of the Recognition Period, then, to the extent of the excess of (a) fair market value of such asset as of the beginning of the Recognition Period over (b) Vornado's adjusted basis in such asset as of the beginning of the Recognition Period (the 'Built-in Gain'), such gain will be subject to tax at the highest regular corporate rate pursuant to Treasury regulations that have not been promulgated; provided, however, that Vornado shall not be subject to tax on recognized Built-in Gain with respect to assets held as of the first day of the Recognition Period to the extent that the aggregate amount of such recognized Built-in Gain exceeds the net aggregate amount of Vornado's unrealized Built-in Gain as of the first day of the Recognition Period. Eighth, if Vornado acquires any asset from a C corporation (i.e., generally a corporation subject to full corporate-level tax) in certain transactions in which the basis of the asset in the hands of Vornado is determined by reference to the basis of the asset (or any other property) in the hands of the C corporation, and Vornado recognizes gain on the disposition of such asset during the Recognition Period beginning on the date on which such asset was acquired by Vornado, then, pursuant to the Treasury regulations that have not yet been issued and to the extent of the Built-in Gain, such gain will be subject to tax at the highest regular corporate rate.

  REQUIREMENTS FOR QUALIFICATION

     The Code defines a REIT as a corporation, trust or association (1) which is managed by one or more trustees or directors, (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest, (3) which would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code, (4) which is neither a financial institution nor an insurance company subject to certain provisions of the Code, (5) the beneficial ownership of which is held by 100 or more persons, (6) during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) and (7) which meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (1) to (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

     Vornado has satisfied conditions (1) through (5) and believes that it has also satisfied condition (6). In addition, the Vornado Declaration of Trust provides for restrictions regarding the ownership and transfer of Vornado's shares of beneficial interest, which restrictions are intended to assist Vornado in continuing to satisfy the share ownership requirements described in (5) and
(6) above. The ownership and transfer restrictions pertaining to the Vornado Preferred Shares and the Vornado Common Shares are described below under the headings 'Description of Shares of Beneficial Interest--Description of Vornado Series A Preferred Shares--Restrictions on Ownership' and 'Description of
Shares of Beneficial Interest--Description of Vornado Common Shares--Restrictions on Ownership.'

     Vornado owns a number of wholly-owned subsidiaries. Code Section 856(i) provides that a corporation which is a 'qualified REIT subsidiary' shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a 'qualified REIT subsidiary' shall be treated as assets, liabilities and such items (as the case may be) of the REIT. Thus, in applying the requirements described herein, Vornado's 'qualified REIT subsidiaries' will be ignored, and all assets, liabilities and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and such items (as the case may be) of Vornado. Vornado believes that all of its wholly-owned subsidiaries are 'qualified REIT subsidiaries.'

     In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, Vornado's proportionate share of the assets, liabilities and items of income of any partnership in which Vornado is a partner, including the Operating Partnership, will be treated as assets, liabilities and items of income of Vornado for purposes of applying the requirements described herein. Thus, actions taken by partnerships in which Vornado owns an interest either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect Vornado's ability to satisfy the REIT income and assets tests and the determination of whether Vornado has net income from 'prohibited transactions.'

     INCOME TESTS. In order to maintain qualification as a REIT, Vornado annually must satisfy three gross income requirements. First, at least 75% of Vornado's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including 'rents from real property'--which term generally includes expenses of Vornado that are paid or reimbursed by tenants) or from certain types of temporary investments. Second, at least 95% of Vornado's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, for taxable years beginning on or before August 5, 1997, short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of Vornado's gross income (including gross income from prohibited transactions) for such taxable year. Rents received by Vornado will qualify as 'rents from real property' in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term 'rents from real property' solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as 'rents from real property' in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns a 10% or greater interest in such tenant (a 'Related Party Tenant'). Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as 'rents from real property.' Finally, for rents received to qualify as 'rents from real property,' the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an independent contractor from whom the REIT derives no revenue; provided, however, that Vornado may directly perform certain services that are 'usually or customarily rendered' in connection with the rental of space for occupancy only or are not considered 'rendered to the occupant' of the property. Vornado does not derive significant rents from Related Party Tenants, and Vornado does not and will not derive rental income attributable to personal property (other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease). Vornado directly performs services for certain of its tenants. Vornado does not believe that the provision of such services will cause its gross income attributable to such tenants to fail to be treated as 'rents from real property.' For taxable years of Vornado beginning after August 5, 1997, if Vornado provides services to a tenant that are other than those usually or customarily provided in connection with the rental of space for occupancy only, amounts received or accrued by Vornado for any such services will not be treated as 'rents from real property' for purposes of the REIT gross income tests but will not cause other amounts received with respect to the property to fail to be treated as 'rents from real property' unless the amounts received in respect of such services, together with amounts received for certain management services, exceeds 1% of all amounts received or accrued by Vornado during the taxable year with respect to such property. Under the literal wording of Section 856 of the Code, if the 1% threshold is exceeded, then all amounts received or accrued by Vornado with respect to the property will not qualify as 'rents from real property,' even if the impermissible services are provided to some, but not all, of the tenants of the property.

     The term 'interest' generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term 'interest' solely by reason of being based on a fixed percentage or percentages of receipts or sales.

     If Vornado fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if Vornado's failure to meet such tests was due to reasonable cause and not due to willful neglect, Vornado attaches a schedule of the sources of its income to its federal income tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances Vornado would be entitled to the benefit of these relief provisions. As discussed above under '--General,' even if these relief provisions apply, a tax would be imposed with respect to the excess income.

     ASSET TESTS. Vornado, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of Vornado's total assets must be represented by real estate assets (including (i) real estate assets held by Vornado's qualified REIT subsidiaries and Vornado's allocable share of real estate assets held by partnerships in which Vornado owns an interest, (ii) for a period of one year from the date of Vornado's receipt of proceeds of an offering of its shares of beneficial interest or long-term (at least five years) debt, stock or debt instruments purchased with such proceeds and (iii) stock issued by another
REIT), cash, cash items and government securities. Second, not more than 25% of Vornado's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities (other than securities issued by another
REIT) owned by Vornado may not exceed 5% of the value of Vornado's total assets and Vornado may not own more than 10% of any one issuer's outstanding voting securities.

     Since March 2, 1995, Vornado has owned more than 10% of the voting securities of Alexander's. Since April of 1997, Vornado's ownership of Alexander's has been through the Operating Partnership rather than direct. Vornado's ownership interest in Alexander's will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Alexander's qualified as a REIT for each of taxable years beginning with its taxable year ending December 31, 1995 and continues to so qualify. In the opinion of Shearman & Sterling, commencing with Alexander's taxable year ended December 31, 1995, Alexander's has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. In providing its opinion, Shearman & Sterling is relying upon representations received from Alexander's.

     Since April of 1997 Vornado has also owned, through the Operating Partnership, more than 10% of the voting securities of Two Penn Plaza REIT, Inc. ('Two Penn REIT'). Vornado's indirect ownership interest in Two Penn REIT will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Two Penn REIT qualifies as a REIT for its first taxable year and each taxable year thereafter. Vornado believes that Two Penn REIT will also qualify.

     In order to ensure compliance with the 95% gross income test described above, Vornado transferred certain contract rights and obligations to VMC, a New Jersey corporation, in return for all of VMC's nonvoting preferred stock (the 'Nonvoting Stock'). Since April of 1997, the Nonvoting Stock has been held by the Operating Partnership. The Nonvoting Stock entitles the holder thereof to 95% of the dividends paid by VMC. Vornado does not believe that its indirect ownership of the Nonvoting Stock will adversely affect its ability to satisfy the asset tests described above.

     Since April of 1997 and June of 1997, respectively, Vornado has also owned, through the Operating Partnership, nonvoting shares in the Management Corporation and Vornado RR, Inc. Vornado does not believe that the characteristics or value of such shares will cause Vornado to fail to satisfy the REIT asset tests described above.

     ANNUAL DISTRIBUTION REQUIREMENTS. Vornado, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (A) the sum of (i) 95% of Vornado's 'real estate investment trust taxable income' (computed without regard to the dividends paid deduction and Vornado's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property minus (B) the sum of certain items of non-cash income. In addition, if Vornado disposes of any asset during its Recognition Period, Vornado will be required, pursuant to Treasury regulations which have not yet been promulgated, to distribute at least 95% of the Built-in Gain (after tax), if any, recognized on the disposition of such asset. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Vornado timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that Vornado does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its 'real estate investment trust taxable income,' as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if Vornado should fail to distribute during each calendar year at least the sum of (i) 85% of its ordinary income for such year, (ii) 95% of its capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, Vornado would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Vornado intends to satisfy the annual distribution requirements.

     It is possible that Vornado, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at taxable income of Vornado. In the event that such timing differences occur, in order to meet the 95% distribution requirement, Vornado may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

     Under certain circumstances, Vornado may be able to rectify a failure to meet the distribution requirement for a year by paying 'deficiency dividends' to shareholders in a later year, which may be included in Vornado's deduction for dividends paid for the earlier year. Thus, Vornado may be able to avoid being taxed on amounts distributed as deficiency dividends; however, Vornado will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

  FAILURE TO QUALIFY

     If Vornado fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Vornado will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which Vornado fails to qualify will not be deductible by Vornado nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, Vornado will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances Vornado would be entitled to such statutory relief.

TAXATION OF HOLDERS OF VORNADO COMMON SHARES OR VORNADO SERIES A PREFERRED
SHARES

  U.S. SHAREHOLDERS

     As used herein, the term 'U.S. Shareholder' means a holder of Vornado Shares who (for United States federal income tax purposes) is (i) a citizen or resident of the United States, (ii) a corporation organized under the laws of the United States or any State, (iii) an estate the income of which is subject to United States Federal income taxation regardless of its source or (iv) a trust if a United States court is able to exercise primary supervision over administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.


     As long as Vornado qualifies as a REIT, distributions made by Vornado out of its current or accumulated earnings and profits (and not designated as capital gain dividends) will constitute dividends taxable to its taxable U.S. Shareholders as ordinary income. Such distributions will not be eligible for the dividends-received deduction in the case of U.S. Shareholders that are corporations. Distributions made by Vornado that are properly designated by Vornado as capital gain dividends will be taxable to U.S. Shareholders as gain from the sale of a capital asset held for more than one year (to the extent that they do not exceed Vornado's actual net capital gain for the taxable year) without regard to the period for which a U.S. Shareholder has held his shares. U.S. Shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

     To the extent that Vornado makes distributions (not designated as capital gain dividends) in excess of its current and accumulated earnings and profits, such distributions will be treated first as a tax-free return of capital to each U.S. Shareholder, reducing the adjusted basis which such U.S. Shareholder has in his Vornado Shares for tax purposes by the amount of such distribution (but not below zero), with distributions in excess of a U.S. Shareholder's adjusted basis in his shares taxable as capital gains (provided that the Vornado Shares have been held as a capital asset). For purposes of determining the portion of distributions on separate classes of Vornado Shares that will be treated as dividends for federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of Preferred Shares before being allocated to other distributions. Dividends authorized by Vornado in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by Vornado and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by Vornado on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of Vornado.

     Holders of Vornado Series A Preferred Shares may be deemed, in certain circumstances, to have received a dividend upon an adjustment in the Conversion Price that is attributable to distributions to holders of Vornado Common Shares.

     For taxable years of the Company beginning after August 5, 1997, U.S. Shareholders holding Vornado Shares at the close of Vornado's taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of Vornado's taxable year falls, such amount as Vornado may designate in a written notice mailed to its shareholders. Vornado may not designate amounts in excess of Vornado's undistributed net capital gain for the taxable year. Each U.S. Shareholder required to include such a designated amount in determining such shareholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by Vornado in respect of such undistributed net capital gains. U.S. Shareholders subject to these rules will be allowed a credit or a refund, as the case may be, for the tax deemed to have paid by such shareholders. U.S. Shareholders will increase their basis in their Vornado Shares by the difference between the amount of such includible gains and the tax deemed paid by the shareholder in respect of such gains.

     Distributions made by Vornado and gain arising from the sale or exchange by a U.S. Shareholder of Shares will not be treated as passive activity income, and, as a result, U.S. Shareholders generally will not be able to apply any 'passive losses' against such income or gain.

     Upon any sale or other disposition of Vornado Shares, a U.S. Shareholder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (i) the amount of cash and the fair market value of any property received on such sale or other disposition, and (ii) the holder's adjusted basis in the Vornado Shares for tax purposes. Such gain or loss will be capital gain or loss if the Vornado Shares have been held by the U.S. Shareholder as a capital asset and will be long-term gain or loss if such Vornado Shares have been held for more than one year. Long-term capital gain of an individual U.S. Shareholder is generally subject to a maximum tax rate of 28% in respect of property held for more than one year and a maximum tax rate of 20% in respect of property held in excess of 18 months. In general, any loss recognized by a U.S. Shareholder upon the sale or other disposition of Vornado Shares that have been held for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions received by such U.S. Shareholder from Vornado which were required to be treated as long-term capital gains.

     BACKUP WITHHOLDING. Vornado will report to its U.S. Shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder that does not provide Vornado with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, Vornado may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to Vornado.

     TAXATION OF TAX-EXEMPT SHAREHOLDERS. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income ('UBTI') when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder (except certain tax-exempt shareholders described below) has not held its Shares as 'debt financed property' within the meaning of the Code and such Shares are not otherwise used in a trade or business, the dividend income from Shares will not be UBTI to a tax-exempt shareholder.

Similarly, income from the sale of Shares will not constitute UBTI unless such tax-exempt shareholder has held such Shares as 'debt financed property' within the meaning of the Code or has used the Shares in a trade or business.

     For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17), and (c)(20) of the Code, respectively, income from an investment in Vornado's Shares will constitute UBTI unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its Shares. Such prospective investors should consult their own tax advisors concerning these 'set aside' and reserve requirements.

     Notwithstanding the foregoing, however, a portion of the dividends paid by a 'pension-held REIT' will be treated as UBTI to any trust which (i) is described in Section 401(a) of the Code, (ii) is tax-exempt under Section 501(a) of the Code, and (iii) holds more than 10% (by value) of the equity interests in the REIT. Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as 'qualified trusts.'

     A REIT is a 'pension-held REIT' if (i) it would not have qualified as a REIT but for the fact that Section 856(h) (3) of the Code provides that stock owned by qualified trusts shall be treated, for purposes of the 'not closely held' requirement, as owned by the beneficiaries of the trust (rather than by the trust itself) and (ii) either (A) at least one qualified trust holds more than 25% (by value) of the interests in the REIT or (B) one or more qualified trusts, each of which owns more than 10% (by value) of the interests in the REIT, hold in the aggregate more than 50% (by value) of the interests in the REIT. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the gross income (less direct expenses related thereto) of the REIT from unrelated trades or businesses (determined as though the REIT were a qualified trust) to (ii) the total gross income (less direct expenses related thereto) of the REIT. A de minimis exception applies where this percentage is less than 5% for any year. Vornado does not expect to be classified as a 'pension-held REIT.'

     Tax-exempt entities will be subject to the rules described above, under the heading '--U.S. Shareholders' concerning the inclusion of Vornado's designated undistributed net capital gains in the income of its shareholders. Thus, such entities will be allowed a credit or refund of the tax deemed paid by such entities in respect of such includible gains.

  NON-U.S. SHAREHOLDERS

     The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders (collectively, 'Non-U.S. Shareholders') are complex and no attempt will be made herein to provide more than a limited summary of such rules. Prospective Non-U.S. Shareholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to an investment in Shares, including any reporting requirements.

     ORDINARY DIVIDENDS.  Distributions, including distributions deemed paid to holders of Vornado Series A Preferred Shares (as described above under '--U.S. Shareholders') other than distributions that are treated as attributable to gain from sales or exchanges by Vornado of U.S. real property interests (discussed below) and other than distributions designated by Vornado as capital gain dividends, will be treated as ordinary income to the extent that they are made out of current or accumulated earnings and profits of Vornado. Such distributions to Non-U.S. Shareholders will ordinarily be subject to a withholding tax equal to 30% of the gross amount of the distribution, unless an applicable tax treaty reduces that tax. However, if income from the investment in the Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to tax at graduated rates in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax if the shareholder is a foreign corporation). Vornado expects to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a Non-U.S. Shareholder, unless (i) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with Vornado or the appropriate withholding agent or (ii) the Non-U.S. Shareholder files an IRS Form 4224 (or a successor form) with Vornado or the appropriate withholding agent claiming that the distributions are 'effectively connected' income.

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

     Distributions to a Non-U.S. Shareholder that are designated by Vornado at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to the disposition by Vornado of a U.S. real property interest generally will not be subject to U.S. federal income taxation, except as described below.

     RETURN OF CAPITAL. Distributions in excess of current and accumulated earnings and profits of Vornado, which are not treated as attributable to the gain from disposition by Vornado of a U.S. real property interest, will not be taxable to a Non-U.S. Shareholder to the extent that they do not exceed the adjusted basis of the Non-U.S. Shareholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that such distributions exceed the adjusted basis of a Non-U.S. Shareholder's Shares, they will give rise to tax liability if the Non-U.S. Shareholder otherwise would be subject to tax on any gain from the sale or disposition of its Shares, as described below. If it cannot be determined at the time a distribution is made whether such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Shareholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current accumulated earnings and profits of Vornado.

     CAPITAL GAIN DIVIDENDS. For any year in which Vornado qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by Vornado of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ('FIRPTA'). Under FIRPTA, these distributions are taxed to a Non-U.S.

Shareholder as if such gain were effectively connected with a U.S. business. Thus, Non-U.S. Shareholders will be taxed on such distributions at the normal capital gain rates applicable to U.S. Shareholders (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals). Vornado is required by applicable Treasury Regulations under FIRPTA to withhold 35% of any distribution that could be designated by Vornado as a capital gain dividend. However, if Vornado designates as a capital gain dividend a distribution made prior to the day Vornado actually effects such designation, then (although such distribution may be taxable to a Non-U.S. Shareholder) such distribution is not subject to withholding under FIRPTA; rather, Vornado must effect the 35% FIRPTA withholding from distributions made on and after the date of such designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The amount withheld is creditable against the Non-U.S. Shareholder's U.S. tax liability.

     SALES OF SHARES. Gain recognized by a Non-U.S. Shareholder upon a sale or exchange of Common Shares generally will not be taxed under FIRPTA if Vornado is a 'domestically controlled REIT,' defined generally as a REIT in respect of which at all times during a specified testing period less than 50% in value of the stock is and was held directly or indirectly by foreign persons. It is currently anticipated that Vornado will continue to be a 'domestically controlled REIT,' and, therefore, that the sale of Shares will not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the Shares is treated as 'effectively connected' with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a 'tax home' in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. A similar rule will apply to capital gain dividends not subject to FIRPTA.

     If Vornado were not a domestically-controlled REIT, a Non-U.S. Shareholder's sale of Shares would be subject to tax under FIRPTA only if the selling Non-U.S. Shareholder owned more than 5% of the class of Shares sold at any time during a specified period (generally the shorter of the period that the Non-U.S. Shareholder owned the Shares sold or the five-year period ending on the date of disposition). If the gain on the sale of Shares were to be subject to tax under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. Shareholders with respect to such gain (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of such Shares would be required to withhold 10% of the gross purchase price.

     TREATY BENEFITS. Pursuant to current Treasury Regulations, dividends paid to an address in a country outside the United States are generally presumed to be paid to a resident of such country for purposes of determining the applicability of withholding discussed above and the applicability of a tax treaty rate. Shareholders that are partnerships or entities that are similarly fiscally transparent for federal income tax purposes, and persons holding Shares through such entities, may be subject to restrictions on their ability to claim benefits under U.S. tax treaties and should consult a tax advisor.

     Under Proposed Regulations, however, a Non-U.S. Shareholder who wishes to claim the benefit of an applicable treaty rate would be required to satisfy applicable certification requirements. In addition, under the Proposed Regulations, in the case of Shares held by a foreign partnership, (x) the certification requirement would generally be applied to the partners in the partnership and (y) the partnership would be required to provide certain information, including a United States taxpayer identification number. The Proposed Regulations provide look-through rules in the case of tiered partnerships. It is not certain whether, or in what form, the Proposed Regulations will be adopted.

CONVERSION OF VORNADO SERIES A PREFERRED SHARES INTO VORNADO COMMON SHARES

     Generally, no gain or loss will be recognized by a holder that converts Vornado Series A Preferred Shares into Vornado Common Shares. Such holder's tax basis in the Vornado Common Shares received upon conversion will be the same as the holder's tax basis in the Vornado Series A Preferred Shares converted into Vornado Common Shares reduced by the amount of cash received in lieu of fractional Vornado Common Shares, and such holder's holding period for such Vornado Common Shares will include the holder's holding period for the Vornado Series A Preferred Shares so converted. A holder receiving cash in lieu of fractional Vornado Common Shares will recognize gain or loss equal to the difference between the amount of cash so received and the holder's tax basis in the converted Vornado Series A Preferred Shares allocable to the fractional share of Vornado Common Shares.

OTHER TAX CONSEQUENCES

     Vornado and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Vornado and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders are urged to consult their own tax advisors regarding the effect of state and local tax laws on an investment in Vornado.

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

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                   FINANCIAL STATEMENTS OF VORNADO AND ARBOR


     The following unaudited condensed consolidated pro forma financial information presents (i) the condensed consolidated pro forma statement of income for Vornado for the year ended December 31, 1996 and the six months ended June 30, 1997, as if (a) the Merger with Arbor and (b) the previously reported acquisitions or investments (Americold Corporation, URS Logistics, Inc., Montehiedra Town Center, the Riese Properties, Charles E. Smith Commercial Realty L.P., Hotel Pennsylvania, 90 Park Avenue and the Mendik Companies) and the issuance of 14,000,000 Vornado Common Shares on October 27, 1997 and the use of proceeds therefrom (collectively presented as 'Previously Reported Acquisitions and Transactions') had occurred on January 1, 1996 and (ii) the condensed consolidated pro forma balance sheet of Vornado as of June 30, 1997, as if the Merger with Arbor and such other acquisitions and transactions had occurred on June 30, 1997. The Previously Reported Acquisitions and Transactions were included in Vornado's Current Reports on Form 8-K previously filed with the SEC in 1997, all of which are incorporated by reference into this Proxy Statement/Prospectus. See 'Unaudited Pro Forma Condensed Consolidated Financial Statements of Vornado and Arbor'.



     The unaudited condensed consolidated pro forma financial information is not necessarily indicative of what Vornado's actual results of operations or financial position would have been had the Merger and the other acquisitions and transactions been consummated on the dates indicated, nor does it purport to represent Vornado's results of operations or financial position for any future period. The results of operations for the period ended June 30, 1997 are not necessarily indicative of the operating results for the full year. All share and per share information has been restated to reflect the Share Split.



     The unaudited condensed consolidated pro forma financial information should be read in conjunction with (i) the Consolidated Financial Statements and notes thereto included in the Vornado's Annual Report on Form 10-K for the year ended December 31, 1996, as amended (the '1996 10-K'), its Quarterly Report on Form 10-Q for the period ended June 30, 1997 (the 'June 10-Q') and its Current Reports on Form 8-K dated March 12, 1997, April 3, 1997, April 15, 1997, May 7, 1997, June 27, 1997, August 21, 1997, September 11, 1997 and October 8, 1997
incorporated herein by reference. In management's opinion, all adjustments necessary to reflect the transactions have been made and (ii) the Consolidated Financial Statements and notes thereto included in Arbor's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, and its Quarterly Report on Form-Q for the period ended June 30, 1997, as amended, incorporated herein by reference.

                 CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                                 JUNE 30, 1997
                             (AMOUNTS IN THOUSANDS)



                                                                     PREVIOUSLY
                                                                      REPORTED       HISTORICAL
                                        HISTORICAL     PRO FORMA      VORNADO      ARBOR PROPERTY     PRO FORMA         VORNADO
                                         VORNADO      ADJUSTMENTS    PRO FORMA         TRUST         ADJUSTMENTS       PRO FORMA
                                        ----------    -----------    ----------    --------------    -----------       ----------
               ASSETS

Real estate, net.....................   $  888,027     $ 185,000 (A) $1,073,027       $141,898        $ 102,100 (C)    $1,300,750
                                                                                                        (16,275)(C)
Cash and cash equivalents............      260,485                      260,485                                          260,485
Investment in and advances to
  Preferred Stock Affiliates.........                    204,000 (B)    204,000                                          204,000
Investment in and advances to
  Alexander's, Inc...................      108,100                      108,100                                          108,100
Investment in partnerships...........       38,275        77,000 (B)    115,275                                          115,275
Investment in and advances to
  management companies...............       13,008                       13,008                                           13,008
Officer's deferred compensation
  expense............................       10,419                       10,419                                           10,419
Mortgage loans receivable............      243,001      (185,000)(A)     58,001                                           58,001
Receivable arising from
  straight-lining of rents...........       19,619                       19,619                                           19,619
Other assets.........................       65,362                       65,362         13,180           (2,861)(D)       75,681
                                        ----------    -----------    ----------    --------------    -----------       ----------
                                        $1,646,296     $ 281,000     $1,927,296       $155,078        $  82,964        $2,165,338
                                        ----------    -----------    ----------    --------------    -----------       ----------
                                        ----------    -----------    ----------    --------------    -----------       ----------

             LIABILITIES

Notes and mortgages payable..........   $  862,883     $(317,740)(B) $  545,143       $124,873                         $ 670,016
Deferred leasing fee income..........       10,550                       10,550                                           10,550
Officer's deferred compensation
  payable............................       25,000                       25,000                                           25,000
Other liabilities....................       30,429                       30,429         13,930                            44,359
                                        ----------    -----------    ----------    --------------    -----------       ----------
                                           928,862      (317,740)       611,122        138,803               --          749,925
                                        ----------    -----------    ----------    --------------    -----------       ----------
Minority interest of unitholders in
  the Operating Partnership..........      178,093            --        178,093             --               --          178,093
                                        ----------    -----------    ----------    --------------    -----------       ----------
Equity...............................      539,341       598,740 (B)  1,138,081         16,275        $ 102,100 (C)    1,237,320

                                                                                                        (16,275)(C)
                                                                                                         (2,861)(D)
                                        ----------    -----------    ----------    --------------    -----------       ----------
                                        $1,646,296     $ 281,000     $1,927,296       $155,078        $  82,964        $2,165,338
                                        ----------    -----------    ----------    --------------    -----------       ----------
                                        ----------    -----------    ----------    --------------    -----------       ----------

               CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                         PREVIOUSLY
                                          REPORTED                      PREVIOUSLY   HISTORICAL
                                        ACQUISITIONS                     REPORTED      ARBOR          ARBOR
                           HISTORICAL       AND         PRO FORMA         VORNADO    PROPERTY       PRO FORMA        VORNADO
                            VORNADO     TRANSACTIONS   ADJUSTMENTS       PRO FORMA   TRUST(1)       ADJUSTMENTS     PRO FORMA
                           ----------  --------------  -----------      -----------  ---------      ----------      ----------
REVENUES:
  Property rentals.......  $   63,471  $     50,613    $    1,775 (E)   $   116,952  $11,147                        $  128,099
                                                            1,093 (F)
  Expense
    reimbursements.......      15,161         6,418                          21,579    7,619                            29,198
  Other income...........       1,327         3,542        (2,622)(G)         2,247                                      2,247
                           ----------       -------    -----------      -----------  ---------      ----------      ----------
                               79,959        60,573           246           140,778   18,766               --          159,544
                           ----------       -------    -----------      -----------  ---------      ----------      ----------
EXPENSES:
  Operating..............      26,658        20,811                          47,469    8,305                            55,774
  Depreciation and
    amortization.........       8,429         4,682           368 (H)        18,864    2,146             (705)(I)       20,305
                                                            1,688 (I)
                                                            3,697 (J)
  General and
    administrative.......       4,748         2,684        (1,607)(G)         5,825      769             (769)(W)        5,825
  Amortization of
    officer's deferred
    compensation
    expense..............      12,498                                        12,498                                     12,498
                           ----------       -------    -----------      -----------  ---------      ----------      ----------
                               52,333        28,177         4,146            84,656   11,220           (1,474)          94,402
                           ----------       -------    -----------      -----------  ---------      ----------      ----------
Operating income
  (loss).................      27,626        32,396        (3,900)           56,122    7,546            1,474           65,142
  Income applicable to

    Preferred Stock
    Affiliates...........                                  (3,970)(L)         2,972                                      2,972
                                                            6,942 (K)
  Income applicable to
    Alexander's..........       2,842                                         2,842                                      2,842
  Equity in net income of
    management
    companies............         520                         964 (G)         1,484                                      1,484
  Equity in net income of
    investees............         282           362           276 (M)         2,819                                      2,819
                                                            1,899 (N)
  Interest income on
    mortgage notes
    receivable...........       4,305                      (3,045)(O)         3,259                                      3,259
                                                            1,999 (P)
  Interest and dividend
    income...............       6,774           899                           7,673                                      7,673
  Interest and debt
    expense..............     (17,350)       (7,967)        4,537 (Q)       (18,860)  (5,144)             589 (X)      (23,415)
                                                           (4,410)(R)
                                                           (3,997)(S)
                                                           10,327 (T)
  Net gain on marketable
    securities...........         579                                           579                                        579
  Minority interest of
    unitholders in the
    Operating
    Partnership..........      (2,100)                     (3,084)(U)        (5,184)                                    (5,184)
                           ----------       -------    -----------      -----------  ---------      ----------      ----------
Net income...............      23,478        25,690         4,538            53,706    2,402            2,063           58,171
Preferred stock
  dividends..............      (4,855)                     (5,137)(V)        (9,992)                                    (9,992)
                           ----------       -------    -----------      -----------  ---------      ----------      ----------
Net income applicable to
  common shares..........  $   18,623  $     25,690    $     (599)      $    43,714  $ 2,402        $   2,063       $   48,179
                           ----------       -------    -----------      -----------  ---------      ----------      ----------
                           ----------       -------    -----------      -----------  ---------      ----------      ----------
Net income per common
  share, based on
  53,437,682 and
  70,434,764 shares,
  respectively...........  $     0.35                                                                               $     0.68
                           ----------                                                                               ----------
                           ----------                                                                               ----------

OTHER DATA:
Funds from Operations(2):
  Net income applicable
    to common shares.....  $   18,623  $     25,690    $     (599)      $    43,714  $ 2,402        $   2,063       $   48,179
  Depreciation and
    amortization of real
    property.............       7,857         2,581         5,753            16,191    2,146             (705)          17,632
  Straight-lining of
    property rent
    escalations..........      (1,487)        1,337        (1,775)           (1,925)    (225)                           (2,150)
  Leasing fees received
    in excess of income
    recognized...........       1,303                                         1,303                                      1,303
  Proportionate share of
    adjustments to income
    from equity
    investments to arrive
    at FFO...............         887           832        15,573            17,292                                     17,292
  Non-recurring lease
    cancellation income
    and write-off of
    related costs........                   (11,581)                        (11,581)                                   (11,581)
                           ----------       -------    -----------      -----------  ---------      ----------      ----------
                           $   27,183  $     18,859    $   18,952       $    64,994  $ 4,323        $   1,358       $   70,675
                           ----------       -------    -----------      -----------  ---------      ----------      ----------
                           ----------       -------    -----------      -----------  ---------      ----------      ----------
CASH FLOW PROVIDED BY
  (USED) IN:
  Operating activities...  $   50,989  $     14,257    $   25,394       $    90,640  $ 3,370        $   1,358       $   95,368
  Investing activities...  $ (629,813) $     (5,652)   $ (341,088)      $  (976,553) $  (102)       $      --       $ (976,655)
  Financing activities...  $  688,954  $     (3,858)   $  296,619       $   981,715  $(3,268)       $      --       $  978,447

                                                        (Footnotes on next page)

(Footnotes from previous page)

------------------

(1) Certain revenue and expense items have been reclassified to conform to Vornado's presentation.


(2) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity.

    Management considers funds from operations a supplemental measure of operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs', including the Company's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

               CONDENSED CONSOLIDATED PRO FORMA INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                              PREVIOUSLY                         PREVIOUSLY
                                                               REPORTED                           REPORTED       HISTORICAL
                                              HISTORICAL   ACQUISITIONS AND     PRO FORMA         VORNADO           ARBOR
                                               VORNADO       TRANSACTIONS      ADJUSTMENTS       PRO FORMA    PROPERTY TRUST(1)
                                              ----------   ----------------    -----------       ----------   -----------------
REVENUES:
  Property rentals..........................   $  87,424      $  123,013        $   7,071 (Y)    $  219,650       $  22,322
                                                                                      (44)(Z)
                                                                                    2,186(AA)
  Expense reimbursements....................      26,644          22,357                             49,001          15,294
  Other income..............................       2,819           6,124           (5,378)(Z)         3,565             --
                                              ----------   ----------------    -----------       ----------        --------
                                                 116,887         151,494            3,835           272,216          37,616
                                              ----------   ----------------    -----------       ----------        --------
EXPENSES:
  Operating.................................      36,412          64,294              (39)(Z)       100,783         18,229
                                                                                      116(BB)
  Depreciation and amortization.............      11,589          14,133             (144)(Z)        47,060          4,382
                                                                                    9,981(CC)
                                                                                    3,375(DD)
                                                                                    8,126(EE)
  General and administrative................       5,167           6,783           (3,788)(Z)        8,162           2,173
  Amortization of officer's deferred
    compensation expense....................       2,083                                             2,083
                                              ----------   ----------------    -----------      ----------        --------
                                                  55,251          85,210           17,627          158,088          24,784
                                              ----------   ----------------    -----------      ----------        --------
Operating income (loss).....................      61,636          66,284          (13,792)         114,128          12,832
  Income applicable to Preferred Stock
    Affiliates..............................                                       (8,346)(FF)       5,539
                                                                                   13,885(GG)
  Income applicable to Alexander's..........       7,956                                             7,956
  Equity in net income of management
    companies...............................       1,855                            1,471 (Z)        3,326
  Equity in net income of investees.........                       1,663            1,755(HH)        5,609
                                                                                    2,191(II)
  Interest income on mortgage notes
    receivable..............................       2,579                            3,998(JJ)        6,577
  Interest and dividend income..............       3,151           2,536              (20)(Z)        5,667
  Interest and debt expense.................     (16,726)        (23,998)           9,016(KK)      (33,902)       (10,694)
                                                                                  (12,775)(LL)
                                                                                  (10,072)(MM)
                                                                                   20,653(NN)

  Net gain on marketable securities.........         913                                               913
  Minority interest of unitholders in the
    Operating Partnership...................                                      (10,372)(OO)     (10,372)
                                              ----------   ----------------    -----------      ----------        --------
Net income..................................      61,364          46,485           (2,408)         105,441           2,138
Preferred stock dividends...................                                      (19,800)(PP)     (19,800)
                                              ----------   ----------------    -----------      ----------        --------
Net income applicable to common shares......   $  61,364      $   46,485        $ (22,208)      $   85,641       $   2,138
                                              ----------   ----------------    -----------      ----------        --------
                                              ----------   ----------------    -----------      ----------        --------
Net income per common share, based on
  49,206,884 and 66,203,966 shares,
  respectively..............................   $    1.25
                                              ----------
                                              ----------
OTHER DATA:
Funds from Operations (2):
Net income applicable to common shares......   $  61,364      $   46,485        $ (22,208)      $   85,641       $   2,138
Depreciation and amortization of real
  property..................................      10,583          14,133           21,338           46,054           4,382
Straight-lining of property rent
  escalations...............................      (2,676)         (2,280)          (7,071)         (12,027)           (396)
Leasing fees received in excess of income
  recognized................................       1,805                                             1,805
Proportionate share of adjustments to income
  from equity investments to arrive at
  FFO.......................................      (1,760)          2,747           29,269           30,256
                                              ----------   ----------------    -----------      ----------        --------
                                               $  69,316      $   61,085        $  21,328       $  151,729       $   6,124
                                              ----------   ----------------    -----------      ----------        --------
                                              ----------   ----------------    -----------      ----------        --------
CASH FLOW PROVIDED BY (USED IN):
  Operating activities......................   $  70,703      $   49,215        $  52,087       $  172,005       $   9,797
  Investing activities......................   $  14,912      $   (8,502)       $(670,148)      $ (663,738)           (428)
  Financing activities......................   $ (15,046)     $  (10,662)       $ 588,165       $  562,457       $  (9,369)


                                                 ARBOR
                                               PRO FORMA      VORNADO
                                              ADJUSTMENTS    PRO FORMA
                                              -----------    ---------
REVENUES:
  Property rentals..........................                 $ 241,972

  Expense reimbursements....................                    64,295
  Other income..............................                     3,565
                                              -----------    ---------
                                                     --        309,832
                                              -----------    ---------
EXPENSES:
  Operating.................................                   119,012


  Depreciation and amortization.............     (1,500)(DD)    49,942

  General and administrative................     (2,173)(QQ)     8,162
  Amortization of officer's deferred
    compensation expense....................                     2,083
                                              -----------    ---------
                                                 (3,673)       179,199
                                              -----------    ---------
Operating income (loss).....................      3,673        130,633
  Income applicable to Preferred Stock
    Affiliates..............................                     5,539

  Income applicable to Alexander's..........                     7,956
  Equity in net income of management
    companies...............................                     3,326
  Equity in net income of investees.........                     5,609

  Interest income on mortgage notes
    receivable..............................                     6,577
  Interest and dividend income..............                     5,667
  Interest and debt expense.................      1,237(RR)    (43,359)

  Net gain on marketable securities.........                       913
  Minority interest of unitholders in the
    Operating Partnership...................                   (10,372)
                                              -----------    ---------
Net income..................................      4,910        112,489
Preferred stock dividends...................                   (19,800)
                                              -----------    ---------
Net income applicable to common shares......    $ 4,910      $  92,689
                                              -----------    ---------
                                              -----------    ---------
Net income per common share, based on
  49,206,884 and 66,203,966 shares,
  respectively..............................                 $    1.40
                                                             ---------
                                                             ---------
OTHER DATA:
Funds from Operations (2):
Net income applicable to common shares......    $ 4,910      $  92,689
Depreciation and amortization of real
  property..................................     (1,500)        48,936
Straight-lining of property rent
  escalations...............................                   (12,423)
Leasing fees received in excess of income
  recognized................................                     1,805
Proportionate share of adjustments to income
  from equity investments to arrive at
  FFO.......................................                    30,256
                                              -----------    ---------
                                                $ 3,410      $ 161,263
                                              -----------    ---------
                                              -----------    ---------
CASH FLOW PROVIDED BY (USED IN):

  Operating activities......................    $ 3,410      $ 185,212
  Investing activities......................    $    --      $(664,166)
  Financing activities......................    $    --      $ 553,088


                                                        (Footnotes on next page)

(Footnotes from previous page)

------------------


(1) Certain revenue and expense items have been reclassified to conform to Vornado's presentation.



(2) Funds from operations does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs which is disclosed in the Consolidated Statements of Cash Flows for the applicable periods. There are no material legal or functional restrictions on the use of funds from operations. Funds from operations should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers funds from operations a supplemental measure of operating performance and along with cash flow from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures and to fund other cash needs. Funds from operations may not be comparable to similarly titled measures employed by other REITs since a number of REITs', including the Company's, method of calculating funds from operations is different from that used by NAREIT. Funds from operations, as defined by NAREIT, represents net income applicable to common shares before depreciation and amortization, extraordinary items and gains or losses on sales of real estate. Funds from operations as disclosed above has been modified to adjust for the effect of straight-lining of property rentals for rent escalations and leasing fee income.

         NOTES TO CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS
           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)




ARBOR ACQUISITION:



     The Arbor acquisition will be recorded under 'purchase accounting.' The total purchase price is comprised of:



Issuance of Vornado Realty Trust common shares...........      $   102,100
Debt.....................................................          124,873
                                                           -------------------
                                                               $   226,973
                                                           -------------------
                                                           -------------------



The purchase cost has been allocated in the pro forma financial statements to real estate.



     The pro forma financial statements assume that Arbor shareholders elect to exchange their Arbor Common Shares entirely for Vornado Common Shares. For purposes of comparison, if all of Arbor shareholders elect to receive Series A Preferred Shares of Vornado in lieu of common shares of Vornado, income applicable to common shares would be $45,106 and $86,543 or $.67 and $1.37 per share for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively.



PREVIOUSLY REPORTED ACQUISITIONS AND TRANSACTIONS:



  Cold Storage:



     On September 26, 1997, Vornado entered into merger agreements pursuant to which its newly formed Preferred Stock Affiliates will acquire Americold Corporation and URS Logistics, Inc. (collectively, 'Cold Storage'). The consideration for the Americold transaction is approximately $582 million, including $111 million in cash and $471 million in indebtedness. The consideration for the URS transaction is approximately $367 million, including $178 million in cash and $189 million in indebtedness. The Preferred Stock Affiliates entered into an agreement with Crescent Real Estate Equities Limited

Partnership ('Crescent') to make these acquisitions. While a definitive structure has not yet been determined, it is anticipated that Vornado will own directly or indirectly an approximate 60% non-voting interest in Cold Storage. Accordingly, Vornado expects to account for this investment on the equity method. In connection with the acquisition of Americold, certain of Americold's existing debt may be in default upon completion of the merger.



  Montehiedra Town Center:



     On April 18, 1997, Vornado acquired the Montehiedra Town Center in San Juan, Puerto Rico from Kmart for $74 million of which $63 million is newly issued 10 year financing. The Montehiedra shopping center, which opened in 1994, contains 525,000 square feet, including a 135,000 square foot Kmart.



  Riese Properties:



     On June 30, 1997, Vornado acquired for approximately $26 million four properties previously owned by affiliates of the Riese Organization. These properties are located in midtown Manhattan. Vornado also made a $41 million mortgage loan to Riese Affiliates cross collateralized by ten other Manhattan properties. This five year increasing rate loan bears an initial interest rate of 9.75%.



  Charles E. Smith:



     On September 22, 1997, Vornado entered into an agreement to acquire a 15% limited partnership interest in Charles E. Smith Commercial Realty Limited Partnership for $60 million. Charles E. Smith Commercial Realty Limited Partnership is being formed to own interests in and manage approximately 7.2 million square feet of office properties in Crystal City, Alexandria, Virginia, a suburb of Washington D.C., and to manage an additional 14 million square feet of office and other commercial properties in the Washington D.C. area. The Crystal City properties in which Charles E. Smith Commercial Realty Limited Partnership will own an interest are now owned by various Charles E. Smith affiliates.




  Hotel Pennsylvania:



     On September 25, 1997, Vornado acquired a 40% interest in Hotel Pennsylvania, which is located on Seventh Avenue in New York City, opposite Madison Square Garden. The property was acquired in a joint venture with Hotel Properties Limited and Planet Hollywood International, Inc. The venture intends to create a sports-themed hotel and entertainment complex. Under the joint venture agreement, Hotel Properties Limited and Planet Hollywood International, Inc. will have 40% and 20% interests, respectively. The joint venture acquired the hotel for approximately $159 million, of which $120 million is newly-issued 5 year financing. The Hotel Pennsylvania contains approximately 800,000 square feet of retail and office space with 1,700 rooms and 400,000 square feet of retail and office space. Vornado will manage the site's retail and office space, and Hotel Properties will manage the hotel.



  90 Park Avenue:



     On August 21, 1997, Vornado entered into an agreement with the owners of 90 Park Avenue, pursuant to which Vornado restructured the mortgage, took title to the land and obtained a 43 year lease on the building under which Vornado will manage the building and receive the building's cash flow. As part of the restructuring, the amount of the debt was adjusted from the face value of $193,000,000 to Vornado's May 1997 acquisition cost of $185,000,000, the maturity date of the debt was extended to August 31, 2022 and the interest rate was set at 7.5%. Vornado purchased the land from the borrower for $8,000,000, which was further applied to reduce the debt to $177,000,000. The remaining investment will be reclassified as real estate. 90 Park Avenue is an 875,000 square foot office building in Manhattan.



  The Mendik Companies:



     On April 15, 1997, Vornado consummated the acquisition of interests in all or a portion of seven Manhattan office buildings and a management company held by the Mendik Group (Bernard H. Mendik, David R. Greenbaum and certain entities controlled by them) and certain of its affiliates (the 'Mendik Transaction'), which will be operated as the Mendik Division. The Mendik properties include (i) wholly owned properties: Two Penn Plaza, Eleven Penn Plaza, 1740 Broadway and 866 U.N. Plaza and (ii) partially owned properties: Two Park Avenue (40% interest), 330 Madison Avenue (24.8% interest) and 570 Lexington Avenue (5.6% interest). The consideration for the transaction was approximately $656,000,000, including $264,000,000 in cash, $177,000,000 in the limited partnership units of the Operating Partnership issued to persons other than Vornado ('Minority Interests') and $215,000,000 in indebtedness. The acquisition was recorded under the purchase method of accounting.



PRO FORMA JUNE 30, 1997 BALANCE SHEET:



(A)        Reclassification of investment in 90 Park Avenue to real estate.

(B)        To reflect the use of $598,740 of proceeds, net of $31,260 of offering costs, from the issuance of 14,000 common shares for (i) $204,000 loan in connection with Cold Storage acquisition, (ii) $60,000 Charles E.
           Smith Realty Limited Partnership and $17,000 Hotel Pennsylvania investments and (iii) $317,740 reduction in debt.

(C)        Assumed issuance of 2,997,082 common shares, with a fair value of $102,100 (based on an average price of
           $34.066 per share), in exchange for all of the common shares of Arbor.

(D)        Write-off of deferred assets of Arbor as reflected in the values allocated to the real estate and the debt in accordance with APB No. 16.

PRO FORMA JUNE 30, 1997 INCOME STATEMENT:



(E)        To adjust rentals for the period from January 1, 1997 to April 14, 1997 arising from the straight-lining of property rentals for rent escalations based on the remaining terms of the applicable Mendik leases.

(F)        To reflect rent from new leases entered into with the Riese organization.

(G)        To reflect adjustments required to record the Company's investment in the Mendik management company for the period from January 1, 1997 to April 14, 1997 under the equity method of accounting.

(H)        Increase in depreciation for the period from January 1, 1997 to April 14, 1997 due to allocation of the
           Mendik purchase price.

(I)        Adjustment to depreciation based on allocation of the Arbor purchase price and the reclassification of the 90 Park Avenue investment to real estate.

(J)        Adjustment to depreciation expense for the period from January 1, 1997 to date of Riese and Montehiedra acquisitions based on the allocation of the purchase price.


(K)        To reflect Vornado's share of net loss of Cold Storage for the six months ended June 30, 1997.

(L)        To reflect Vornado's share of the management fee income received from Cold Storage.

(M)        Increase in equity in investees for the period from January 1, 1997 to April 14, 1997 due to net decrease in interest expense on refinanced Mendik debt.

(N)        To reflect equity in income from investment in Charles E. Smith Commercial Realty Limited Partnership and
           the Hotel Pennsylvania.

(O)        Elimination of interest income earned on mortgage loan receivable from 90 Park Avenue for the period from
           May 7, 1997 (date of acquisition) to June 30, 1997.

(P)        Adjustment to interest income for the period from January 1, 1997 to the date of the Riese acquisition on mortgage note receivable $41,000 at a rate of 9.75%.

(Q)        Reflects decrease in interest expense and loan cost amortization for the period from January 1, 1997 to
           April 14, 1997 resulting from the reduction and refinancing of Mendik debt.

(R)        Reflects interest expense of $4,410 for the six months ended June 30, 1997 (January 1, 1997 to May 6,
           1997) on the 90 Park Avenue investment of $185,000, based on an average interest rate of approximately
           7.0%.

(S)        Adjustment to interest expense for the period from January 1, 1997 to date of Riese and Montehiedra acquisitions based on the amount of the investments.

(T)        To reflect reduction of interest expense based on reduction of debt from the use of proceeds from common stock offering.

(U)        To reflect preferential distributions for the period from January 1, 1997 to April 14, 1997 relating to the Mendik Transaction.

(V)        To reflect preferred stock dividends at a rate of 6.50% plus amortization of the underwriting discount for the period from January 1, 1997 to April 14, 1997 on the proportionate number of Series A Preferred
           Shares used to fund the Mendik acquisition.

(W)        Reflects the elimination of Arbor management expenses in connection with the merger.

(X)        Reflects elimination of amortization of deferred financing costs of $589 for the six months ended June
           30, 1997 on existing Arbor debt.

PRO FORMA DECEMBER 31, 1996 INCOME STATEMENT:




(Y)        To adjust rentals arising from the straight-lining of property rentals for rent escalations based on the remaining terms of the applicable Mendik leases.

(Z)        To reflect adjustments required to record the Company's investment in the Mendik management company under the equity method of accounting.

(AA)       To reflect rent from new leases entered into with the Riese organization.

(BB)       Increase in Mendik operating expenses due to contract changes.

(CC)       Increase in depreciation due to preliminary allocation of the Mendik purchase price.

(DD)       Adjustment to depreciation based on allocation of the Arbor purchase price and the reclassification of the 90 Park Avenue investment to real estate.

(EE)       Adjustment to depreciation expense for the Riese and Montehiedra acquisitions based on the allocation of the purchase price.

(FF)       To reflect Vornado's share of net loss of Cold Storage for the year ended December 31, 1996.

(GG)       To reflect Vornado's share of the management fee income received from Cold Storage.

(HH)       Increase in equity in investees, due to net decrease in interest expense on refinanced Mendik debt.

(II)       To reflect equity in income from investment in Charles E. Smith Commercial Realty Limited Partnership and
           the Hotel Pennsylvania.

(JJ)       Adjustment to interest income on the mortgage note receivable with the Riese organization of $41,000 at a rate of 9.75%.

(KK)       Reflects decrease in interest expense and loan cost amortization resulting from the reduction and refinancing of the Mendik debt.

(LL)       Reflects interest expense on the 90 Park Avenue investment of $185,000, based on an average interest rate of approximately 7.0%.

(MM)       Adjustment to interest expense for the Riese and Montehiedra acquisitions based on the amount of the investments.

(NN)       To reflect reduction of interest expense based on reduction of debt from the use of proceeds from common stock offering.

(OO)       To reflect preferential distributions relating to the Mendik Transaction.

(PP)       To reflect preferred stock dividends at a rate of 6.50% plus amortization of the underwriting discount on the proportionate number of Series A Preferred Shares used to fund the Mendik acquisition.

(QQ)       Reflects the elimination of Arbor management expenses in connection with the merger.

(RR)       Reflects elimination of amortization of deferred financing costs on existing Arbor debt.

                  DESCRIPTION OF SHARES OF BENEFICIAL INTEREST


     The following descriptions of the material terms of the shares of beneficial interest of Vornado do not purport to be complete and are subject to, and qualified in their entirety by reference to, the more complete descriptions thereof set forth in the following documents: (i) the Vornado Declaration of Trust, including the Articles Supplementary, and (ii) Vornado's Bylaws, copies of which are exhibits to the Registration Statement of which this Prospectus is a part.



     For Vornado to maintain its qualification as a REIT under the Code, not more than 50% of the value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year and the shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). Accordingly, the Vornado Declaration of Trust contains provisions that restrict the ownership and transfer of shares of beneficial interest.



     The Vornado Declaration of Trust authorizes the issuance of up to 240,000,000 shares, consisting of 100,000,000 Vornado Common Shares, 20,000,000 preferred shares of beneficial interest, no par value per share ('Vornado Preferred Shares'), and 120,000,000 excess shares of beneficial interest, $.04 par value per share ('Excess Shares'). See '--Description of Vornado Series A Preferred Shares--Restrictions on Ownership' and '--Description of Vornado Common Shares--Restrictions on Ownership' for a discussion of the possible issuance of Excess Shares.



     As permitted by Title 8, the Vornado Declaration of Trust authorizes the Vornado Board, without any action by the shareholders of Vornado, to amend the Vornado Declaration of Trust from time to time to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that Vornado is authorized to issue. The effect of this provision in the Vornado Declaration of Trust is to permit the Vornado Board, without shareholder approval, to increase or decrease (a) the total number of authorized shares of beneficial interest of Vornado and/or (b) the number of authorized shares of beneficial interest of any one or more classes. Maryland law permits a REIT to have shares of beneficial interest that are assigned to a particular class as well as shares that are not assigned to a particular class but are available to be classified by the Vornado Board at a later time. Thus, the total number of authorized shares of beneficial interest may exceed the total number of authorized shares of all classes. Currently, all of the authorized shares of beneficial interest of Vornado are assigned to one of the three classes set forth above.



     Vornado effected the Share Split by means of a 100% share dividend paid on October 20, 1997 to holders of Vornado Common Shares at the close of business on October 15, 1997. The Conversion Price (as defined below) and certain redemption provisions of the Vornado Series A Preferred Stock have been adjusted to reflect the Share Split.


DESCRIPTION OF VORNADO SERIES A PREFERRED SHARES

     The Vornado Preferred Shares may be issued from time to time in one or more series, without shareholder approval, with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption thereof as shall be established by the Vornado Board. Thus, without shareholder approval, Vornado could authorize the issuance of Vornado Preferred Shares with voting, conversion and other rights that could dilute the voting power and other rights of the holders of Vornado Common Shares.


     Vornado's income consists primarily of Vornado's share of the income of the Operating Partnership, and Vornado's cash flow consists primarily of its share of distributions from the Operating Partnership. Distributions by the Operating Partnership will be determined by the Vornado Board and will be dependent on a number of factors, including funds from operations available for distribution, the Operating Partnership's financial condition, any decision by the Vornado Board to reinvest funds rather than to distribute such funds, the Operating Partnership's capital expenditures, the annual distribution requirements under the REIT provisions of the Code and such other factors as the Vornado Board deems relevant.


  GENERAL

     When issued, the Vornado Series A Preferred Shares will be validly issued, fully paid and nonassessable. The holders of the Vornado Series A Preferred Shares will have no preemptive rights with respect to any shares of beneficial interest of Vornado or any other securities of Vornado convertible into or carrying rights or options to purchase any such shares. The Vornado Series A Preferred Shares will not be subject to any sinking fund or other obligation of Vornado to redeem or retire the Vornado Series A Preferred Shares. Unless converted or redeemed by Vornado, the Vornado Series A Preferred Shares will have a perpetual term, with no maturity.


     As of September 15, 1997, 5,750,000 Vornado Series A Preferred Shares were issued and outstanding. The Vornado Series A Preferred Shares are listed on the NYSE under the symbol 'VNO Pr A.' The Vornado Common Shares issuable upon conversion or redemption of the Vornado Series A Preferred Shares are listed on the NYSE under the symbol 'VNO.' See '--Description of Vornado Common Shares.'

  RANKING

     The Vornado Series A Preferred Shares rank senior to the Junior Stock (as defined below), including the Vornado Common Shares, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. While any Vornado Series A Preferred Shares are outstanding, Vornado may not authorize, create or increase the authorized amount of any class or series of beneficial interest that ranks senior to the Vornado Series A Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding Vornado Series A Preferred Shares and all other shares of Voting Preferred Shares (defined below), voting as a single class. However, Vornado may create additional classes of beneficial interest, increase the authorized number of Vornado Preferred Shares or issue series of Vornado Preferred Shares ranking on a parity with the Vornado Series A Preferred Shares with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution and winding up (a 'Parity Stock') without the consent of any holder of Vornado Series A Preferred Shares. See '--Voting Rights' below.

  DIVIDENDS

     Holders of Vornado Series A Preferred Shares are entitled to receive, when, as and if declared by the Vornado Board, out of assets of Vornado legally available for payment, cumulative cash dividends at the rate per annum of 6.5% per share on the liquidation preference thereof, or $3.25 per Vornado Series A Preferred Share. Dividends on the Vornado Series A Preferred Shares are payable quarterly in arrears on the first calendar day of January, April, July and October of each year, commencing July 1, 1997 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Vornado Board), at such annual rate. Each such dividend is payable to holders of record as they appear on the stock records of Vornado at the close of business on such record dates, not exceeding 30 days preceding the payment dates thereof as shall be fixed by the Vornado Board. Dividends will accrue from the date of the issuance of the Vornado Series A Preferred Shares. Dividends are cumulative from the most recent dividend payment date to which dividends have been paid, whether or not in any dividend period or periods there shall be funds of Vornado legally available for the payment of such dividends. Accumulations of dividends on Vornado Series A Preferred Shares will not bear interest. Dividends payable on the Vornado Series A Preferred Shares for any period greater or less than a full dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Vornado Series A Preferred Shares for each full dividend period are computed by dividing the annual dividend rate by four.

     No dividend may be declared or paid on any Parity Stock unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Vornado Series A Preferred Shares for all prior dividend periods; provided, however, that if accrued dividends on the Vornado Series A Preferred Shares for all prior dividend periods have not been paid in full, then any dividend declared on the Vornado Series A Preferred Shares for any dividend period and on any Parity Stock will be declared ratably in proportion to accrued and unpaid dividends on the Vornado Series A Preferred Shares and such Parity Stock.

     So long as any Vornado Series A Preferred Shares are outstanding, Vornado may not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Stock (other than in shares of Junior Stock) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Stock through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of Vornado Common Shares made for purposes of an employee incentive or benefit plan of Vornado or any subsidiary, a conversion into or exchange for Junior Stock or redemptions for the purpose of preserving Vornado's qualification as a REIT), unless (A) all cumulative dividends with respect to the Vornado Series A Preferred Shares and any Parity Stock at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends and (B) sufficient funds have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Vornado Series A Preferred Shares and any Parity Stock.

     As used herein, (i) the term 'dividend' does not include dividends payable solely in shares of Junior Stock on Junior Stock, or in options, warrants or rights to holders of Junior Stock to subscribe for or purchase any Junior Stock, and (ii) the term 'Junior Stock' means the Vornado Common Shares, and any other class of beneficial interest of Vornado now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to the Vornado Series A Preferred Shares.

  REDEMPTION


     Except as otherwise provided under the Vornado Declaration of Trust to protect Vornado's status as a REIT, Vornado Series A Preferred Shares are not redeemable by Vornado prior to April 1, 2001, and at no time will the Vornado Series A Preferred Shares be redeemable for cash. On and after April 1, 2001, the Vornado Series A Preferred Shares will be redeemable at the option of Vornado, in whole or in part, for such number of Vornado Common Shares as equals the aggregate liquidation preference of the Vornado Series A Preferred Shares to be redeemed divided by the Conversion Price (as defined below under '--Conversion Rights') as of the opening of business on the date set for such redemption (equivalent to a conversion rate of 1.37456 Vornado Common Shares for each Vornado Series A Preferred Share), subject to adjustment in certain circumstances. Vornado may exercise this option only if for 20 trading days within any period of 30 consecutive trading days, including the last trading day of such period, the closing market price of the Vornado Common Shares on the NYSE exceeds $43.65, subject to an adjustment in certain circumstances. In order to exercise its redemption option, Vornado must issue a press release announcing the redemption prior to the opening of business on the second trading day after the conditions in the preceding sentences have, from time to time, been met, but in no event will a press release be announced prior to February 1, 2001.


     Notice of redemption must be given by first class mail, postage prepaid, or by publication in the Wall Street Journal or the New York Times, or if neither such newspaper is being published, any other daily newspaper of national circulation (with subsequent prompt notice by mail) to the holders of the Vornado Series A Preferred Shares not more than four business days after Vornado issues the press release. The redemption date must be a date selected by Vornado not less than 30 nor more than 60 days after the date on which Vornado issues the press release announcing its intention to redeem the Vornado Series A Preferred Shares. If fewer than all of the shares of Vornado Series A Preferred Shares are to be redeemed, the shares to be redeemed must be selected by lot or pro rata or in some other equitable manner determined by Vornado.

     On the redemption date, Vornado must pay on each Vornado Series A Preferred Share to be redeemed any accrued and unpaid dividends, in arrears, for any dividend period ending on or prior to the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of the Vornado Series A Preferred Shares at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior to such dividend payment date. Except as provided for in the preceding sentences, no payment or allowance may be made by Vornado for unpaid, accrued dividends on any Vornado Series A Preferred Shares called for redemption or on the Vornado Common Shares issuable upon such redemption.

     In the event that full cumulative dividends on the Vornado Series A Preferred Shares and any Parity Stock have not been paid or declared and set apart for payment, the Vornado Series A Preferred Shares may not be redeemed in part and Vornado may not purchase, redeem or otherwise acquire Vornado Series A Preferred Shares or any Parity Stock other than in exchange for Junior Stock; provided, however, that the foregoing shall not prevent the purchase by Vornado of Excess Shares in order to ensure that Vornado continues to meet the requirements for qualification as a REIT. See '--Restrictions on Ownership.'


     On and after the date fixed for redemption, provided that Vornado has made available at the office of a bank or trust company in the Borough of Manhattan, City of New York, or in Baltimore, Maryland, a sufficient number of Vornado Common Shares and an amount of cash to effect the redemption, (i) dividends will cease to accrue on the Vornado Series A Preferred Shares called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related payment date, holders of Vornado Series A Preferred Shares on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares), (ii) such shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders of such shares as holders of Vornado Series A Preferred Shares to be redeemed will cease except the right to receive the Vornado Common Shares upon such redemption and any cash payable upon such redemption, without interest from the date of such redemption. At the close of business on the redemption date, each holder of Vornado Series A Preferred Shares (unless Vornado defaults in the delivery of the Vornado Common Shares or cash payable on such redemption date) will be, without any further action, deemed a holder of the number of Vornado Common Shares for which such Vornado Series A Preferred Share is redeemable.


     Fractional Vornado Common Shares may not be issued upon redemption of the Vornado Series A Preferred Shares, but, in lieu thereof, Vornado may pay a cash adjustment based on the current market price of the Vornado Common Shares on the trading day prior to the redemption date.

  LIQUIDATION PREFERENCE

     The holders of Vornado Series A Preferred Shares will be entitled to receive in the event of any liquidation, dissolution or winding up of Vornado, whether voluntary or involuntary, before any payment or distribution of assets of Vornado (whether capital or surplus) will be made or set apart for the holders of Junior Shares, $50.00 per Vornado Series A Preferred Share (the 'Liquidation Preference') plus an amount per Vornado Series A Preferred Share equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, and no more.

     Until the holders of the Vornado Series A Preferred Shares have been paid the Liquidation Preference and all accrued and unpaid dividends in full, no payment may be made to any holder of Junior Stock upon the liquidation, dissolution or winding up of Vornado. If, upon any liquidation, dissolution or winding up of Vornado, the assets of Vornado, or proceeds thereof, distributable among the holders of the Vornado Series A Preferred Shares are insufficient to pay in full the Liquidation Preference and all accrued and unpaid dividends and the liquidation preference and all accrued and unpaid dividends with respect to any other shares of Parity Stock, then such assets, or the proceeds thereof, will be distributed among the holders of Vornado Series A Preferred Shares and any such Parity Stock ratably in accordance with the respective amounts which would be payable on such Vornado Series A Preferred Shares and any such Parity Stock if all amounts payable thereon were paid in full. None of (i) a consolidation or merger of Vornado with another corporation, (ii) a statutory share exchange by Vornado or (iii) a sale or transfer of all or substantially all of Vornado's assets (including, without limitation, the conversion of Vornado into an Umbrella Partnership REIT) will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of Vornado.

  VOTING RIGHTS

     Except as indicated below, the holders of Vornado Series A Preferred Shares have no voting rights.


     If and whenever six quarterly dividends (whether or not consecutive) payable on the Vornado Series A Preferred Shares or any other Parity Stock are in arrears (which, with respect to any such quarterly dividend, means that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Vornado Board will be increased by two and the holders of Vornado Series A Preferred Shares, voting together as a class with the holders of any other series of Parity Stock (any such other series, the 'Voting Preferred Shares'), will have the right to elect two additional trustees to serve on the Vornado Board at an annual meeting of shareholders or a properly called special meeting of the holders of the Vornado Series A Preferred Shares and such Voting Preferred Shares and at each subsequent annual meeting of shareholders until all such dividends and dividends for the current quarterly period on the Vornado Series A Preferred Shares and such other Voting Preferred Shares have been paid or declared and set aside for payment.


     The approval of two-thirds of the outstanding Vornado Series A Preferred Shares and all other series of Voting Preferred Shares, voting as a single class regardless of series either at a meeting of shareholders or by written consent, is required in order (i) to amend, alter or repeal the Vornado Declaration of Trust and Articles Supplementary so as to affect materially and adversely the rights, preferences or voting powers of the holders of the Vornado Series A Preferred Shares or the Voting Preferred Shares (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the series of Vornado Preferred Shares, the consent of the holders of at least two-thirds of the outstanding shares entitled to be cast of each such series affected is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Vornado Preferred Shares as a class) or (ii) to authorize, create, or increase the authorized amount of, any class or series of shares of stock having rights senior to the Vornado Series A Preferred Shares with respect to the distribution of assets on any liquidation, dissolution or winding up of Vornado. However, Vornado may create additional classes of Parity and Junior Stock, increase the authorized number of shares of Parity and Junior Stock and issue additional series of Parity and Junior Stock without the consent of any holder of Vornado Series A Preferred Shares.


     The holders of Vornado Series A Preferred Shares are not entitled to vote on any merger or consolidation involving Vornado or on a sale of all or substantially all of the assets of Vornado. See '--Conversion Price Adjustments' below.


  CONVERSION RIGHTS



     Vornado Series A Preferred Shares are convertible, in whole or in part, at any time, at the option of the holders thereof, into Vornado Common Shares at an initial conversion price of $36.375 per Vornado Common Share (equivalent to a conversion rate of 1.37456 Vornado Common Shares for each Vornado Series A Preferred Share), subject to adjustment as described below ('Conversion Price'). The right to convert Vornado Series A Preferred Shares called for redemption will terminate at the close of business on a redemption date. For information as to notices of redemption, see '--Redemption' above.


     Conversion of Vornado Series A Preferred Shares, or a specified portion thereof, may be effected by delivering certificates evidencing such shares, together with written notice of conversion and a proper assignment of such certificates to Vornado or in blank, to the office or agency to be maintained by Vornado for that purpose. Currently, such office is the principal corporate trust office of First Union National Bank of North Carolina, Charlotte, North Carolina.

     Each conversion will be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Vornado Series A Preferred Shares are surrendered and notice is received by Vornado (and if applicable, payment of any amount equal to the dividend payable on such shares is received by Vornado as described below) and the conversion must be at the Conversion Price in effect at such time and on such date.

     Holders of Vornado Series A Preferred Shares at the close of business on a dividend payment record date are entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion of such shares after such dividend payment record date and before such dividend payment date. However, Vornado Series A Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date and ending with the opening of business on the corresponding dividend payment date (except Vornado Series A Preferred Shares converted after the issuance of a notice of a redemption with respect to a redemption date during such period or coinciding with such dividend payment date, which will be entitled to such dividend) must be accompanied by payment of an amount equal to the dividend payable on such Vornado Series A Preferred Shares on such dividend payment date. A holder of Vornado Series A Preferred Shares on a dividend record date who (or whose transferee) tenders any such Vornado Series A Preferred Shares for conversion into Vornado Common Shares on such dividend payment record date will receive the dividend payable by Vornado on such Vornado Series A Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Vornado Series A Preferred Shares for conversion. Except as provided above, Vornado will make no payment or allowance for unpaid dividends, whether or not in arrears, on converted Vornado Series A Preferred Shares or for dividends on the Vornado Common Shares issued upon such conversion.

     Fractional Vornado Common Shares may not be issued upon conversion but, in lieu thereof, Vornado must pay a cash adjustment based on the current market price of the Vornado Common Shares on the trading day prior to the conversion date.


  CONVERSION PRICE ADJUSTMENTS

     The Conversion Price is subject to adjustment upon certain events, including (i) the payment of dividends (and other distributions) payable in Vornado Common Shares on any class of shares of beneficial interest of Vornado,
(ii) the issuance to all holders of Vornado Common Shares of certain rights or warrants entitling them, subject to certain conditions, to subscribe for or purchase Vornado Common Shares at a price per share less than the fair market value (as defined in the Articles Supplementary) per Vornado Common Share, (iii) subdivisions, combinations and reclassifications of Vornado Common Shares and
(iv) distributions to all holders of Vornado Common Shares of any shares of beneficial interest of Vornado (other than Vornado Common Shares), evidences

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

of indebtedness of Vornado or assets (including securities, but excluding those cash dividends or distributions paid out of assets in excess of Vornado's liabilities and amount of stated capital attributable to Vornado Common Shares) or rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to above). In addition to the foregoing adjustments, Vornado will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Vornado Common Shares.

     If Vornado is a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the Vornado Common Shares, sale of all or substantially all of Vornado's assets or recapitalization of Vornado Common Shares), in each case as a result of which Vornado Common Shares are converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Vornado Series A Preferred Share, if convertible after the consummation of the transaction, will thereafter be convertible into the kind and amount of shares of stock, securities and other property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares or fraction thereof of Vornado Common Shares into which one Vornado Series A Preferred Share was convertible immediately prior to such transaction (assuming such holder of Vornado Common Shares is not a person with which Vornado consolidated or into which Vornado merged or which merged into Vornado or to which such sale or transfer was made, and failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). Vornado may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     No adjustment of the Conversion Price is required to be made in any case unless cumulative adjustments amount to 1% or more of the Conversion Price. Any adjustments not so required to be made must be carried forward and taken into account in subsequent adjustments.

  PERMISSIBLE DISTRIBUTIONS


     In determining whether a distribution (other than upon liquidation, dissolution or winding up), whether by dividend, or upon redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if Vornado were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of any class or series of beneficial interest whose preferential rights upon dissolution are superior or prior to those receiving the distribution shall not be added to Vornado's total liabilities.

  TRANSFER AGENT, REGISTRAR, DIVIDEND DISBURSING AGENT, CONVERSION AGENT AND REDEMPTION AGENT

     The transfer agent, registrar, dividend disbursing agent, conversion agent and redemption agent for the Vornado Series A Preferred Shares, and the transfer agent, registrar and dividend disbursing agent for the Vornado Common Shares, is First Union National Bank, Charlotte, North Carolina.

  RESTRICTIONS ON OWNERSHIP


     As discussed below, for Vornado to maintain its qualification as a REIT under the Code, not more than 50% in value of its outstanding shares of beneficial interest may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). The Vornado Declaration of Trust, including the Articles Supplementary for the Vornado Series A Preferred Shares, contains provisions restricting the ownership and transfer of the Vornado Preferred Shares, including the Vornado Series A Preferred Shares.


     The Vornado Declaration of Trust contains a limitation that restricts shareholders from owning, under the applicable attribution rules of the Code, more than 9.9% of the outstanding Vornado Preferred Shares of any series (the 'Vornado Preferred Shares Beneficial Ownership Limit'). The attribution rules which apply for purposes of the Vornado Common Shares Beneficial Ownership Limit (as defined below) also apply for purposes of the Vornado Preferred Shares Beneficial Ownership Limit. See '--Description of Vornado Common Shares--Restrictions on Ownership.' Shareholders should be aware that events other than a purchase or other transfer of Vornado Preferred Shares may result in ownership, under the applicable attribution rules of the Code, of Vornado Preferred Shares in excess of the Vornado Preferred Shares Beneficial Ownership Limit. Shareholders are urged to consult their own tax advisors concerning the application of the attribution rules of the Code in their particular circumstances.

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

     Holders of Vornado Preferred Shares are also subject to the Constructive Ownership Limit (as defined below in '--Description of Vornado Common

Shares--Restrictions on Ownership'), which restricts them from owning, under the applicable attribution rules of the Code, more than 9.9% of the outstanding Vornado Preferred Shares of any series. The attribution rules which apply for purposes of the Constructive Ownership Limit differ from those that apply for purposes of the Vornado Preferred Shares Beneficial Ownership Limit. See '--Description of Vornado Common Shares--Restrictions on Ownership.' Shareholders should be aware that events other than a purchase or other transfer of Vornado Preferred Shares may result in ownership, under the applicable attribution rules of the Code, of Vornado Preferred Shares in excess of the Constructive Ownership Limit. Shareholders are urged to consult their own tax advisors concerning the application of the attribution rules of the Code in their particular circumstances.

     The Vornado Declaration of Trust provides that a transfer of Vornado Preferred Shares that would otherwise result in ownership, under the applicable attribution rules of the Code, of Vornado Preferred Shares in excess of the Vornado Preferred Shares Beneficial Ownership Limit or the Constructive Ownership Limit, or which would cause the shares of beneficial interest of Vornado to be beneficially owned by fewer than 100 persons, will be null and void, and the Vornado Declaration of Trust provides that the purported transferee will acquire no rights or economic interest in such Vornado Preferred Shares. In addition, Vornado Preferred Shares that would otherwise be owned, under the applicable attribution rules of the Code, in excess of the Vornado Preferred Shares Beneficial Ownership Limit or the Constructive Ownership Limit will be automatically exchanged for Excess Shares ('Excess Preferred Shares') that will be transferred, by operation of law, to Vornado as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While so held in trust, Excess Shares are not entitled to vote and are not entitled to participate in any dividends or distributions made by Vornado. Any dividends or distributions received by the purported transferee or other purported holder of such Excess Shares prior to the discovery by Vornado of the automatic exchange for Excess Shares must be repaid to Vornado upon demand. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of, or any distribution of the assets of, Vornado, each holder of shares of Excess Preferred Shares will be entitled to receive that portion of the assets of Vornado which a holder of Vornado Preferred Shares that were exchanged for such Excess Preferred Shares would have been entitled to receive had such Vornado Preferred Shares remained outstanding.

     Excess Shares are not transferable. If the purported transferee or purported holder elects to designate a beneficiary of an interest in the trust with respect to such Excess Shares, only a person whose ownership of the shares will not violate the Vornado Preferred Shares Beneficial Ownership Limit or the Constructive Ownership Limit may be designated, at which time the Excess Shares will be automatically exchanged for Vornado Preferred Shares of the same class as the Vornado Preferred Shares which were originally exchanged for such Excess Shares. The Vornado Declaration of Trust contains provisions designed to ensure that the purported transferee or other purported holder of the Excess Shares may not receive in return for such a transfer an amount that reflects any appreciation in the Vornado Preferred Shares for which such Excess Shares were exchanged during the period that such Excess Shares were outstanding but will bear the burden of any decline in value during such period. Any amount received by a purported transferee or other purported holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to Vornado. The Vornado Declaration of Trust provides that Excess Shares will be deemed to have been offered to Vornado, or its designee. Additionally, Vornado may purchase any Excess Shares that have been automatically exchanged for Vornado Preferred Shares as a result of a purported transfer or other event. The price at which Vornado may purchase such Excess Shares shall be equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a gift or devise, the market price at the time of such gift or devise) and (ii) the market price on the date Vornado, or its designee, accepts such offer, or, in the case of Excess Shares created by any other event, the lesser of (i) the market price of the shares originally exchanged for the Excess Shares on the date of such exchange and (ii) the market price of such shares on the date Vornado, or its designee, accepts such offer. Vornado's purchase right with respect to Excess Shares must exist for 90 days, beginning on the date that the automatic exchange for Excess Shares occurred or, if Vornado did not receive a notice concerning the purported transfer that resulted in the automatic exchange for Excess Shares, the date that the Vornado Board determines in good faith that an exchange for Excess Shares has occurred.

     The Vornado Board may exempt certain persons from the Vornado Preferred Shares Beneficial Ownership Limit or the Constructive Ownership Limit if evidence satisfactory to the trustees is presented showing that such

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

exemption will not jeopardize Vornado's status as a REIT under the Code. As a condition of such exemption, the Vornado Board may require a ruling from the IRS and/or an opinion of counsel satisfactory to it and/or representations and undertakings from the applicant with respect to preserving the REIT status of Vornado.

     The foregoing restrictions on transferability and ownership will not apply if the Vornado Board determines that it is no longer in the best interests of Vornado to attempt to qualify, or to continue to qualify, as a REIT.

     All certificates evidencing Vornado Preferred Shares will bear a legend referring to the restrictions described above.

     All persons who own, directly or by virtue of the applicable attribution rules of the Code, more than 2% of the outstanding Vornado Preferred Shares of any series must give a written notice to Vornado containing the information specified in the Vornado Declaration of Trust by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to Vornado such information as Vornado may request, in good faith, in order to determine Vornado's status as REIT or to comply with Treasury Regulations promulgated under the REIT provisions of the Code.

DESCRIPTION OF VORNADO COMMON SHARES


     As of October 27, 1997, 67,123,454 Vornado Common Shares were issued and outstanding and no Excess Shares were issued and outstanding. The Vornado Common Shares are listed on the NYSE under the symbol 'VNO.'



     The holders of Vornado Common Shares are entitled to receive dividends when, if and as authorized by the Vornado Board out of assets legally available therefor, provided that if any Vornado Preferred Shares are at the time outstanding, the payment of dividends on Vornado Common Shares or other distributions (including purchases of Vornado Common Shares) may be subject to the declaration and payment of full cumulative dividends, and the absence of arrearage in any mandatory sinking fund, on outstanding Vornado Preferred Shares.

     The holders of Vornado Common Shares are entitled to one vote for each share on all matters voted on by shareholders, including elections of trustees. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding Vornado Common Shares can elect all of the trustees then standing for election. The holders of Vornado Common Shares do not have any conversion, redemption or preemptive rights to subscribe to any securities of the Company. In the event of the dissolution, liquidation or winding up of Vornado, holders of Vornado Common Shares are entitled to share ratably in any assets remaining after the satisfaction in full of the prior rights of creditors, including holders of the Company's indebtedness, and the aggregate liquidation preference of any Vornado Preferred Shares then outstanding.

     The Vornado Common Shares have equal dividend, distribution, liquidation and other rights and have no preference, appraisal or exchange rights. All outstanding Vornado Common Shares are, and the Vornado Common Shares offered hereby, will be, fully paid and non-assessable.

     The transfer agent, registrar and dividend disbursing agent for the Vornado Common Shares is First Union National Bank, Charlotte, North Carolina.

  RESTRICTIONS ON OWNERSHIP

     The Vornado Declaration of Trust contains a number of provisions which restrict the ownership and transfer of shares, including a limitation that restricts, with certain exceptions, shareholders from owning, under the applicable attribution rules of the Code, more than a specified percentage of the outstanding Vornado Common Shares (the 'Vornado Common Shares Beneficial Ownership Limit'). The Vornado Common Shares Beneficial Ownership Limit was initially set at 2.0% of the outstanding Vornado Common Shares. The Vornado Board subsequently adopted a resolution raising the Vornado Common Shares Beneficial Ownership Limit from 2.0% to 6.7% of the outstanding Vornado Common Shares. The shareholders who owned, under the applicable attribution rules of the Code, more than 6.7% of the Vornado Common Shares immediately after the merger of Vornado, Inc. into Vornado in May 1993 (the 'Vornado Merger') may continue to do so and may acquire additional Common Shares through stock option and similar plans or from other shareholders who owned, under the applicable attribution rules of the Code, more than 6.7% of the Vornado Common Shares immediately after the Vornado Merger, subject to the restriction that Vornado Common Shares cannot be transferred if, as a result, more than 50% in value of the outstanding shares of Vornado would be owned by five or fewer individuals. While such shareholders are not generally permitted to acquire additional Vornado Common Shares from any other source, such shareholders may acquire additional Vornado Common Shares from any source in the event

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

that additional Vornado Common Shares are issued by Vornado, up to the percentage held by them immediately prior to such issuance.

     Shareholders should be aware that events other than a purchase or other transfer of Vornado Common Shares can result in ownership, under the applicable attribution rules of the Code, of Vornado Common Shares in excess of the Vornado Common Shares Beneficial Ownership Limit. For instance, if two shareholders, each of whom owns, under the applicable attribution rules of the Code, 3.5% of the outstanding Vornado Common Shares, were to marry, then after their marriage both shareholders would own, under the applicable attribution rules of the Code, 7.0% of the outstanding Vornado Common Shares, which is in excess of the Common Shares Beneficial Ownership Limit. Similarly, if a shareholder who owns, under the applicable attribution rules of the Code, 4.9% of the outstanding Vornado Common Shares were to purchase a 50% interest in a corporation which owns 4.8% of the outstanding Vornado Common Shares, then the shareholder would own, under the applicable attribution rules of the Code, 7.3% of the outstanding Vornado Common Shares. Shareholders are urged to consult their own tax advisors concerning the application of the attribution rules of the Code in their particular circumstances.

     Under the Code, rental income received by a REIT from persons in which the REIT is treated, under the applicable attribution rules of the Code, as owning a 10% or greater interest does not constitute qualifying income for purposes of the income requirements that REITs must satisfy. For these purposes, a REIT is treated as owning any stock owned, under the applicable attribution rules of the Code, by a person that owns 10% or more of the value of the outstanding shares of the REIT. Therefore, in order to ensure that rental income of the Company will not be treated as nonqualifying income under the rule described above, and thus to ensure that there will not be an inadvertent loss of REIT status as a result of the ownership of shares of a tenant, or person that holds an interest in a tenant, the Vornado Declaration of Trust also contains an ownership limit that restricts, with certain exceptions, shareholders from owning, under the applicable attribution rules of the Code (which are different from those applicable with respect to the Vornado Common Shares Beneficial Ownership Limit), more than 9.9% of the outstanding shares of any class (the 'Constructive Ownership Limit'). The shareholders who owned, under the applicable attribution rules of the Code, shares in excess of the Constructive Ownership Limit immediately after the Vornado Merger generally are not subject to the Constructive Ownership Limit. Subject to an exception for tenants and subtenants from whom the REIT receives, directly or indirectly, rental income that is not in excess of a specified threshold, the Vornado Declaration of Trust also contains restrictions that are designed to ensure that the shareholders who owned, under the applicable attribution rules of the Code, shares in excess of the Constructive Ownership Limit immediately after the Merger will not, in the aggregate, own an interest in a tenant or subtenant of the REIT of sufficient magnitude to cause rental income received, directly or indirectly, by the REIT from such tenant or subtenant to be treated as nonqualifying income for purposes of the income requirements that REITs must satisfy.


     Shareholders should be aware that events other than a purchase or other transfer of shares can result in ownership, under the applicable attribution rules of the Code, of shares in excess of the Constructive Ownership Limit. As the attribution rules that apply with respect to the Constructive Ownership Limit differ from those that apply with respect to the Vornado Common Shares Beneficial Ownership Limit, the events other than a purchase or other transfer of shares which can result in share ownership in excess of the Constructive Ownership Limit can differ from those which can result in share ownership in excess of the Vornado Common Shares Beneficial Ownership Limit. Shareholders are urged to consult their own tax advisors concerning the application of the attribution rules of the Code in their particular circumstances.

     The Vornado Declaration of Trust provides that a transfer of Vornado Common Shares that would otherwise result in ownership, under the applicable attribution rules of the Code, of Vornado Common Shares in excess of the Vornado Common Shares Beneficial Ownership Limit or the Constructive Ownership Limit, or which would cause the shares of beneficial interest of the Company to be beneficially owned by fewer than 100 persons, will be null and void and the purported transferee will acquire no rights or economic interest in such Vornado Common Shares. In addition, the Vornado Declaration of Trust provides that Vornado Common Shares that would otherwise be owned, under the applicable attribution rules of the Code, in excess of the Vornado Common Shares Beneficial Ownership Limit or the Constructive Ownership Limit will be automatically exchanged for Excess Shares that will be transferred, by operation of law, to Vornado as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While so held in trust, Excess Shares are not entitled to vote and are not entitled to participate in any dividends or distributions made by

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

Vornado. Any dividends or distributions received by the purported transferee or other purported holder of such Excess Shares prior to the discovery by Vornado of the automatic exchange for Excess Shares shall be repaid to Vornado upon demand. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, Vornado, subject to the preferential rights of the Vornado Preferred Shares, each holder of Excess Shares will be entitled to receive, ratably with each other holder of Vornado Common Shares and Excess Shares, that portion of the assets of Vornado available for distribution to the holders of Vornado Common Shares or Excess Shares which bears the same relation to the total amount of such assets of Vornado as the number of the Excess Shares held by such holder bears to the total number of shares of Vornado Common Shares and Excess Shares then outstanding.


     If the purported transferee or purported holder elects to designate a beneficiary of an interest in the trust with respect to such Excess Shares, only a person whose ownership of the shares will not violate the Vornado Common Shares Beneficial Ownership Limit or the Constructive Ownership Limit may be designated. Upon such a transfer of interest in the trust, the Excess Shares will be automatically exchanged for Vornado Common Shares. The Vornado

Declaration of Trust contains provisions designed to ensure that the purported transferee or other purported holder of the Excess Shares may not receive in return for such a transfer an amount that reflects any appreciation in the Vornado Common Shares for which such Excess Shares were exchanged during the period that such Excess Shares were outstanding but will bear the burden of any decline in value during such period. Any amount received by a purported transferee or other purported holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to Vornado. The Vornado Declaration of Trust provides that Excess Shares will be deemed to have been offered to Vornado, or its designee. Accordingly, Vornado may purchase any Excess Shares that have been automatically exchanged for Vornado Common Shares as a result of a purported transfer or other event. The price at which Vornado may purchase such Excess Shares shall be equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a gift or devise, the market price at the time of such gift or devise) and (ii) the market price on the date Vornado, or its designee, accepts such offer, or, in the case of Excess Shares created by any other event, the lesser of (i) the market price of the shares originally exchanged for the Excess Shares on the date of such exchange and (ii) the market price of such shares on the date Vornado, or its designee, accepts such offer. Vornado's purchase right with respect to Excess Shares shall exist for 90 days, beginning on the date that the automatic exchange for Excess Shares occurred or, if Vornado did not receive a notice concerning the purported transfer that resulted in the automatic exchange for Excess Shares, the date that the Vornado Board determines in good faith that an exchange for Excess Shares has occurred.


     The Vornado Board may exempt certain persons from the Vornado Common Shares Beneficial Ownership Limit or the Constructive Ownership Limit, including the limitations applicable to holders who owned in excess of 6.7% of the Vornado Common Shares immediately after the Merger, if evidence satisfactory to the Vornado Board is presented showing that such exemption will not jeopardize Vornado's status as a REIT under the Code. As a condition of such exemption, the Vornado Board may require a ruling from the IRS and/or an opinion of counsel satisfactory to it and/or representations and undertakings from the applicant with respect to preserving the REIT status of Vornado.

     The foregoing restrictions on transferability and ownership will not apply if the Vornado Board determines that it is no longer in the best interests of Vornado to attempt to qualify, or to continue to qualify, as a REIT.

     All persons who own, directly or by virtue of the applicable attribution rules of the Code, more than 2.0% of the outstanding Vornado Common Shares must give a written notice to Vornado containing the information specified in the Vornado Declaration of Trust by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to the Company such information as Vornado may request, in good faith, in order to determine Vornado's status as a REIT or to comply with Treasury Regulations promulgated under the REIT provisions of the Code.

     The ownership restrictions described above may have the effect of precluding acquisition of control of Vornado unless the Vornado Board determines that maintenance of REIT status is no longer in the best interests of Vornado.


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                  COMPARISON OF CERTAIN RIGHTS OF SHAREHOLDERS
                              OF VORNADO AND ARBOR

GENERAL

     Arbor is organized as a Delaware business trust under the laws of the State of Delaware and Vornado is organized as a real estate investment trust under the laws of the State of Maryland. As a Delaware business trust, Arbor is subject to the DBTA, which covers a variety of matters, including liabilities of the trust, shareholders, trustees and officers; amendments to the Certificate of Trust; and mergers and consolidations. As a Maryland real estate investment trust, Vornado is governed by Title 8 and certain other provisions of the Annotated Code of Maryland. Title 8 covers various matters, including liabilities of the trust, shareholders, trustees and officers; amendment of the Vornado Declaration of Trust; and mergers of a real estate investment trust with other entities.

     The following comparison of rights of shareholders of Arbor and shareholders of Vornado does not purport to be complete and is subject to and qualified in its entirety by reference to the DBTA and Title 8 and also to the Arbor Declaration of Trust and Bylaws of Arbor and the Vornado Declaration of Trust and Bylaws of Vornado, copies of which have been filed as exhibits to the Registration Statement of which this Proxy Statement/Prospectus is a part. See 'Available Information.'

BOARD OF TRUSTEES

     The Arbor Declaration of Trust provides that the number of trustees of Arbor shall be as fixed by the Arbor Board from time to time (but in no case shall the number be fixed at less than three nor more than nine). The Arbor Board is divided into three classes as nearly equal in number as possible, with the term of office of one class expiring at each annual meeting of shareholders. At each annual meeting, one class of trustees will be elected for a term of three years and the trustees in the other two classes will continue in office. Under Arbor's Bylaws, any vacancy (including a vacancy created by an increase in the number of trustees) will be filled, at any regular meeting or at any special meeting of the trustees called for that purpose, by a majority of the trustees.

     The Vornado Declaration of Trust provides that Vornado must have between one and 15 trustees, as set by the trustees then in office. Vornado currently has nine trustees. Vornado's Bylaws provide that any vacancy (including a vacancy created by an increase in the number of trustees) will be filled, at any regular meeting or at any special meeting of the trustees called for that purpose, by a majority of the trustees and that any individual so elected as trustee will hold office for the unexpired term of the trustee he is replacing. Under the Vornado Declaration of Trust, the trustees are divided into three classes, as nearly equal in number as possible, with the term of one class expiring at each annual meeting of shareholders. At each annual meeting, one class of trustees will be elected for a term of three years and the trustees in the other two classes will continue in office.


SPECIAL MEETINGS

     Under Arbor's Bylaws, a special meeting of shareholders may be called only by the chairman of the board, president or a majority of the Arbor Board. Under Vornado's Bylaws, a special meeting of shareholders may be called only by the chairman of the board or by any three trustees. Accordingly, neither the shareholders of Arbor nor the holders of Vornado Common Shares and Vornado Series A Preferred Shares will have any right to call meetings of shareholders.

ADVANCE NOTICE FOR SHAREHOLDER NOMINATIONS FOR TRUSTEE AND PROPOSALS OF NEW BUSINESS

     The Bylaws of Arbor generally require notice at least 90 days and not more than 120 days before the anniversary of the prior annual meeting of shareholders in order for a shareholder (a) to nominate a trustee or (b) to propose new business at an annual meeting other than pursuant to the notice of the meeting or by or on behalf of the trustees. Arbor's Bylaws contain a similar notice requirement in connection with nominations for trustee at a special meeting of shareholders called for the purpose of electing one or more trustees (except that a shareholder must deliver such notice at least 60 and not more than 90 days before a special meeting); otherwise, only such business as shall have been set forth in the trustees' notice of meeting shall be conducted at a special

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

meeting. Accordingly, failure to act in compliance with the notice provisions will make shareholders unable to nominate trustees or propose new business.

     The Bylaws of Vornado require notice at least 60 days and not more than 90 days before the anniversary of the prior annual meeting of shareholders in order for a shareholder (a) to nominate a trustee or (b) to propose new business other than pursuant to the notice of the meeting or by or on behalf of the trustees. Vornado's Bylaws contain a similar notice requirement in connection with nominations for trustee at a special meeting of shareholders called for the purpose of electing one or more trustees. Accordingly, failure by a shareholder to act in compliance with the notice provisions will mean that the shareholder will not be able to nominate trustees or propose new business.

ACTION BY WRITTEN CONSENT

     Under the Arbor Declaration of Trust, actions by shareholders may only be taken at a duly convened meeting and not by action in writing.


     The Vornado Declaration of Trust permits any action which may be taken at a meeting of shareholders to be taken without a meeting if a written consent to the action is signed by holders of outstanding shares of beneficial interest having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.



AMENDMENT OF DECLARATION OF TRUST

     Under the Arbor Declaration of Trust and Arbor's Bylaws, the trustees, by a majority vote at a meeting at which a quorum is present, may at any time amend the Arbor Declaration of Trust to reflect a change to enable Arbor to qualify as a REIT under the Code, a change in the name or Arbor or its principal place of business and certain other enumerated changes without the approval of shareholders. Other amendments to the Arbor Declaration of Trust require the recommendation of the Arbor Board and the affirmative vote of a majority of the outstanding Shares (as defined in the Arbor Declaration of Trust) present in person or by proxy entitled to vote at a duly convened meeting.

     Under Title 8 and the Vornado Declaration of Trust, the trustees, by a two-thirds vote, may at any time amend the Vornado Declaration of Trust to enable Vornado to qualify as a REIT under the Code or as a real estate investment trust under Title 8, without the approval of the shareholders. As permitted by Maryland law, the Vornado Declaration of Trust authorizes the Vornado Board, without any action by the shareholders of Vornado, to amend the Vornado Declaration of Trust from time to time to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that Vornado is authorized to issue. Other amendments to the Vornado Declaration of Trust require the vote of a majority of the outstanding Shares (as defined in the Vornado Declaration of Trust).

TERMINATION OF ARBOR AND VORNADO AND REIT STATUS

     The Arbor Declaration of Trust permits, subject to the provisions of any class or series of preferred shares at the time outstanding, the termination of Arbor by the affirmative vote of the holders of not less than two-thirds of the outstanding shares at a meeting of shareholders called for that purpose. In addition, the Arbor Declaration of Trust permits the trustees to terminate the status of Arbor as a REIT under the Code at any time.

     The Vornado Declaration of Trust permits the termination of Vornado by the affirmative vote of the holders of not less than a majority of the outstanding Shares at a meeting of shareholders called for that purpose. In addition, the Vornado Declaration of Trust permits the trustees to terminate the status of Vornado as a REIT under the Code at any time.

LIMITATION OF LIABILITY

     Pursuant to the DBTA and the Arbor Declaration of Trust, the liability of trustees of Arbor to Arbor or to any shareholder of Arbor for monetary damages for breach of any duty (including, without limitation, fiduciary duty) has been eliminated, except (a) for acts or omissions which involve actual fraud or willful misconduct or (b) for any transaction from which the trustee derived improper personal benefit.

     Pursuant to Title 8 and the Vornado Declaration of Trust, the liability of trustees and officers of Vornado to Vornado or to any shareholder of Vornado for money damages has been eliminated except (a) for actual receipt of an improper personal benefit or profit in money, property or services and (b) for active and deliberate dishonesty established by a final judgment as being material to the cause of action.

INDEMNIFICATION

     Under Arbor's Bylaws, Arbor is required to indemnify and hold harmless any trustee, officer or shareholder of Arbor for all actions taken by him and for all failures to take action (regardless of the date of any such action or failure to take action and regardless of whether such action or failure to take action results from such individual's negligence or gross negligence) to the maximum extent permitted by law against all expense, liability and loss (including without limitation attorneys fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such individual in connection with any threatened, pending or completed action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted (i) actual fraud or willful misconduct or (ii) a transaction in which such individual received an improper personal benefit. The Arbor Declaration of Trust contains a similar indemnification provision. Arbor is authorized by its Bylaws to pay expenses incurred by such an individual in defending an action, suit or proceeding in advance of the final disposition to the fullest extent permitted by Delaware law; provided that, if Delaware law or the trustees so require, the payment of such expenses incurred by such an individual in advance of the final disposition of a proceeding shall be made only upon delivery to Arbor of an undertaking, by or on behalf of such individual, to repay all amounts so advanced without interest if it shall ultimately be determined that such individual is not entitled to be indemnified.


     Under Vornado's Bylaws, Vornado is required to indemnify any trustee, officer or shareholder or any former trustee, officer or shareholder (a) against reasonable expenses incurred by him in the successful defense (on the merits or otherwise) of any proceeding to which he is made a party by reason of such status or (b) against any claim or liability to which he may become subject by reason of such status unless it is established that (i) the act or omission was material to the cause of action giving rise to the claim and was committed in bad faith or was the result of the active and deliberate dishonesty, (ii) the individual actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, the individual had reasonable cause to believe that his or her act or omission was unlawful. Vornado is also required by its Bylaws to pay or reimburse, in advance of a final disposition of a proceeding, reasonable expenses incurred by a trustee, officer or shareholder or any former trustee, officer or shareholder made a party to a proceeding by reason of his or her status as such upon receipt of a written affirmation by the trustee or officer of his or her good faith belief that he or she has met the applicable standard of conduct necessary for indemnification under Vornado's Bylaws and a written undertaking to repay such expenses paid or reimbursed by Vornado if it shall ultimately be determined that the applicable standard was not met.


BUSINESS COMBINATIONS


     The Arbor Declaration of Trust provides that, subject to the provisions of any class or series of preferred shares at the time outstanding, the Arbor Board shall have the power to (a) merge Arbor into another entity, (b) merge another entity into Arbor, (c) consolidate Arbor with one or more other entities into a new entity or (d) sell or otherwise dispose of all or substantially all of Arbor's property; provided that any such action shall have been approved, at a duly convened meeting of shareholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the shares present in person or by proxy and entitled to vote thereon.

     Under the MGCL, as applicable to Maryland real estate investment trusts, certain 'business combinations' (including certain mergers, consolidations, share exchanges and asset transfers and certain issuances and reclassifications of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of beneficial interest of the trust (an 'Interested Shareholder') or an affiliate of the Interested Shareholder are prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder. Accordingly, as permitted by Maryland law, the Vornado Board has adopted a resolution exempting any business combination between any trustee or officer of Vornado (or their affiliates) and Vornado. As a result, the trustees and officers of Vornado and their affiliates may be able to enter business combinations with Vornado which may not be in the best interest of shareholders and, with respect to business combinations with other persons, the business combination provisions of the MGCL may have the effect of delaying, deferring or preventing a transaction or a change in the control of Vornado that might involve a premium price or otherwise be in the best interest of the shareholders.

REMOVAL OF TRUSTEES

     Under the Arbor Declaration of Trust and Vornado Declaration of Trust, a trustee may be removed only for cause (as defined in the applicable Declaration of Trust) at a meeting of shareholders called for that purpose, by the affirmative vote of holders of at least two-thirds of the shares outstanding and entitled to vote in the election of trustees. This provision of the Vornado Declaration of Trust, when coupled with the provision in Vornado's Bylaws authorizing the Vornado Board to fill vacant trusteeships, precludes shareholders of Vornado from removing incumbent trustees of Vornado, except upon the existence of cause for removal and a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

INSPECTION OF BOOKS AND RECORDS


     Under the DBTA and Arbor's Bylaws, any shareholder of Arbor may, subject to such reasonable standards as may be established by the Arbor Board, obtain from Arbor from time to time upon reasonable demand for any purpose reasonably related to the shareholder's interest as a shareholder, a copy of the Arbor Declaration of Trust and Arbor's Bylaws, a current shareholders' list, information regarding the business and financial condition of Arbor and other information regarding the affairs of the business of Arbor that is just and reasonable. Under Title 8, any shareholder may inspect and copy the Bylaws of Vornado, minutes of proceedings of shareholders and annual statements of affairs of Vornado. In addition, any shareholders of record who together own at least five percent of the outstanding shares of any class of beneficial interest for at least six months will be entitled to inspect and copy Vornado's books of account and stock ledger and to require Vornado to prepare and deliver a statement of its affairs and a verified list of the name and address of, and the number of shares of each class owned by, each shareholder of Vornado.


RESTRICTIONS ON INVESTMENT AND USE

     Under Title 8, a Maryland real estate investment trust must hold, either directly or indirectly, at least 75% of the value of its assets in real estate assets, mortgage or mortgage-related securities, government securities, cash and cash equivalent items, including high-grade, short-term securities and receivables. Title 8 also prohibits using or applying land for farming, agriculture, horticulture or similar purposes. There are no such limits for Delaware business trusts, such as Arbor, organized under the DBTA.

DIVIDENDS

     The Arbor Declaration of Trust provides that holders of Arbor Common Shares are entitled to receive dividends or other distributions in cash, property or other assets or in securities (including Arbor Common Shares) of Arbor as may be declared by the Arbor Board. Arbor's Bylaws provide that distributions may be paid in cash, property or shares of Arbor.

     The holders of Vornado Common Shares are entitled to receive dividends when, if and as authorized by the Vornado Board out of assets legally available therefor, provided that if any Vornado Preferred Shares are at the time outstanding, the payment of dividends on Vornado Common Shares or other distributions (including purchases of Vornado Common Shares) may be subject to the declaration and payment of full cumulative dividends, and the absence of arrearage in any mandatory sinking fund, on outstanding Vornado Preferred Shares.

     Holders of Vornado Series A Preferred Shares are entitled to receive, when, as and if declared by the Vornado Board, out of assets of Vornado legally available for payment, cumulative cash dividends at the rate per annum of 6.5% per share on the liquidation preference thereof, or $3.25 per Vornado Series A Preferred Share. Dividends on the Vornado Series A Preferred Shares are payable quarterly in arrears on the first calendar day of January, April, July and October of each year, commencing July 1, 1997 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Vornado Board), at such annual rate. Each such dividend is payable to holders of record as they appear on the share records of Vornado at the close of business on such record dates, not exceeding 30 days preceding the payment dates thereof as shall be fixed by the Vornado Board. For additional information on the rights of holders of Vornado Series A Preferred Shares in respect of dividends, see 'Description of Shares of Beneficial Interest--Description of Vornado Series A Preferred Shares--Dividends.'

VOTING RIGHTS

     Pursuant to the DBTA, the Arbor Board may grant to (or withhold from) holders of Arbor Common Shares, the right to vote, separately or with any or all other classes, groups or series of shareholders, on any matter (such voting being on a per capita, number, financial interest, class, group, series or any other basis). The Arbor Declaration of Trust provides that holders of Arbor Common Shares are entitled to vote on all matters submitted to a vote of Arbor shareholders at all meetings of shareholders of Arbor and shall be entitled to one vote for each Arbor Common Share entitled to vote at such meeting. The Arbor Declaration of Trust and Arbor's Bylaws provide that Arbor shareholders may only vote on the (i) removal of Managing Trustees, for cause only (by an affirmative vote of not less than two-thirds of the shares then outstanding and entitled to vote at a meeting of the Arbor shareholders called for that purpose), (ii) election of Managing Trustees (by a plurality of all votes cast at a meeting of Shareholders), (iii) reorganization of Arbor (by an affirmative vote of the holders of not less than a majority of the outstanding shares present and entitled to vote at a meeting of Arbor shareholders called for that purpose) and
(iv) amendments to the Arbor Declaration of Trust (by an affirmative vote of a majority of outstanding shares present and entitled to vote), termination of Arbor (by an affirmative vote of not less than two-thirds of the outstanding shares at a meeting of Arbor shareholders called for that purpose), and merger, consolidation or share exchange of Arbor, or the sale or disposition of substantially all of Arbor's property (by an affirmative vote of the holders of not less than a majority of the shares present and entitled to vote at a meeting of Arbor shareholders called for that purpose). Actions by Arbor shareholders may only be taken at a duly convened meeting and not by action in writing.

     The holders of Vornado Common Shares are entitled to one vote for each share on all matters voted on by shareholders, including elections of trustees. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding Vornado Common Shares can elect all of the trustees then standing for election.

     The holders of Vornado Series A Preferred Shares have no voting rights except under the limited circumstances described above under 'Description of Shares of Beneficial Interest--Description of Vornado Series A Preferred Shares--Voting Rights.'

CONVERSION RIGHTS

     Arbor Common Shares have no conversion rights.

     Vornado Common Shares have no conversion rights.

     Vornado Series A Preferred Shares are convertible, in whole or in part, at any time, at the option of the holders thereof, into Vornado Common Shares at an initial conversion price of $72.75 per Vornado Common Share (equivalent to a conversion rate of 0.68728 Vornado Common Shares for each Vornado Series A Preferred Share), subject to adjustment as described above under 'Description of Shares of Beneficial Interest--Description of Vornado Series A Preferred Shares--Conversion Price Adjustments.' The right to convert Vornado Series A Preferred Shares called for redemption will terminate at the close of business on a redemption date. For additional information on the conversion rights of the Vornado Series A Preferred Shares, see 'Description of Shares of Beneficial Interest--Description of Vornado Series A Preferred Shares--Conversion Rights.'

LIQUIDATION PREFERENCE

     Arbor Common Shares have no liquidation preference.

     Vornado Common Shares have no liquidation preference.

     The holders of Vornado Series A Preferred Shares will be entitled to receive in the event of any liquidation, dissolution or winding up of Vornado, whether voluntary or involuntary, before any payment or distribution of assets of Vornado (whether capital or surplus) will be made or set apart for the holders of Junior Shares, $50.00 per Vornado Series A Preferred Share plus an amount per Vornado Series A Preferred Share equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, and no more. For additional information on the liquidation preference of the Vornado Series A Preferred Shares, see 'Description of Shares of Beneficial Interest--Description of Vornado Series A Preferred Shares--Liquidation Preference.'

                                    EXPERTS



     The consolidated financial statements and the related consolidated financial statement schedules incorporated in this Proxy Statement/Prospectus by reference from Vornado's Annual Report on Form 10-K for the year ended December 31, 1996, as amended, and the statement of revenues and certain expenses of Ninety Park Avenue incorporated by reference in this Proxy Statement/Prospectus from Vornado's Current Report on Form 8-K/A for the year ended December 31, 1996, dated August 21, 1997, and the consolidated financial statements of URS Logistics, Inc. for the year ended December 31, 1996, the statement of revenues and certain expenses of the Montehiedra Town Center for the year ended December 31, 1996, and the statement of revenues and certain expenses of the Riese Properties for the year ended April 30, 1997, all incorporated by reference in this Proxy Statement/Prospectus from Vornado's Current Report on Form 8-K, dated September 22, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.



     The financial statements of 866 U.N. Plaza Associates LLC; the combined financial statements of M Eleven Associates, M393 Associates and Eleven Penn Plaza Company; the financial statements of Two Penn Plaza Associates L.P.; the financial statements of 1740 Broadway Associates, L.P.; and the financial statements of B&B Park Avenue L.P., all incorporated herein by reference from Vornado's Current Report on Form 8-K, dated March 12, 1997, as amended by Vornado's Current Report on Form 8-K/A, dated March 12, 1997, have been audited by Friedman Alpern & Green LLP, independent auditors, as stated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.



     The financial statements of Two Park Company, a New York general partnership, as of December 31, 1996 and 1995, and for each of the years in the three year period ended December 31, 1996, incorporated herein by reference from Vornado's Current Report on Form 8-K, dated March 12, 1997, as amended by Vornado's Current Report on Form 8-K/A, dated March 12, 1997, and the consolidated balance sheets of Americold Corporation as of the last day of February 1996 and 1997, and the related consolidated statements of operations, common stockholders' deficit and cash flows for each of the years in the three-year period ended the last day of February 1997, incorporated by reference in this Proxy Statement/Prospectus from Vornado's Current Report on Form 8-K, dated September 22, 1997, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as indicated in their reports which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.



     The consolidated financial statements and the related consolidated financial statement schedules incorporated in this Proxy Statement/Prospectus by reference from Arbor's Annual Report on Form 10-K and Form 10-K/A for the year ended December 31, 1996 and the statement of Revenue and Certain Expenses of Green Acres Mall and the Plaza at Green Acres for the year ended December 31, 1996 incorporated by reference in this Proxy Statement/Prospectus and elsewhere in the Registration Statement from Vornado's Current Report on Form 8-K/A, dated August 21, 1997 and filed with the SEC on September 11, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


                           VALIDITY OF VORNADO SHARES

     The validity of any Vornado Series A Preferred Shares or Vornado Common Shares issued hereunder will be passed upon for Vornado by Ballard Spahr Andrews & Ingersoll, Baltimore, Maryland, Maryland counsel to Vornado.

                                                                      APPENDIX A
                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                             VORNADO REALTY TRUST,
                       TREES ACQUISITION SUBSIDIARY, INC.
                                      AND
                              ARBOR PROPERTY TRUST
                          DATED AS OF AUGUST 22, 1997

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (hereinafter called this 'Agreement'), dated as of August 22, 1997, among ARBOR PROPERTY TRUST, a Delaware business trust (the 'Company'), VORNADO REALTY TRUST, a Maryland real estate investment trust ('Parent'), and TREES ACQUISITION SUBSIDIARY, INC., a Delaware corporation wholly-owned by Parent ('Merger Sub'; the Company and Merger Sub sometimes being hereinafter collectively referred to as the 'Constituent Entities').

                                    RECITALS

     WHEREAS, the respective boards of trustees of each of Parent and the Company and the board of directors of Merger Sub have approved the merger of the Company with and into Merger Sub (the 'Merger') upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the 'Code');

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, as a condition and inducement to Parent's and Merger Sub's willingness to enter into this Agreement, Mr. Myles H. Tanenbaum has entered into a stock voting agreement with Parent (the 'Stock Voting Agreement'), pursuant to which, among other things, Mr. Tanenbaum has agreed to deliver to Parent a proxy to vote his Shares in favor of the Merger; and

     WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                      THE MERGER; CLOSING; EFFECTIVE TIME

     1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) the Company shall be merged with and into Merger Sub and the separate existence of the Company shall thereupon cease. Merger Sub shall be the surviving entity in the Merger (sometimes hereinafter referred to as the 'Surviving Entity'), and the separate existence of Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall be accomplished in accordance with, and shall have the effects specified in (a) Chapter 38 of Title 12 of the Delaware Code, as amended ('Delaware Code Title 12') and (b) the Delaware General Corporation Law, as amended ('DGCL').

     1.2. Closing.  The closing of the Merger (the 'Closing') shall take place
(i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York

at 9:00 A.M. on the first business day on which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the 'Closing Date').

     1.3. Effective Time. As soon as practicable following the Closing, the Company and Parent will cause a Certificate of Merger (the 'Delaware Certificate of Merger') to be executed and filed with the Secretary of State of Delaware as provided in Section 3815 of Delaware Code Title 12 and in the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware (the 'Effective Time').

     1.4. Simultaneous Transactions. At the Effective Time, Parent and the Company shall effect such transactions as are necessary in order that the real property assets owned directly or indirectly by the Company immediately prior to the Effective Time shall be owned directly or indirectly by Vornado Realty L.P.

                                   ARTICLE II
                    CERTIFICATE OF INCORPORATION AND BY-LAWS
                            OF THE SURVIVING ENTITY

     2.1. Declaration of Trust. The certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Entity (the 'Charter'), until duly amended as provided therein or by applicable law.

     2.2. The By-Laws. The by-laws of Merger Sub in effect at the Effective Time shall be the by-laws of the Surviving Entity (the 'By-Laws'), until thereafter amended as provided therein or by applicable law.

                                  ARTICLE III
                 DIRECTORS AND OFFICERS OF THE SURVIVING ENTITY

     3.1. Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

     3.2. Officers. The officers of the Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Entity until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

                                   ARTICLE IV
                 EFFECT OF THE MERGER ON BENEFICIAL INTERESTS;

                            EXCHANGE OF CERTIFICATES

     4.1. Effect on Beneficial Interests. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any shares of beneficial interests in the Company:

          (a) Merger Consideration. Each common share of beneficial interest, no par value, of the Company (a 'Share' or, collectively, the 'Shares') issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any other direct or indirect subsidiary of Parent (collectively, the 'Parent Companies') or Shares that are owned by the Company or any direct or indirect subsidiary of the Company and in each case not held on behalf of third parties (collectively, 'Excluded Shares')) shall be, subject to the ownership restrictions set forth in Article VI of the Amended and Restated Declaration of Trust of Parent, converted into, and become exchangeable for, 0.121905 common shares of beneficial interest (the 'Common Consideration'), par value $0.04 per share ('Parent Common Stock') or, at the election of the holder thereof,
     0.153846 preferred shares of beneficial interest (the 'Preferred Consideration'), no par value, designated as Series A Convertible Preferred Shares of Beneficial Interest, liquidation preference $50 per share (the 'Parent Preferred Stock'), of Parent (the Common Consideration and the Preferred Consideration being, collectively, the 'Merger Consideration').

          (b) Cancellation of Shares. At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a 'Certificate') formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to the Merger Consideration and the right, if any, to receive pursuant to Section 4.2(e) cash in lieu of fractional shares into which such Shares have been converted pursuant to this Section 4.1(a) and any distribution or dividend pursuant to Section 4.2(c). Each Excluded Share issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

          (c) Merger Sub. At the Effective Time, each share of common stock par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and each certificate therefor shall continue to evidence one share of common stock of the Surviving Entity.

     4.2. Exchange of Certificates for Shares.

          (a) Exchange Agent. As of the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent with the Company's consent, which shall not be unreasonably withheld (the 'Exchange Agent'), for the benefit of the holders of Shares immediately prior to the Effective Time (excluding holders of Excluded Shares), certificates representing the shares of Parent Common Stock and Parent Preferred Stock (collectively, the 'Parent Stock') and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent Stock to be issued or paid pursuant to the last sentence of Section 4.1(a) in exchange for Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this
     Article IV (such cash in lieu of fractional shares, and certificates for shares of Parent Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the 'Exchange Fund').

          (b) Election Procedures. (i) Each record holder of Shares (other than Excluded Shares) issued and outstanding immediately prior to the Election Deadline (as defined below) shall be entitled to elect to receive in respect of each such Share (x) Common Consideration (a 'Common Election') or (y) Preferred Consideration (a 'Preferred Election'). Shares in respect of which no election is made including shares not voted or voted against approval by the Merger (collectively, 'Non-Election Shares') shall be deemed to be Shares in respect of which Common Elections have been made.

          (ii) Elections shall be made on a form and with such other provisions to be reasonably agreed upon by the Company and Parent (a 'Form of Election') to be provided by the Exchange Agent for that purpose to holders of record of Shares (other than holders of Excluded Shares), together with appropriate transmittal materials, at the time of mailing to holders of record of Shares of the Prospectus/Proxy Statement (as defined in Section 6.3) in connection with the shareholders meeting referred to in Section
     6.4. Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be (x) properly completed, signed and submitted to the Exchange Agent at its designated office, by 5:00 p.m., on the business day that is two trading days prior to the Closing Date (which date shall be publicly announced by Parent as soon as practicable but in no event less than five trading days prior to the Closing Date) (the 'Election Deadline') and (y) accompanied by the Certificate(s) representing the Shares as to which the election is being made (or by an appropriate guarantee of delivery of such Certificate(s) by a commercial bank or trust company in the United States or a member of a registered national security exchange or of the National Association of Securities Dealers, Inc., provided that such Certificates are in fact delivered to the Exchange Agent within three trading days after the date of execution of such guarantee of delivery). The Company shall use its best efforts to make a Form of Election available to all Persons who become holders of record of Shares (other than Excluded Shares) between the date of mailing described in the first sentence of this Section 4.2(b)(ii) and the Election Deadline. Parent shall determine, in its sole and absolute discretion, which authority it may delegate in whole or in part to the Exchange Agent and whether Forms of Election have been properly completed, signed and submitted or revoked. The decision of Parent (or the Exchange Agent, as the case may be) in such matters shall be conclusive and binding. Neither Parent nor the Exchange Agent will be under any obligation to notify any Person of any defect in a Form of Election submitted to the Exchange Agent. A holder of Shares that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a

     Non-Election.

          For the purposes of this Agreement, the term 'Person' shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

          (iii) An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any Certificate(s) representing Shares that have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such Certificate(s). Upon any such revocation, unless a duly completed Form of Election is thereafter submitted in accordance with paragraph 4.2(b)(ii), such Shares shall be Non-Election Shares. In the event that this Agreement is terminated pursuant to the provisions hereof and any Shares have been transmitted to the Exchange Agent pursuant to the provisions hereof, such Shares shall promptly be returned without charge to the Person submitting the same.

          (c) Distributions with Respect to Unexchanged Shares; Voting. All shares of Parent Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Parent Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Stock issued in exchange therefor, without interest, (A) at the time of such surrender, the dividends or other distributions with a record date at or after the Effective Time theretofore payable with respect to such whole shares of Parent Stock and not paid and
     (B) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Stock with a record date at or after the Effective Time but with a payment date subsequent to surrender.

          (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

          (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Stock but for this Section 4.2(e) shall be entitled to receive a cash payment in lieu thereof in an amount based upon the average closing price on the New York Stock Exchange ('NYSE') of the applicable Parent Stock for the ten NYSE trading days ending with the NYSE trading day immediately prior to the Closing Date.

          (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Stock) that remains unclaimed by the shareholders of the Company for one year after the Effective Time shall be paid to Parent. Any shareholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Stock and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 4.1 and Section 4.2(c) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Entity, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Stock and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Section 4.2(c) upon due surrender of and deliverable in respect of the Shares represented by such Certificate pursuant to this Agreement.

          (h) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any 'affiliate' (as reasonably determined by Parent without reference to the procedures otherwise provided for in Section 6.8) of the Company shall not be exchanged until Parent has received a written agreement from such Person of the type referred to in
     Section 6.8.

     4.3. Dissenters' Rights. No appraisal rights shall be available to holders of Shares in connection with the Merger.

     4.4. Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or Parent changes the number of shares of Parent Stock or securities convertible or exchangeable into or exercisable for shares of Parent Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     5.1. Representations and Warranties of the Company. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement (the 'Company Disclosure Letter'; references to Schedules in this Section 5.1 are to schedules to the Company Disclosure Letter), the Company hereby represents and warrants to Parent and Merger Sub that:

          (a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign entity in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's and its Subsidiaries' declarations of trust, certificates of incorporation, certificates of partnership, partnership agreements, limited liability company agreements and by-laws, or similar documents each as amended to date. The Company's and its Subsidiaries' charter documents and by-laws so delivered are in full force and effect.
     Section 5.1(a) of the Company Disclosure Letter contains a correct and complete list of each jurisdiction where the Company and each of its Subsidiaries is organized and qualified to do business.

          As used in this Agreement, the term (i) 'Subsidiary' means, with respect to the Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of trustees or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries and
     (ii) 'Company Material Adverse Effect' means a material adverse effect on the financial condition, properties, prospects, business or results of operations of the Company and its Subsidiaries taken as a whole.

          (b) Capital Structure. The authorized capital stock of the Company consists of 45,000,000 Shares, of which 12,297,705 Shares were outstanding as of the close of business on August 19, 1997, 5,000,000 preferred shares, no par value (the 'Preferred Shares'), of which no shares were outstanding as of the close of business on August 19, 1997 and 50,000,000 excess shares, no par value ('Company Excess Shares'), of which no shares were outstanding as of the close of business on August 19, 1997. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no Shares or Preferred Shares reserved for issuance, except that, as of August 19, 1997, there were 837,500 Shares reserved for issuance pursuant to the Company's employee stock options. The Company Disclosure Letter contains a correct and complete list of each outstanding option to purchase Shares granted by the Company (each a 'Company Option'), including the holder, date of grant, exercise price and number of Shares subject thereto. Except as set forth on
     Schedule 5.1(b), each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by a direct or indirect wholly-owned subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of the Company on any matter ('Voting Debt').

          (c) Business Trust Authority; Approval and Fairness. (i) power and authority and has taken all business trust action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to approval of this Agreement by the holders of a majority of the outstanding Shares present in person or by proxy at the meeting and entitled to vote thereon, provided that a quorum is present (the 'Company Requisite Vote'), the Merger. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the 'Bankruptcy and Equity Exception').

          (ii) Board of Trustees of the Company (A) has unanimously approved this Agreement and the Merger and the other transactions contemplated hereby and (B) has received the opinion of its financial advisors, Goldman, Sachs & Co., to the effect that the consideration to be received by the holders of the Shares in the Merger is fair to such holders from a financial point of view (other than Parent and its Affiliates (as defined in Rule 12b-2 under the Securities and Exchange Act of 1934 (the 'Exchange Act'))), a copy of which opinion has been delivered to Parent. It is agreed and understood that such opinion is for the benefit of the Company's Board of Trustees and may not be relied on by Parent or Merger Sub.


          (d) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the Exchange Act and the Securities Act of 1933, as amended (the 'Securities Act'), (C) to comply with state securities or 'blue-sky' laws and (D) required to be made with the NYSE, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, body or other governmental entity ('Governmental Entity'), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate transactions contemplated by this Agreement.

          (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in
     (A) a breach or violation of, or a default under, the declaration of trust or by-laws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ('Contracts') binding upon the Company or any of its Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or
     (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Section 5.1(d) of the Company Disclosure Letter sets forth a correct and complete list of material Contracts of the Company and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above).

          (e) Company Reports; Financial Statements. The Company has delivered to Parent each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996 (the 'Audit Date') and filed with a Governmental Entity, including (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and (ii) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, and June 30, 1997, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the 'SEC') collectively, including any such reports filed subsequent to the date hereof, the 'Company Reports'). As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ('GAAP') consistently applied during the periods involved, except as may be noted therein.

          (f) Absence of Certain Changes. Except as disclosed in the Company Reports filed prior to the date hereof, since the Audit Date the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, properties, business or results of operations of the Company and its Subsidiaries or any development or combination of developments of which the executive officers of the Company have knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; (ii) any material damage, destruction or other casualty loss (which for purposes of this provision only shall mean damage, destruction or other casualty loss with a cost of repair (excluding any portion of such cost that is reimbursable by insurance or payable as common area maintenance or HVAC payments by current tenants), as determined by an independent third party selected by both Parent and the Company, in excess of $1,000,000) with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof (and except for dividends provided for in Sections 6.1(b) or 6.14(b)); or (iv) any discretionary change by the Company in accounting principles, practices or methods. Since the Audit Date, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers or key employees or any amendment of any of the Compensation and Benefit Plans other than increases or amendments in the ordinary course.

          (g) Litigation and Liabilities. Except as disclosed in the Company Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of the Company, threatened against the Company or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 5.1(k)), or
     (iii) any other facts or circumstances of which the executive officers of the Company have knowledge that could result in any claims against, or obligations or liabilities of, the Company or any of its Affiliates, except, in the case of each of (i), (ii) and (iii), for those that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          (h) Employee Benefits. (i) A copy of each written, and a summary of each unwritten, bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, trustees, former employees or former trustees of the Company and its Subsidiaries (the 'Compensation and Benefit Plans') and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in

     Section 5.1(h) of the Company Disclosure Letter and any 'change of control' or similar provisions therein are specifically identified in Section 5.1(h) of the Company Disclosure Letter.

          (ii) All Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ('ERISA'). Each Compensation and Benefit Plan that is an 'employee pension benefit plan' within the meaning of Section 3(2) of ERISA (a 'Pension Plan') and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the 'IRS'), and the Company is not aware of any circumstances likely to result in revocation of any such favorable determination letter. As of the date hereof, there is no pending or, to the knowledge of the executive officers of the Company, threatened material litigation relating to the Compensation and Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

          (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated 'single-employer plan', within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under
     Section 4001 of ERISA or Section 414 of the Code (an 'ERISA Affiliate'). The Company and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multi-employer plan under Subtitle E to Title IV of ERISA. The Company and its Subsidiaries have not contributed, or been obligated to contribute, to a multi-employer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a 'reportable event', within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

          (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an 'accumulated funding deficiency' (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all 'benefit liabilities', within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material adverse change in the financial condition of such Pension Plan since the last day of the most recent plan year.

          (vi) Neither the Company nor its Subsidiaries have any obligations for retiree health and life benefits under any Compensation and Benefit Plan, except as required under Section 4980B of the Code and as set forth in the Company Disclosure Letter. The Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

          (vii) Except as set forth on Schedule 5.1(h)(vii) the consummation of the Merger and the other transactions contemplated by this Agreement will not (x) entitle any employees of the Company or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

          (i) Compliance with Laws; Permits. Except as set forth in the Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, 'Laws'), except for violations that individually or in the aggregate are not reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Except as set forth in the Company Reports filed prior to the date hereof, as of the date hereof no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the executive officers of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same. To the knowledge of the executive officers of the Company, no material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. The Company and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

          (j) Takeover Statutes. Except for the ownership restrictions set forth in Article V of the Company's Amended and Restated Declaration of Trust, no 'fair price,' 'moratorium,' 'control share acquisition' or other similar anti-takeover statute or regulation (each a 'Takeover Statute') or any applicable anti-takeover provision in the Company's declaration of trust and by-laws is, or at the Effective Time will be, applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement.

          (k) Environmental Matters. To the knowledge of the executive officers of the Company (other than such knowledge arising solely from information provided by Parent or Parent's agents, consultants or advisors) there are no material Hazardous Substances on any properties currently or formerly owned by the Company or any of its Subsidiaries nor are the Company or any of its Subsidiaries subject to material liability for any Hazardous Substance disposal or contamination on any third party property other than, in any such case, as indicated in the Environmental Reports. To the knowledge of the executive officers of the Company (other than such knowledge arising solely from information provided by Parent or Parent's agents, consultants or advisors), except as disclosed in Schedule 5.1(k) or as disclosed in the Company Reports filed prior to the date hereof and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect: (i) the Company and its Subsidiaries have complied at all times with all applicable Environmental Laws; (ii) the properties currently or formerly owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances requiring remediation under applicable Environmental Laws; (iii) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iv) neither the Company nor any of its Subsidiaries has caused any release or threat of release of any Hazardous Substance; (v) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; (vi) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; (vii) there are no other circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of the Company pursuant to any Environmental Law; and (viii) the Company has delivered or made available to Parent copies of all environmental reports, studies, sampling data, permits, government filings and other environmental information in its possession or reasonably available to it relating to Company or any of its Subsidiaries or any of their current or former properties or operations, all of such documents being listed on Schedule 5.1(k) (the 'Environmental Reports').

          As used herein, the term 'Environmental Law' means any federal, state, local or foreign law, statute, ordinance, regulation, judgment, order, decree, arbitration award, agency requirement, license, permit, authorization or common law, relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources,
     (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

          As used herein, the term 'Hazardous Substance' means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which may be the subject of regulatory action by any Government Authority pursuant to any Environmental Law.

          (l) Tax Matters. As of the date hereof, neither the Company nor any of its Affiliates has taken or agreed to take any action not described in this Agreement or the Recitals to this Agreement that would prevent the business combination to be effected by the Merger as the Merger and the other transactions contemplated by this Agreement from qualifying as a 'reorganization' within the meaning of Section 368(a) of the Code.

          (m) Taxes. (i) (A) Except as set forth on Schedule 5.1(m), the Company and each of its Subsidiaries has prepared in good faith and duly and timely filed all Tax Returns (as defined below) required to be filed by or with respect to the Company or its Subsidiaries on or before the date hereof and all Tax Returns required to be filed by or with respect to the Company or its Subsidiaries after the date hereof and on or before the Effective Time shall be prepared and timely filed in a manner consistent with prior years and applicable law, except, in either case, for such Tax Returns the failure to file of which will not, in the aggregate, have a Company Material Adverse Effect. No penalties or other charges are or will become due with respect to the late filing of any Tax Return of the Company or any of its Subsidiaries. (B) All Taxes (as defined below) required to be paid on or before the date hereof by or with respect to the Company and its subsidiaries have been timely paid, and any Taxes required to be paid by or with respect to the Company and its Subsidiaries (or any of them) after the date hereof and on or before the Effective Time shall be timely paid, except for such Taxes as do not and will not, in the aggregate, have a Company Material Adverse Effect. Except as set forth on Schedule 5.1(m), no penalties or other charges are or will become due with respect to the payment of any Tax of the Company or its Subsidiaries required to be paid on or before the Effective Time. (C) With respect to all Tax Returns filed by or with respect to the Company and any of its Subsidiaries, no audit is in progress and no waiver or agreement for an extension of time has been executed with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement has been executed for the extension of time for the assessment or payment of any Tax. (D) There are no liens for Taxes upon the assets of the Company or its Subsidiaries except liens for current Taxes not yet delinquent. (E) Except as set forth on Schedule 5.1(m), as of the date hereof, there are not pending or, to the knowledge of the executive officers of the Company threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not, to the knowledge of the executive officers of the Company, any unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability that are reasonably likely to have a Company Material Adverse Effect. The Company has made available to Purchaser true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended December 31, 1994 and 1995. Neither the Company nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before June 30, 1997 in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Company Reports filed on or prior to the date hereof.

          (ii) For all taxable years commencing with its taxable year ending

     December 31, 1994 and continuing through its taxable year ending on the most recent December 31, the Company has been subject to taxation as a 'real estate investment trust' (a 'REIT') under Subchapter M of the Code and has satisfied all requirements to qualify as a REIT for such years. In addition, assuming hypothetically that the Company's taxable year in which the Merger occurs were to close immediately prior to the Closing then, without giving effect to the Merger, the Company will be for such hypothetical short year subject to taxation as a REIT under Subchapter M of the Code and will satisfy all requirements to qualify as a REIT for such year. The Company is not aware of any fact or circumstance that could reasonably be expected to prevent it from continuing to so qualify until the time immediately prior to the Closing (without giving effect to the Merger).

          (iii) The Company does not own, directly or through one or more tiers of partnerships, limited liability companies or 'qualified REIT subsidiaries', any REMIC residual interests (as defined in Section 860G(a)(2) of the Code).

          (iv) The Company has no earnings and profits (as determined for federal income tax purposes) attributable to non-REIT years.

          (v) The Company does not own, directly or through one or more tiers of partnerships, limited liability companies or 'qualified REIT subsidiaries', equity interests in any issuer other than a qualified REIT subsidiary or an entity that is either disregarded or treated as a partnership for federal income tax purposes. The Company's qualified REIT subsidiaries are listed on Schedule 5.01(m).

          As used in this Agreement, (i) the term 'Tax' (including, with correlative meaning, the terms 'Taxes', and 'Taxable') includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, (ii) the term 'Tax Return' includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes and (iii) 'qualified REIT subsidiary' has the meaning set forth in Section 856(i) of the Code as in effect prior to the Taxpayer Relief Act of 1997.

          (n) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any material proceeding asserting that the Company or any of its

     Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the executive officers of the Company, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.

          (o) Insurance. Attached as Schedule 5.1(o) is a list of all material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries.

          (p) Brokers and Finders. Neither the Company nor any of its officers, trustees or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's, fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed Goldman, Sachs & Co. as its financial advisor, the arrangements with which have been disclosed to Parent prior to the date hereof.

          (q) Real Property. The Company or one of its Subsidiaries owns good and marketable fee simple to title to each parcel of real property identified in Part I of Schedule 5.1(q) (the 'Fee Properties') and good and marketable leasehold title to the parcel of real property identified in
     Part II of Schedule 5.1(q) (the 'Leasehold Property') (the Fee Properties and the Leasehold Property being collectively referred to as the 'Real Property'), which are all of the real properties owned or leased by them. The Real Property is owned free and clear of rights of way, written agreements, liens, mortgages or deeds of trust, claims against title, charges which are liens, security interests or other encumbrances on title ('Encumbrances'), other than tenant leases referred to in the rent roll for the Real Property (which rent roll has previously been provided to Parent) and Encumbrances disclosed in that certain Mortgagee's Title Insurance Policy No. GC921900N, issued by Commonwealth Land Title Insurance Company, dated August 19, 1993 and that certain Easement and License Agreement, dated June 8, 1994 between Green Acres Mall Corp. and the Caldor Corporation and except for such other Encumbrances which, individually or taken as a whole with respect to the Real Property, are not reasonably likely to have a Company Material Adverse Effect. Except as set forth in
     Schedule 5.1(q), (i) none of the executive officers of the Company or any of its Subsidiaries has knowledge that any certificate, permit or license from any Governmental Entity having jurisdiction over the Real Property or any agreement, easement or other right that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Real Property or that is necessary to permit the lawful use and operation of all parking areas, driveways, roads and other means of egress and ingress to and from any of the Real Property has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same that, in the case of any of the foregoing, has not been cured, (ii) none of the executive officers of the Company or any of its Subsidiaries has actual knowledge (without independent investigation) that of any violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the Real Property that has not been cured, or (iii) there is no physical damage to any portion of the Real Property, except for the matters referred to in clauses (i), (ii) and (iii) above that, individually or in the aggregate, are not likely to have a Company Material Adverse Effect. Except as set forth in Schedule 5.1(q), none of the executive officers of the Company or any of its Subsidiaries has knowledge of (1) any condemnation or rezoning proceedings pending or threatened with respect to any of the Real Property or (2) any zoning, building or similar law, code, ordinance, order or regulation is or will be violated by the continued maintenance, operation or use of the buildings and improvements on any of the Real Property or by the continued maintenance, operation or use of the parking areas, except for any matters referred to in (1) and (2) above that, individually or in the aggregate, are not likely to have a Company Material Adverse Effect. Except as set forth in Schedule 5.1(q), (A) all work to be performed, payments to be made and actions to be taken by the Company or any of its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with site approval, zoning classification or other similar action relating the Real Property has be performed, paid or taken, as the case may be, and
     (B) to the knowledge of the executive officers of the Company or any of its Subsidiaries, there are no planned work, payments or actions that may be required after the date hereof pursuant to such agreements, except for any such planned or proposed work, payments or actions described in (A) or (B) that, individually or in the aggregate, if they did not happen, would not reasonably be expected to have a Company Material Adverse Effect. The leases set forth on Schedule 5.1(q) (the 'Leases') constitute all of the leases in effect with respect to the Real Property. Except as set forth in
     Schedule 5.1(q), each of the Leases is in full force and effect, has not been modified, supplemented or amended and, to the knowledge of the executive officers of the Company or any of its subsidiaries there are no unfulfilled landlord obligations with respect to the Leases, no material default exists with respect to the Leases and there are no material pending claims asserted by any of the tenants under any of the leases for offsets or abatements against any rent or any sums due under the Leases.

     5.2. Representations and Warranties of Parent and Merger Sub. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent on or prior to entering into this Agreement (the 'Parent Disclosure Letter'), Parent and Merger Sub each hereby represent and warrant to the Company that:

          (a) Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

          (b) Organization, Good Standing and Qualification. Each of Parent and its Subsidiaries is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign entity in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, is not reasonably likely to have a Parent Material Adverse Effect (as defined below). Parent has made available to the Company a complete and correct copy of Parent's and its Subsidiaries' declarations of trust, certificates of incorporation, certificates of partnership, partnership agreements, limited liability company agreements and by-laws, each as amended to the date hereof. Parent's and its Subsidiaries' charter documents and by-laws so delivered are in full force and effect.

          As used in this Agreement, the term 'Parent Material Adverse Effect' means a material adverse effect on the financial condition, properties, business or results of operations of the Parent and its Subsidiaries taken as a whole;

          (c) Capital Structure. The authorized shares of beneficial interest of Parent consists of 70,000,000 shares of Parent Common Stock, of which 26,556,977 shares were outstanding as of the close of business on August 19, 1997, 20,000,000 preferred shares of beneficial interest, no par value (the 'Parent Preferred Shares'), of which 5,750,000 shares have been designated as Parent Preferred Stock, 5,750,000 shares of such Parent Preferred Stock being outstanding as of the close of business on August 19, 1997 and 90,000,000 shares of excess stock, $0.04 par value ('Parent Excess Shares'). All of the outstanding shares of Parent Stock have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no Parent Stock reserved for issuance, except that, as of August 19, 1997, there were 6,442,462 shares of Parent Common Stock reserved for issuance pursuant to the Omnibus Share Plan (the 'Parent Stock Plan'), 2,840,562 shares of Parent Common Stock reserved for issuance upon the conversion of Vornado Realty L.P. units and 3,951,860 shares of Parent Common Stock reserved for issuance upon the conversion of Parent Preferred Stock. After the date hereof, Parent will designate as Parent Preferred Stock an amount of Parent Preferred Shares sufficient to consummate the Merger on the terms contained in this Agreement. Each of the outstanding shares of capital stock of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by a direct or indirect wholly-owned subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Parent or any of its Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of Parent on any matter ('Parent Voting Debt').

          (d) Corporate Authority. (i) Each of the Parent (for itself and as sole stockholder of Merger Sub) and Merger Sub has all requisite trust or corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. This Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (ii) Prior to the Effective Time, Parent will have taken all necessary action to permit it to issue the number of shares of Parent Stock required to be issued pursuant to Article IV. The Parent Stock, when issued, will be validly issued, fully paid and nonassessable, and no shareholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The distribution of the Parent Stock pursuant to this Agreement will be registered under the Securities Act and registered or exempt from registration under any applicable state securities or 'blue sky' laws. The Parent Stock required to be issued under this Agreement will be registered under the Exchange Act when issued.

          (e) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the Securities Act and the Exchange Act, (C) to comply with state securities or 'blue sky' laws and (D) required to be made with the NYSE and no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

          (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the declaration of trust or by-laws of Parent and Merger Sub or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any material Contracts binding upon Parent or any of its Sub sidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the material Contracts, except, in the case of clause (B) or (C) above, for breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

          (f) Parent Reports; Financial Statements. Parent has delivered to the Company each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996 (the 'Parent Audit Date') and filed with a Governmental Entity, including (i) Parent's Annual Report on Form 10-K for the year ended December 31, 1996 and (ii) Parent's Quarterly Reports on Form 10-Q for the periods ended March 31, 1997, and June 30, 1997, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the 'Parent Reports'). As of their respective dates, the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

          (g) Absence of Certain Changes. Except as disclosed in the Parent Reports filed prior to the date hereof and except for the acquisition of title to 90 Park Avenue, New York, New York, since the Parent Audit Date Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been
     (i) any change in the financial condition, properties, business or results of operations of Parent and its Subsidiaries or any development or combination of developments of which the executive officers of Parent has knowledge that, individually or in the aggregate, has had or is reasonably likely to result in a Parent Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance; or (iii) any material change by Parent in accounting principles, practices or methods.

          (h) Litigation and Liabilities. Except as disclosed in the Parent Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the executive officers of Parent, threatened against Parent or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, or any other facts or circumstances of which the executive officers of Parent has knowledge that could result in any claims against, or obligations or liabilities of, Parent or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

          (i) Employee Benefits. (i) A copy of each written, and a summary of each unwritten, bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, trustees, former employees or former trustees of Parent and its Subsidiaries (the 'Parent Compensation and Benefit Plans') and any trust arrangement or insurance contract forming a part of such Parent Compensation and Benefits Plans has been made available to the Company prior to the date hereof. The Parent Compensation and Benefit Plans are listed in Section 5.2(i) of the Parent Disclosure Letter and any 'change of control' or similar provision therein are specifically identified in Section 5.2.(i) of the Parent Disclosure Letter.

          (ii) All Parent Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and ERISA. Each Parent Compensation and Benefit Plan that is an 'employee pension benefit plan' within the meaning of Section 3(2) of ERISA (a 'Parent Pension Plan') and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and Parent is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the executive officers of Parent, threatened material litigation relating to the Parent Compensation and Benefit Plans. Neither Parent nor any of its Subsidiaries has engaged in a transaction with respect to any Parent Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Parent or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

          (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Parent or any Subsidiary with respect to any ongoing, frozen or terminated 'single-employer plan', within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered an ERISA Affiliate of Parent. Parent and its Subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multi-employer plan under Subtitle E to Title IV of ERISA. Parent and its Subsidiaries have not contributed, or been obligated to contribute, to a multi-employer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a 'reportable event', within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Parent Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

          (iv) All contributions required to be made under the terms of any Parent Compensation and Benefit Plan or of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date hereof. Neither any Parent Pension Plan nor any single-employer plan of an ERISA Affiliate has an 'accumulated funding deficiency' (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither Parent nor its Subsidiaries has provided, or is required to provide, security to any Parent Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (v) Except as disclosed in the Parent Reports, under each Parent Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all 'benefit liabilities', within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Parent Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Parent Pension Plan, and there has been no material adverse change in the financial condition of such Parent Pension Plan since the last day of the most recent plan year.


          (vi) Neither Parent nor its Subsidiaries have any obligations for retiree health and life benefits under any Parent Compensation and Benefit Plan, except as required under Section 4980B of the Code and as set forth in the Parent Disclosure Letter. Parent or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

          (vii) The consummation of the Merger and the other transactions contemplated by this Agreement will not (x) entitle any employees of Parent or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Parent Compensation and Benefit Plans or (z) result in any breach or violation of, or default under, any of the Parent Compensation and Benefit Plans.

          (j) Compliance with Laws; Permits. Except as set forth in the Parent Reports filed prior to the date hereof, the businesses of each of Parent and its Subsidiaries have not been, and are not being, conducted in violation of any Laws, except for violations or possible violations that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Except as set forth in the Parent Reports filed prior to the date hereof, no investigation or review (other than review by the SEC of Parent's shelf registration statement) by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of the executive officers of Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. To the knowledge of the executive officers of Parent, no material change is required in Parent's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and Parent has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. Parent and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

          (k) Takeover Statutes. Except for the ownership restrictions set forth in Article VI of the Amended and Restated Declaration of Trust of Parent, no Takeover Statute or any applicable anti-takeover provision in the Parent's declaration of trust and by-laws is, or at the Effective Time will be, applicable to Parent, the Parent Common Stock, the Merger or the other transactions contemplated by this Agreement.


          (l) Environmental Matters. To the knowledge of the executive officers of Parent, except as disclosed in the Parent Reports filed prior to the date hereof and except for such matters that, alone or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect: (i) Parent and its Subsidiaries are in substantial compliance with all applicable Environmental Laws; (ii) neither Parent nor any of its Subsidiaries has received any written notice from any Governmental Entity or any third party indicating that Parent is in violation of any Environmental Law; (iii) Parent and its Subsidiaries are not subject to any court order, administrative order or decree arising under any Environmental Law and (iv) no Hazardous Substance has been transported from any of the properties owned or operated by Parent or one of its Subsidiaries, other than as permitted under applicable Environmental Law.

          (m) Tax Matters. As of the date hereof, neither Parent nor any of its Affiliates has taken or agreed to take any action not described in this Agreement or the Recitals to this Agreement that would prevent the Merger and the other transactions contemplated by this Agreement from qualifying as a 'reorganization' within the meaning of Section 368(a) of the Code.

          (n) Taxes. (i) (A) Parent and each of its Subsidiaries has prepared in good faith and duly and timely filed all Tax Returns required to be filed by or with respect to Parent or its Subsidiaries on or before the date hereof and all Tax Returns required to be filed by or with respect to Parent or its Subsidiaries after the date hereof and on or before the Effective Time shall be prepared and timely filed in a manner consistent with prior years and applicable law, except, in either case, for such Tax Returns the failure to file of which will not, in the aggregate, have a Parent Material Adverse Effect. No penalties or other charges are or will become due with respect to the late filing of any Tax Return of Parent or any of its Subsidiaries. (B) All Taxes required to be paid on or before the date hereof by or with respect to Parent and its Subsidiaries have been timely paid, and any Taxes required to be paid by or with respect to Parent and its Subsidiaries (or any of them) after the date hereof and on or before the Effective Time shall be timely paid, except for such Taxes as do not and will not, in the aggregate, have a Parent Material Adverse Effect. No penalties or other charges are or will become due with respect to the payment of any Tax of Parent or its Subsidiaries required to be paid on or before the Effective Time. (C) With respect to all Tax Returns filed by or with respect to Parent and any of its Subsidiaries, no audit is in progress and no waiver or agreement for an extension of time has been executed with respect to any date on which any Tax Return was or is to be filed and no waiver or agreement has been executed for the extension of time for the assessment or payment of any Tax. (D) There are no liens for Taxes upon the assets of Parent or its Subsidiaries except liens for current Taxes not yet delinquent. (E) As of the date hereof, there are not pending or, to the knowledge of the executive officers of Parent threatened in writing, any audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters. There are not, to the knowledge of the executive officers of Parent, any unresolved questions or claims concerning Parent's or any of its Subsidiaries' Tax liability that are reasonably likely to have a Parent Material Adverse Effect. Parent has made available to the Company true and correct copies of the United States federal income Tax Returns filed by Parent and its Subsidiaries for each of the fiscal years ended December 31, 1994, 1995 and 1996. Neither Parent nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before June 30, 1997 in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in the Parent Reports filed on or prior to the date hereof.

          (ii) For all taxable years commencing with its taxable year ending December 31, 1994 and continuing through its taxable year ending on the most recent December 31, Parent has been subject to taxation as a REIT under Subchapter M of the Code and has satisfied all requirements to qualify as a REIT for such years. Parent is not aware of any fact or circumstance that could reasonably be expected to prevent it from continuing to so qualify until the time immediately prior to the Closing (without giving effect to the Merger).

          (o) Labor Matters. Neither Parent nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Parent or any of its Subsidiaries the subject of any material proceeding asserting that Parent or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the executive officers of Parent, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving Parent or any of its Subsidiaries.

          (p) Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Parent or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of Parent and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Parent Material Adverse Effect.

          (q) Brokers and Finders. Neither the Parent nor any of its officers, trustees or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder(1)s, fees in connection with the Merger or the other transactions contemplated in this Agreement.

                                   ARTICLE VI

                                   COVENANTS

     6.1. Interim Operations. The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing and except as otherwise expressly contemplated by this Agreement):

          (a) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their respective reasonable commercial efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

          (b) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock or other equity interests owned by it in any of its Subsidiaries; (ii) amend its declaration of trust or by-laws; (iii) split, combine or reclassify its outstanding shares of capital stock; (iv) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned Subsidiaries and other than regular quarterly cash dividends not in excess of $0.175 per Share except that the Company may make such additional distributions as may be necessary to preserve its REIT status and avoid the imposition of any tax imposed by Section 857 or 4981 of the Code; or (v) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

          (c) neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets (other than Shares issuable pursuant to company options outstanding on the date hereof; (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability; or (iii) make or authorize or commit for any capital expenditures other than in amounts less than $10,000 individually and $100,000 in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity;

          (d) except for the adoption of severance arrangements not to exceed in the aggregate $150,000, neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans or increase the salary, wage, bonus or other compensation of any employees except increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases);

          (e) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation or, except in the ordinary and usual course of business modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

          (f) neither it nor any of its Subsidiaries shall make any Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

          (g) neither it nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect;

          (h) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing;

          (i) subject to Section 6.1(b) hereof, the operations of it and its Subsidiaries will be conducted in such a manner as to permit it to qualify as a REIT for all taxable years through its taxable year ending on the Closing Date and avoid the imposition of any taxes imposed by Sections 857 or 4981 of the Code; and

          (j) it will at all times reflect on the consolidated balance sheet of the Company and its Subsidiaries appropriate debt reserves in accordance with GAAP.

     6.2. Acquisition Proposals. The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and trustees of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, it or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an 'Acquisition Proposal'). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and trustees of it or its Subsidiaries shall, and that it shall direct and use its best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company or its Board of Trustees from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) providing information in response to a request therefor by a Person who has made an unsolicited bona fide Acquisition Proposal if the Board of Trustees receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (as defined in Section 9.7); (C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; (D) recommending such an Acquisition Proposal to the shareholders of the Company; or (E) referring any third party to this
Section 6.2, if and only to the extent that, (i) in each such case referred to in clause (B), (C) or (D) above, the Board of Trustees of the Company determine in good faith after consulting with outside legal counsel that such action is necessary in order for its trustees to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (C) or
(D) above, the Board of Trustees of the Company determine in good faith (after consultation with its legal counsel and financial advisor) that such Acquisition Proposal, if accepted, (A) is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and (B) would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such Acquisition Proposal meeting the requirements of (A) and (B) directly above being referred to in this Agreement as a 'Superior Proposal'). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2 and in the Confidentiality Agreement (as defined in Section 9.7). The Company agrees that it will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions (which obligation shall include the requirement that the Company shall provide notice to Parent at least 24 hours prior to holding a meeting of the Company's Board of Trustees to approve a Superior Proposal, which notice shall be at least 48 hours after the Company has initially provided to Parent notice of the existence of such Superior Proposal, the name of the Person submitting such Superior Proposal and the material terms and conditions thereof). The Company also agrees that it will promptly request each Person that has executed a confidentiality agreement on or after January 1, 1997 in connection with its consideration of acquiring it or any of its Subsidiaries to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

     6.3. Information Supplied. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the proxy statement and prospectus (the

'Prospectus/Proxy Statement') constituting a part thereof) (the 'S-4 Registration Statement') will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to shareholders and at the times of the meetings of shareholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.4. Shareholders Meeting. The Company will take, in accordance with applicable law and its certificate and by-laws, all action necessary to convene a meeting of holders of Shares (the 'Shareholders Meeting') as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of this Agreement. Subject to fiduciary obligations under applicable law, the Company's Board of Trustees shall recommend such approval and shall take all lawful action to solicit such approval.

     6.5. Filings; Other Actions; Notification. (a) Parent and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. The Prospectus/Proxy Statement shall be filed as part of the S-4 Registration Statement. Parent and the Company each shall use its best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the shareholders of the Company. Parent shall also use its best efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or 'blue sky' permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

     (b) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) their respective best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits, authorizations and closing agreements or other arrangements described in Section 7.2(k) necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.5 shall require, or be construed to require, Parent to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

     (c) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, trustees, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

     (d) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its

Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement.

     6.6. Taxation. Subject to Section 6.2, neither Parent nor the Company shall take or cause to be taken any action not described in this Agreement or the Recitals to this Agreement, whether before or after the Effective Time, that would disqualify the Merger as a 'reorganization' within the meaning of Section 368(a) of the Code.

     6.7. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company and Parent each shall (and shall cause its Subsidiaries to) afford the other's officers, employees, counsel, accountants and other authorized representatives ('Representatives') access, during normal business hours throughout the period prior to the Effective Time, to its properties (subject to the rights of tenants), books, contracts and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company, Parent or Merger Sub, and provided, further, that the foregoing shall not require the Company or Parent to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or Parent, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company or Parent, as the case may be, shall have used reasonable commercial efforts to obtain the consent of such third party to such inspection or disclosure. Parent and the Company, as the case may be, shall indemnify the other for any damage or other liabilities incurred by the other party resulting from the foregoing access. Each of Parent and the Company, as the case may be, shall have the right to have one of its Representatives accompany the other's Representatives in connection with the foregoing access. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by either of its officers, as the case may be. All such information shall be governed by the terms of the Confidentiality Agreement.

     6.8. Affiliates. Parent and the Company agree that for purposes of this Agreement only the Persons listed on Exhibit B are 'affiliates' of the Company within the meaning of Rule 145 under the Securities Act. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of preparing such list. There shall be added to such list the names and addresses of any other Person subsequently identified, (based on facts and circumstances of which the Company and Parent are unaware as of the date of this Agreement) by either Parent or the Company as a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Shareholders Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. The Company shall exercise its best efforts to deliver or cause to be delivered to Parent, prior to the date of the Shareholders Meeting, from each affiliate of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit A (the 'Affiliates Letter'). Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Stock by such affiliates received in the Merger and the certificates representing Parent Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

     6.9. Stock Exchange Listing and De-listing. Parent shall use its best efforts to cause the shares of Parent Stock to be issued in the Merger to be approved for listing on the NYSE subject to official notice of issuance, prior to the Closing Date. The Surviving Entity shall use its best efforts to cause the Shares to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

     6.10. Publicity. The Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.


     6.11. Stock Options. Prior to the Effective Time, the Company shall take such actions as may be necessary such that immediately prior to the Effective Time each Company Option, whether or not then exercisable, shall be canceled and only entitle the holder thereof, as soon as reasonably practicable after surrender thereof, to receive an amount in cash equal to the product of (x) the total number of Shares subject to the Company Option and (y) the excess of the Merger Consideration over the exercise price per Share under such Company Option.

     6.12. Expenses. The Surviving Entity shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV, and Parent shall reimburse the Surviving Entity for such charges and expenses. Except as otherwise provided in Section 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and the S-4 Registration Statement shall be shared equally by Parent and the Company.

     6.13. Indemnification. (a) From and after the Effective Time, Parent agrees that it will indemnify and hold harmless each present and former trustee and officer of the Company and its Subsidiaries, (when acting in such capacity) determined as of the Effective Time (the 'Indemnified Parties'), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, 'Costs') incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company or its Subsidiaries, as applicable, would have been permitted under applicable law and the applicable declaration of trust, partnership agreement or other charter documents or by-laws in effect on the date hereof to indemnify such Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law; provided the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); and provided, further, that any determination required to be made with respect to whether an officer's or trustee's conduct complies with the standards set forth under applicable law and the Company's or Subsidiary's charter documents and by-laws shall be made by independent counsel selected by the Surviving Entity.

     (b) If Parent or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent shall assume all of the obligations set forth in this Section.

     6.14. Other Actions by the Company and Parent.

     (a) Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and its board of trustees shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     (b) Dividends. In addition to the Company's regular quarterly dividend payable on November 15, 1997, the Company may pay, immediately prior to the Closing, a special dividend with respect to the Shares in an amount per Share that, when combined with the full regular dividend paid or payable per Share (to all holders of Parent Preferred Stock including the shareholders of the Company who have duly made, and not revoked prior to the Election Deadline, a Preferred Election) with respect to the Parent Preferred Stock into which a Share would be convertible pursuant to the Preferred Election for the quarterly period during which the Closing Date occurs, does not exceed $0.175.

                                  ARTICLE VII
                                   CONDITIONS

     7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a) Shareholder Approval. This Agreement shall have been duly approved by holders of Shares constituting the Company Requisite Vote.

          (b) NYSE Listing. The shares of Parent Stock issuable to the Company shareholders pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

          (c) Regulatory Consents.  Other than the filing provided for in
     Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (collectively, 'Governmental Consents') in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be).

          (d) Litigation.  No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an 'Order').

          (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

          (f) Blue Sky Approvals. Parent shall have received all state securities and 'blue sky' permits and approvals necessary to consummate the transactions contemplated hereby.

     7.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date) and Parent shall have received a certificate to such effect signed by the President of the Company.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and Parent shall have received a certificate to such effect signed by the President of the Company.

          (c) Consents Under Agreements. Except where the failure to obtain any such consent or approval, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect, the Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Contract (other than any consent of PNC Bank N.A. required pursuant to the Amended and Restated Loan Agreement dated as of August 8, 1994 between the Company and PNC Bank N.A. and any consent, waiver or approval required under the Indenture, dated as of August 19, 1993 by and between EQK Green Acres Funding Corp. and Bankers Trust Company or the related Consolidated and Restated Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing) to which the Company or any of its Subsidiaries is a party and Parent shall have received a certificate to such effect signed on behalf of the Company by the President of the Company.

          (d) Tax Opinion.  Parent shall have received an opinion (which may be a reasoned opinion) of Wolf, Block, Schorr and Solis-Cohen LLP, dated the Closing Date and in a form reasonably acceptable to Parent, to the effect that the Company qualified as a REIT for its taxable year ending December 31, 1996 and will so qualify for its taxable year ending on the Closing Date.

          (e) REIT Qualification. Parent shall not be aware of any issue creating uncertainty as to the Company's qualification as a REIT for any period and Parent shall not be aware of any issue, whether relating to the Company's qualification as a REIT for any period or arising as a result of the Merger or other transactions contemplated by this Agreement, that, in the judgement of Parent, would jeopardize Parent's ability to qualify as a REIT following the Merger or Parent's ability to obtain following the Merger an opinion acceptable to Parent regarding its qualification as a REIT.

          (f) Affiliates Letters. Parent shall have received an Affiliates Letter from each Person identified as an affiliate of the Company pursuant to Section 6.8.

          (g) Title Insurance. Parent shall have received, with respect to each of the Real Properties, an ALTA title policy reflecting title to the Real Property in the state of title contemplated by the second sentence of
     Section 5.1(q) and including such endorsements as Parent shall reasonably require.

          (h) Survey. Parent shall have received, with respect to the Real Property, an ALTA/ASCM survey which survey does not disclose any state of material facts with respect to the Real Property that is not disclosed in
     Section 5.1(q).

          (i) Ground Lessor Estoppel Certificates. Parent shall have received, with respect to the Real Property, an estoppel certificate in form and substance reasonably satisfactory to Parent from each ground lessor.

          (j) Violations. Parent shall have received evidence reasonably satisfactory to it that the Real Property is not in violation to any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of the Real Property that has not been cured except to the extent that any such violation does not have, individually or in the aggregate, a Company Material Adverse effect.

          (k) Closing Agreement. Company shall have obtained a closing agreement described in Section 7121 of the Code (a 'Closing Agreement') or other arrangement with the IRS, in either case in a form (taking into account any related Closing Agreements or other arrangements) acceptable to Parent in its sole discretion, regarding the effect upon the Company's classification as a REIT of the Company's failure to mail shareholder solicitation statements in 1995.

     7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:


          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date) and the Company shall have received a certificate to such effect signed on behalf of Parent by the President of Parent.

          (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date and the Company shall have received a certificate to such effect signed on behalf of Parent by the President of Parent.

          (c) Consents Under Agreements. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any material Contract to which Parent or any of its Subsidiaries is a party and the Company shall have received a certificate to such effect signed on behalf of Parent by the President of Parent.

          (d) Tax Opinion. The Company shall have received the opinion (which may be a reasoned opinion) of Wolf, Block, Schorr and Solis-Cohen LLP, counsel to the Company, dated the Closing Date, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Parent and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code.

                                  ARTICLE VIII
                                  TERMINATION

     8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to in
Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Trustees.

     8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Trustees of either Parent or the Company if (i) the Merger shall not have been consummated by December 31, 1997 (except that such date shall be the earlier of (A) March 31, 1998 or (B) the later of (x) the date on which the Shareholder Meeting is ultimately held, if the Shareholder Meeting is adjourned or postponed until the first calendar quarter of 1998 or
(y) the date on which the condition set forth in Section 7.2(k) is satisfied), whether such date is before or after the date of approval by the shareholders of the Company; (ii) the approval of the Company's shareholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, or (iii) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the shareholders of the Company; provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

     8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by shareholders of the Company referred to in Section 7.1(a), by action of the Board of Trustees of the Company:

          (a) if (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the Board of Trustees of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and (iii) the Company prior to such termination pays to Parent in immediately available funds any fees required to be paid pursuant to Section 8.5; or

          (b) if there has been a material breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by the Company to the party committing such breach.

     8.4. Termination by Parent. (a) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Trustees of Parent if (i) the Board of Trustees of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement within five business days after a written request by Parent to do so or (ii) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Parent to the party committing such breach.

          (b) This Agreement may be terminated at any time before October 16, 1997 by the Board of Trustees of Parent if (i) Parent shall have received an environmental report relating to assets of the Company that discloses information that is (a) not contained in the Environmental Reports, and (b) reasonably likely to have a remediation cost (excluding any portion of such cost that is reimbursable by insurance or payments from current tenants) in excess of $1,000,000, or (ii) Parent shall have received an engineering report relating to the assets of the Company that discloses a structural, mechanical or other defect or condition whose repair or replacement cost (excluding any portion of such cost that is reimbursable by insurance or common area maintenance or HVAC payments payable by current tenants) is reasonably likely to be in excess of $1,000,000. The term 'information' for purposes of this Section 8.4 shall include any new or different information concerning matters already identified in the Environmental Reports including where an existing Environmental Report identifies the existence of an underground storage tank or hydraulic lift but a new environmental report identifies contamination or non-compliance associated with such tank or hydraulic lift which contamination or non-compliance was not noted in the Environmental Report or where an Environmental Report identifies the presence of asbestos but a new environmental report indicates that such asbestos is damaged or friable and requires removal or encapsulation where the Environmental Reports do not disclose such damage or friable conditions. This Agreement may be terminated by the Board of Trustees of Parent on October 16, 1997 if prior to such date (a) Parent shall not have received, with respect to the Real Property, an estoppel certificate in the form customarily given by such tenant (which form shall contain all information required to be given pursuant to the applicable lease) or in such other form reasonably satisfactory to Parent from each tenant listed on Exhibit C and from other tenants representing at least 75% of the other occupied gross leaseable area of the Real Property, each of which estoppel certificates shall be in substance reasonably satisfactory to Parent, or
     (b) Parent shall not have received, with respect to the Real Property, a zoning opinion reasonably satisfactory to Parent or such other evidence of zoning compliance as Parent shall reasonably require, or (c) Parent shall not have received, with respect to the Real Property, an estoppel certificate in form and substance reasonably satisfactory to Parent from each mortgagee of record, or (d) Parent shall not have received whatever written agreements Parent deems necessary documenting that notwithstanding any agreement currently in effect, Blum Enterprises, Inc. ('Blum') is obligated, without recourse to Blum's assets other than the Demised Premises (as defined in the Ground Lease) to pay to the Company and its successors and assigns, upon the termination of that certain Lease Agreement, dated February 22, 1989, between Blum and EQK Green Acres, L.P. (the 'Ground Lease'), any principal amount that remains outstanding under the Replacement Loan (as defined in the Ground Lease), and that if the Company or its successors or assigns becomes the direct provider of financing in connection with the Replacement Loan, Blum shall have the mortgage currently securing the Replacement Loan, as the same may be assigned or modified, assigned of record to the Company or its successors or assigns, or (e) Parent shall not have received from the Company evidence satisfactory to Parent that the insurance carried by the Company prior to the Effective Date provided sufficient coverage for any potential claims, or (f) Parent shall not have received all of the documentation regarding environmental conditions requested in the letter dated August 22, 1997 from Sullivan & Cromwell to Kimli Cross Smith or the information contained in such documentation shall not be acceptable to Parent.

     8.5. Effect of Termination and Abandonment.

          (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1.) shall become void and of no effect with no liability on the part of any party hereto (or of any of its trustees, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any wilful breach of this Agreement if such wilful breach was not cured within 14 days of receipt by the breaching party of written notice of such breach; provided, however that if the breach is curable, the breaching party shall have up to 60 days from the date of receipt of notice of such breach to cure such breach if cure is commenced during the first 14 days of such period and cure is being diligently pursued by the breaching party at all times until the breach is cured.

          (b) In the event that the closing condition contained in Section 7.2(k) is not satisfied on or prior to March 31, 1998 (and at such time Parent has complied in all material respects with its obligations under this Agreement and has satisfied in all material respects the conditions to Closing for which it was responsible) or in the event that Parent terminates this Agreement pursuant to Section 8.2(ii) or Section 8.4(a)(i), the Company shall promptly, but in no event later than two days after being notified of such by Parent, pay all of the third party charges and expenses, including those of the Exchange Agent and including any debt breakage costs, incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $500,000, payable by wire transfer of same day funds. In the event that this Agreement is terminated (x) by the Company pursuant to
     Section 8.3(a) or

     (y) by Parent pursuant to Section 8.4(a)(ii), then the Company shall promptly, but in no event later than two days after the date of such termination, pay Parent a termination fee of $3,000,000 and shall promptly, but in no event later than two days after being notified of such by Parent, pay all of the third party charges and expenses, including those of the Exchange Agent and including any debt breakage costs, incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $500,000, in each case payable by wire transfer of same day funds. In the event that (A) an Acquisition Proposal shall have been made to the Company or any of its Subsidiaries (or the Company or any of its Subsidiaries shall have been notified, whether or not in writing, that such Acquisition Proposal would be made) or any of its shareholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries and thereafter this Agreement is terminated by Parent pursuant to Section 8.4(a)(i) and a closing occurs pursuant to such Acquisition Proposal on or before December 31, 1998, or (B) an Acquisition Proposal shall have been made to the Company or any of its Subsidiaries (or the Company or any of its Subsidiaries shall have been notified, whether or not in writing, that such Acquisition Proposal would be made) or any of its shareholders or any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal with respect to the Company or any of its Subsidiaries and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(ii) and a closing occurs pursuant to such Acquisition Proposal on or before December 31, 1998, then the Company shall promptly, but in no event later than two days after the date of such closing, pay Parent a termination fee of $3,000,000 (such amount to be in addition to the expense reimbursement required pursuant to the first sentence of this Section 8.5(b)). The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 8.5(b), and, in order to obtain such payment, Parent or Merger Sub commences a suit which results in a judgment against the Company for the fee set forth in this paragraph(b), the Company shall pay to Parent or Merger Sub its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX
                           MISCELLANEOUS AND GENERAL

     9.1. Survival. This Article IX and the agreements of Parent and Merger Sub contained in Sections 4.2 (Exchange of Certificates for Shares), 4.4 (Adjustments to Prevent Dilution), 6.6 (Taxation), 6.9 (Stock Exchange Listing and De-listing), 6.11 (Benefits), 6.12 (Expenses), 6.13 (Indemnification) and
9.5 (Governing Law and Venue; Waiver of Jury Trial) shall survive the consummation of the Merger. This Article IX, the agreements of the Company, Parent and Merger Sub contained in Section 6.12 (Expenses), Section 8.5 (Effect of Termination and Abandonment), Section 9.5 (Governing Law and Venue; Waiver of Jury Trial) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

     9.2. Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     9.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF

DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

     9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

         if to Parent or Merger Sub:

         Vornado Realty Trust
         Park 80 West, Plaza II
         Saddle Brook, New Jersey 07663
         Attention: President
         Fax: (201) 587-0600

         with a copy to:

         Joseph C. Shenker, Esq.
         Sullivan & Cromwell
         125 Broad Street
         New York, New York 10004
         Fax: (212) 558-3588


         if to the Company:

         Arbor Property Trust
         One Tower Bridge, Suite 800
         West Conshohocken, Pennsylvania 19426

         Attention: President
         Fax: (610) 941-2991

         with a copy to:

         Jason M. Shargel, Esq.
         Wolf, Block, Schorr and Solis-Cohen LLP
         Twelfth Floor, Packard Building
         S.E. Corner 15th and Chestnut Streets
         Philadelphia, Pennsylvania 19102-2678
         Fax: (215) 977-2334

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     9.7. Entire Agreement; No Other Representations. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement, dated June 2, 1997, between Parent and the Company (the 'Confidentiality Agreement') constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

     9.8. No Third Party Beneficiaries. This Agreement (other than Section 6.13) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Entity to cause such Subsidiary to take such action.

     9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words 'include,' 'includes' or 'including' are used in this Agreement, they shall be deemed to be followed by the words 'without limitation.'

     9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly-owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.



                                          ARBOR PROPERTY TRUST

                                          By:       /s/ MYLES H. TANENBAUM
                                              ----------------------------------
                                          Name: Myles H. Tanenbaum
                                          Title:  President


                                          VORNADO REALTY TRUST

                                          By:          /s/ JOSEPH MACNOW
                                              ----------------------------------
                                          Name: Joseph Macnow
                                          Title:  Vice President


                                          TREES ACQUISITION SUBSIDIARY, INC.

                                          By:          /s/ JOSEPH MACNOW
                                              ----------------------------------
                                          Name: Joseph Macnow
                                          Title:  Vice President

                                                                       EXHIBIT A

                           FORM OF AFFILIATE'S LETTER

                                                                 August   , 1997

Vornado Realty Trust
Park 80 West, Plaza II
Saddle Brook, New Jersey 07663

Arbor Property Trust
One Tower Bridge, Suite 800
West Conshohocken, Pennsylvania 19426

Ladies and Gentlemen:

     I have been advised that I may be considered an 'affiliate' of Arbor Property Trust (the 'Company') for purposes of Rule 145 of the General Rules and Regulations of the Securities and Exchange Commission (the 'SEC') under the Securities Act of 1933, as amended (the 'Securities Act'). Pursuant to the terms of the Agreement and Plan of Merger, dated as of August 22, 1997 (the 'Merger Agreement'), among the Company, Vornado Realty Trust ('Parent'), and Trees Acquisition Subsidiary, Inc. ('Merger Sub'), the Company plans to merge with and into Merger Sub (the 'Merger'). In the Merger, the undersigned may receive common shares of beneficial interest, par value $0.04 per share ('Parent Common Stock') or preferred shares of beneficial interest, no par value, designated as Series A Convertible Preferred Shares of Beneficial Interest, liquidation preference $50 per share ('Parent Preferred Stock' and, collectively with the Parent Common Stock, the 'Parent Stock'), in exchange for common shares of beneficial interest, no par value of the Company ('Company Common Stock').

     The undersigned hereby represents, warrants and covenants with and to Parent and the Company that if the undersigned receives any Parent Stock in the
Merger:

          1. The undersigned will not sell, transfer or otherwise dispose of such Parent Stock unless (i) such sale, transfer or other disposition has been registered under the Securities Act, (ii) such sale, transfer or other disposition is made in conformity with the provisions of Rule 145 under the Securities Act or (iii) in the opinion of counsel, in form and substance reasonably satisfactory to Parent, or under a 'no-action' letter obtained by the undersigned from the staff of the SEC, such sale, transfer or other disposition is exempt from registration under the Securities Act.

          2. The undersigned understands that Parent is under no obligation to register the sale, transfer or other disposition of shares of Parent Stock by the undersigned or on the undersigned's behalf under the Securities Act or to take any other action necessary in order to make possible compliance with an exemption from such registration, except that Parent shall take such actions as are necessary to comply with Rule 144(c).

          3. The undersigned also understands that stop transfer instructions will be given to Parent's transfer agent with respect to the shares of Parent Stock issued to the undersigned in the Merger, and that there will be placed on any certificates representing such shares, a legend stating in substance the following:

            'The shares of beneficial interest represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of a letter agreement between the registered holder hereof and Vornado Realty Trust, a copy of which agreement is on file at the principal offices of Vornado Realty Trust.'

          4. The undersigned also understands that, unless the transfer by the undersigned of the Parent Stock issued to the undersigned in the Merger (i) has been registered under the Act or (ii) is made in conformity with the provisions of Rule 145(d) under the Act, Parent reserves the right, in its sole discretion, to place the following legend on any certificates issued to any transferee of such Parent Stock:

            'The shares of beneficial interest represented by this certificate have not been registered under the Securities Act of 1933 and were acquired from a person who received such shares in a trans action to which Rule 145 under the Securities Act of 1933 applies. The shares have been acquired by the holder not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933 and may not be offered, sold, pledged or otherwise transferred except in accordance with an exemption from the registration requirements of the Securities Act of 1933.'

     It is understood and agreed that the legends set forth in paragraphs (3) and (4) above shall be removed by delivery of substitute certificates without such legend if (A) the undersigned delivers to Parent (i) a copy of a 'no action' letter from the staff of the SEC, or a written opinion of counsel, in form and substance reasonably satisfactory to Parent, to the effect that such legend is not required for purposes of the Securities Act or (ii) evidence or representations satisfactory to Parent that the Parent Stock represented by such certificates is being or has been sold in a transaction made in conformity with the provisions of Rule 145(d); or (B) the undersigned is eligible to sell under Rule 145(d)(2) or (3) and requests such removal.

     The undersigned understands and agrees that this letter agreement shall apply to all shares of beneficial interest of Parent and the Company that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws. The undersigned further represents, warrants and covenants with and to Parent that the undersigned will, and will cause each of the other parties whose shares are so deemed to be beneficially owned by the undersigned to, prior to the effective date of the Merger, have all shares of

Company Common Stock owned by the undersigned or such parties registered in the name of the undersigned or such parties, as applicable and not in the name of any bank, broker-dealer, nominee or clearing house.

     The undersigned has carefully read this letter and discussed its requirements and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Parent Stock, to the extent the undersigned felt necessary, with the undersigned's counsel or counsel for the Company.

     This letter constitutes the complete understanding between Parent, the Company and the undersigned concerning the subject matter hereof. The surviving entity in the Merger is expressly intended to be a beneficiary of this letter agreement. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN SUCH STATE.

                                          Very truly yours,


                                          --------------------------------------
                                          Name:
                                          [add below the signatures of all
                                          registered owners of shares deemed
                                          beneficially owned by the affiliate]


                                          --------------------------------------
                                          Name:


                                          --------------------------------------
                                          Name:


                                          --------------------------------------
                                          Name:

Acknowledged this   day of           , 1997.

VORNADO REALTY TRUST

By: _____________________________________________
    Name:
    Title:

ARBOR PROPERTY TRUST

By: _____________________________________________
    Name:
    Title:

                                                                       EXHIBIT B

                       LIST OF AFFILIATES OF THE COMPANY

Myles H. Tanenbaum
Phillip E. Stephens
Sylvan M. Cohen
Alton Marshall
George R. Peacock
Kimli Cross Smith
Richard P. Ferrell

                                                                       EXHIBIT C

                             LIST OF MAJOR TENANTS

TENANT                                                                    SUITE #        SF
-----------------------------------------------------------------------   -------      -------
Macy's.................................................................     000A1      266,676
Sterns.................................................................     000A4      186,922
Sears..................................................................     000A3      144,537
Kmart..................................................................     412        122,760
JC Penney's............................................................     000A2       97,213
Dime Bank..............................................................      75         62,200
Waldbaum...............................................................     402         54,225
Bowery Savings.........................................................     350         53,347
Seamans Furniture......................................................     301         22,344
Wiz....................................................................     340         21,823
Modell's...............................................................      43         20,000
Kids R Us..............................................................     365         20,000

                                                                      APPENDIX B



                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER



     THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of October 15, 1997, among ARBOR PROPERTY TRUST, a Delaware business trust (the 'Company'), VORNADO REALTY TRUST, a Maryland real estate investment trust ('Parent'), and TREES ACQUISITION SUBSIDIARY, INC., a Delaware corporation ('Merger Sub').



                                    RECITALS



     WHEREAS, the Company, the Parent and the Merger Sub have heretofore entered into that certain Agreement and Plan of Merger, dated as of August 22, 1997 (the 'Merger Agreement');



     WHEREAS, Section 8.4(b) of the Merger Agreement provides that Parent may terminate the Merger Agreement on October 16, 1997 if prior to such date Parent shall not have received, inter alia, an estoppel certificate from certain tenants of the Real Property (as defined in the Merger Agreement);



     WHEREAS, Parent has not received an estoppel certificate from the tenants occupying the Macys store or the Sterns store at the Real Property;



     WHEREAS, the parties hereto wish to amend the Merger Agreement to provide that the receipt by Parent of such estoppel certificates shall be a condition to the obligations of Parent and Merger Sub to effect the Merger (as defined in the Merger Agreement);



     NOW THEREFORE, in consideration of the premises and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:



     1. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Merger Agreement.



     2. Section 7.2 of the Merger Agreement is hereby amended by adding the following subsection (l):



          '(l) Tenant Estoppels. Parent shall have received from the tenants at the Real Property of the stores known as the Macys store and the Sterns store an estoppel certificate in the form customarily given by such tenant (which form shall contain all information required to be given pursuant to the applicable lease) or in such other form reasonably satisfactory to Parent.'



     3. Except as specifically amended hereby, all of the terms of the Merger Agreement remain in full force and effect and are hereby ratified and confirmed.



     4. This Amendment may be executed in one or more counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, this amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.



                                          ARBOR REALTY TRUST

                                          By: /s/ Myles H. Tanenbaum
                                              ----------------------------------
                                              Name:  Myles H. Tanenbaum
                                              Title: President



                                          VORNADO REALTY TRUST

                                          By: /s/ Joseph Macnow
                                              ----------------------------------
                                              Name:  Joseph Macnow
                                              Title: Vice President



                                          TREES ACQUISITION SUBSIDIARY, INC.

                                          By: /s/ Joseph Macnow
                                              ----------------------------------
                                              Name:  Joseph Macnow
                                              Title: Vice President

                                                                      APPENDIX C


PERSONAL AND CONFIDENTIAL

August 22, 1997

Board of Trustees
Arbor Property Trust
One Tower Bridge, Suite 800
West Conshohocken, PA 19426

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding common shares of beneficial interest, no par value (the 'Shares'), of Arbor Property Trust (the 'Company') of the exchange ratio of 0.121905 common shares of beneficial interest, par value $0.04 per share (the 'Parent Common Shares'), of Vornado Realty Trust ('Parent') to be received for each Share (the 'Common Share Exchange Ratio') or, at the election of a beneficial holder of Shares, 0.153846 preferred shares of beneficial interest, no par value, designated as Series A Convertible Preferred Shares of Beneficial Interest, liquidation preference $50 per share (the 'Parent Preferred Shares'), of Parent to be received for each Share (the 'Preferred Share Exchange Ratio'), all pursuant to the Agreement and Plan of Merger dated as of August 22, 1997 among Parent, Trees Acquisition Subsidiary, Inc., a wholly owned subsidiary of Parent ('Merger Sub'), and the Company (the 'Agreement'). As used in this letter, the term 'Exchange Ratio' means the Common Share Exchange Ratio and the Preferred Share Exchange Ratio. As more fully set forth in the Agreement, the Company will be merged with and into Merger Sub (the 'Merger').

Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as financial advisor to the Company in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Parent from time to time, including having rendered advisory services in connection with Parent's acquisition of interests in certain real estate assets of the Mendick Group in April 1997, having acted as underwriter in connection with the 1997 offering of Parent Preferred Shares and offering of other securities of Parent and having provided, as principal, certain mortgage financing to affiliates of Parent. We may provide other investment banking services to Parent in the future. In addition, you are aware that a former partner of Goldman, Sachs & Co. serves as President of Parent.

In connection with this opinion, we have reviewed among other things, the Agreement; certain historical business and financial information relating to the Company and Parent, including Annual Reports on Form 10-K of the Company for the three years ending December 31, 1996 and for the Parent for the five years ending December 31, 1996, and certain Quarterly Reports on Form 10-Q of the Company and Parent; an Appraisal dated June 20, 1997 prepared on behalf of the Company by Landauer Associates Inc. (the 'Appraisal'); and certain internal financial analyses and forecasts for the Company and Parent which were prepared by the respective managements of the Company and Parent. We also have held discussions with members of the senior management of the Company and Parent regarding the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares, the Parent Common Shares and the Parent Preferred Shares, compared certain financial and stock market information for the Company and Parent with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations involving real estate investment trusts, and performed such other studies and analyses as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Parent or any of their subsidiaries and, except for the Appraisal, we have not been furnished with any such evaluation or appraisal. We are not expressing any opinion as to the prices at which the Parent Common Shares or the Parent Preferred Shares will trade subsequent to the Merger. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Trustees of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction or whether a holder of Shares should elect to receive Parent Common Shares or Parent Preferred Shares.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio pursuant to the Agreement is fair, from a financial point of view, to the holders of Shares.

Very truly yours,


/s/ Goldman, Sachs & Co.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF TRUSTEES AND OFFICERS.

     Title 8 permits a Maryland real estate investment trust to eliminate, by provision in its declaration of trust, the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Vornado's Declaration of Trust includes such a provision eliminating such liability to the maximum extent permitted by Maryland law.

     Vornado's Bylaws require it to indemnify (a) any present or former trustee or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding, (b) any trustee or officer who, at the request of Vornado, serves or has served another trust, corporation or other entity as a director, officer, partner, or trustee and (c) any present or former trustee or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. However, Maryland law prohibits Vornado from indemnifying a trustee or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Vornado's Bylaws permit it to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of such status upon Vornado's receipt of (i) a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by Vornado and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by Vornado if it shall ultimately be determined that the applicable standard of conduct was not met. Vornado's Bylaws also (i) permit Vornado to provide indemnification and payment or reimbursement of expenses to a present or former trustee or officer who served a predecessor of Vornado in such capacity and to any employee or agent of Vornado or a predecessor of Vornado, (ii) provide that any indemnification or payment or reimbursement of the expenses permitted by the Bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (the 'MGCL') for directors of Maryland corporations and (iii) permit Vornado to provide such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees and officers of Vornado pursuant to the foregoing provisions or otherwise, Vornado has been advised that, although the validity and scope of the governing statute has not been tested in court, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In addition, indemnification may be limited by state securities laws.

     The First Amended and Restated Agreement of Limited Partnership, dated as of April 15, 1997 (the 'Partnership Agreement'), of the Operating Partnership provides, generally, for the indemnification of an 'indemnitee' against losses, claims, damages, liabilities, expenses (including, without limitation, attorneys' fees and other legal fees and expenses), judgments, fines, settlements and other amounts that relate to the operations of the Operating Partnership unless it is established that (i) the act or omission of the Indemnitee was material and either was committed in bad faith or pursuant to active and deliberate dishonesty, (ii) the Indemnitee actually receive an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. For this purpose, the term 'Indemnitee' includes
(i) any person made a party to a proceeding by reason of its status as (A) the general partner of the Operating Partnership, (B) a limited partner of the Operating Partnership or (C) an officer of the Operating Partnership or a trustee, officer or shareholder of Vornado and (ii) such other persons (including affiliates of Vornado or the Operating Partnership) as Vornado may designate from time to time in its discretion. Any such indemnification will be made only out of assets of the Operating Partnership, and in no event may an Indemnitee subject the limited partners of the Operating Partnership to personal liability by reason of the indemnification provisions in the Partnership Agreement. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted pursuant to the foregoing provisions or otherwise, the Operating Partnership has been advised that, in the opinion of the SEC, such indemnification is against public policy and, therefore, unenforceable. The Operating Partnership has purchased liability insurance for the purpose of providing a source of funds to pay the indemnification described above.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:


 EXHIBIT
  NUMBER     EXHIBIT
----------   --------------------------------------------------------------------------------------------------------

    2.1       --   Agreement and Plan of Merger, dated as of August 22, 1997, among Vornado Realty Trust, Trees
                   Acquisition Subsidiary, Inc. and Arbor Property Trust (incorporated by reference to Exhibit 99.3 of Vornado's Current Report on Form 8-K (File No. 001-11954), dated August 21, 1997, as amended by
                   Form 8-K/A, dated August 21, 1997 and filed on September 11, 1997)
    2.2       --   Amendment to Agreement and Plan of Merger, dated as of October 15, 1997, among Vornado Realty
                   Trust, Trees Acquisition Subsidiary, Inc. and Arbor Property Trust
    3.1       --   Amended and Restated Declaration of Trust of Vornado, amended April 3, 1997 (incorporated by reference to Exhibit 3.1 of Vornado's Registration Statement on Form S-8 (File No. 333-29011),
                   filed on June 12, 1997)
    3.2       --   Bylaws of Vornado, as amended on April 28, 1997 (incorporated by reference to Exhibit 3(b) of
                   Vornado's Quarterly Report on Form 10-Q for the period ended March 31, 1997 (File No. 001-11954), filed on May 14, 1997)
    3.3       --   First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of April 15, 1997 (incorporated by reference to Exhibit 3.1 of the Operating Partnership's
                   Registration Statement on Form 10 (File No. 000-22685), filed on June 12, 1997)
    4.1       --   Specimen certificate representing Vornado's Common Shares of Beneficial Interest, par value $0.04 per share (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to Vornado's Registration
                   Statement on Form S-3 (File No. 33-62395), filed on October 26, 1995)
    4.2       --   Specimen certificate representing Vornado's $3.25 Series A Preferred Shares of Beneficial
                   Interest, liquidation preference $50.00 per share (incorporated by reference to Exhibit 4.2 of
                   Vornado's Current Report on Form 8-K, dated April 3, 1997 (File No. 001-11954), filed on April 8,
                   1997)
    4.3       --   Articles Supplementary Classifying Vornado's $3.25 Series A Preferred Shares of Beneficial
                   Interest, liquidation preference $50.00 per share (incorporated by reference to Exhibit 4.1 of
                   Vornado's Current Report on Form 8-K, dated April 3, 1997 (File No. 001-11954), filed on April 8,
                   1997)
    5.1       --   Opinion of Ballard Spahr Andrews & Ingersoll
    8.1       --   Tax opinion of Sullivan & Cromwell
    8.2       --   Tax opinion of Wolf, Block, Schorr and Solis-Cohen LLP
    8.3       --   Tax opinion of Shearman & Sterling
   12         --   Statement Regarding Computation of Consolidated Ratios of Earnings to Fixed Charges and Combined
                   Fixed Charges and Preferred Share Dividend Requirements (incorporated by reference to Exhibit 12 of Vornado's Registration Statement on Form S-3 (File No. 333-29013), filed on June 12, 1997)

 EXHIBIT
  NUMBER     EXHIBIT
----------   --------------------------------------------------------------------------------------------------------
   23.1       --   Consent of Deloitte & Touche LLP
   23.2       --   Consents of Friedman Alpern & Green LLP
   23.3       --   Consent of KPMG Peat Marwick LLP
   23.4       --   Consent of Ballard Spahr Andrews & Ingersoll (included in its opinion filed as Exhibit 5.1)
   23.5       --   Consent of Sullivan & Cromwell (included in its opinion filed as Exhibit 8.1)
   23.6       --   Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included in its opinion filed as Exhibit 8.2)
   23.7       --   Consent of Shearman & Sterling (included in its opinion filed as Exhibit 8.3)

   23.8       --   Consent of Goldman, Sachs & Co.
   23.9       --   Consent of Arthur Andersen LLP
   23.10      --   Consent of Deloitte & Touche LLP
   23.11      --   Consent of KPMG Peat Marwick LLP
   23.12      --   Consent of Deloitte & Touche LLP
   23.13      --   Consent of Deloitte & Touche LLP
   23.14      --   Consent of Deloitte & Touche LLP
   24.1*      --   Powers of Attorney
   99.1*      --   Form of Proxy of Arbor
   99.2*      --   Form of Election



------------------
 * Previously filed.
(b) Financial Statement Schedules


ITEM 22. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) The undersigned registrant hereby undertakes to deliver to cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise (other than insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance payments and the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included the registration statement when it became effective.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF SADDLE BROOK, STATE OF NEW JERSEY, ON OCTOBER 27, 1997.


                                          VORNADO REALTY TRUST,
                                          a Maryland real estate investment
                                          trust


                                          By:         /s/ STEVEN ROTH
                                             -----------------------------------
                                                       Steven Roth
                                            Chairman of the Board of Trustees
                                              (Principal Executive Officer)


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.



                SIGNATURE                                      TITLE                             DATE
------------------------------------------  -------------------------------------------   -------------------
             /s/ STEVEN ROTH                Chairman of the Board of Trustees                October 27, 1997
------------------------------------------  (Principal Executive Officer)
               Steven Roth


                    *                       President and Trustee                            October 27, 1997
------------------------------------------
          Michael D. Fascitelli


                    *                       Co-Chairman of the Board of                      October 27, 1997
------------------------------------------  Trustees and Chief Executive
            Bernard H. Mendik               Officer of the Mendik Division


            /s/ JOSEPH MACNOW               Vice President--Chief Financial                  October 27, 1997
------------------------------------------  Officer and Controller (Principal
              Joseph Macnow                 Financial and Accounting Officer)



                    *                       Trustee                                          October 27, 1997
------------------------------------------
             David Mandelbaum


                    *                       Trustee                                          October 27, 1997
------------------------------------------
              Stanley Simon


                    *                       Trustee                                          October 27, 1997
------------------------------------------
             Richard R. West


                    *                       Trustee                                          October 27, 1997
------------------------------------------
             Ronald G. Targan


                    *                       Trustee                                          October 27, 1997
------------------------------------------
          Russell B. Wight, Jr.


*By:         /s/ JOSEPH MACNOW
    ---------------------------------------
                Joseph Macnow
               Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER   DESCRIPTION
------   -----------------------------------------------------------------------------------------------
  2.1     --   Agreement and Plan of Merger, dated as of August 22, 1997, among Vornado Realty Trust,
               Trees Acquisition Subsidiary, Inc. and Arbor Property Trust (incorporated by reference to
               Exhibit 99.3 of Vornado's Current Report on Form 8-K (File No. 001-11954), dated August
               21, 1997, as amended by Form 8-K/A, dated August 21, 1997 and filed on September 11,
               1997)
  2.2     --   Amendment to Agreement and Plan of Merger, dated as of October 15, 1997, among Vornado
               Realty Trust, Trees Acquisition Subsidiary, Inc. and Arbor Property Trust
  3.1     --   Amended and Restated Declaration of Trust of Vornado, amended April 3, 1997 (incorporated by reference to Exhibit 3.1 of Vornado's Registration Statement on Form S-8 (File No.
               333-29011), filed on June 12, 1997)
  3.2     --   Bylaws of Vornado, as amended on April 28, 1997 (incorporated by reference to Exhibit
               3(b) of Vornado's Quarterly Report on Form 10-Q for the period ended March 31, 1997 (File
               No. 001-11954), filed on May 14, 1997)
  3.3     --   First Amended and Restated Agreement of Limited Partnership of the Operating Partnership,
               dated as of April 15, 1997 (incorporated by reference to Exhibit 3.1 of the Operating
               Partnership's Registration Statement on Form 10 (File No. 000-22685), filed on June 12,
               1997)
  4.1     --   Specimen certificate representing Vornado's Common Shares of Beneficial Interest, par
               value $0.04 per share (incorporated by reference to Exhibit 4.1 of Amendment No. 1 to
               Vornado's Registration Statement on Form S-3 (File No. 33-62395), filed on October 26,
               1995)
  4.2     --   Specimen certificate representing Vornado's $3.25 Series A Preferred Shares of Beneficial
               Interest, liquidation preference $50.00 per share (incorporated by reference to Exhibit
               4.2 of Vornado's Current Report on Form 8-K, dated April 3, 1997 (File No. 001-11954), filed on April 8, 1997)
  4.3     --   Articles Supplementary Classifying Vornado's $3.25 Series A Preferred Shares of
               Beneficial Interest, liquidation preference $50.00 per share (incorporated by reference to Exhibit 4.1 of Vornado's Current Report on Form 8-K, dated April 3, 1997 (File No.
               001-11954), filed on April 8, 1997)
  5.1     --   Opinion of Ballard Spahr Andrews & Ingersoll
  8.1     --   Tax opinion of Sullivan & Cromwell
  8.2     --   Tax opinion of Wolf, Block, Schorr and Solis-Cohen LLP
  8.3     --   Tax opinion of Shearman & Sterling
 12       --   Statement Regarding Computation of Consolidated Ratios of Earnings to Fixed Charges and
               Combined Fixed Charges and Preferred Share Dividend Requirements (incorporated by reference to Exhibit 12 of Vornado's Registration Statement on Form S-3 (File No.
               333-29013), filed on June 12, 1997)
 23.1     --   Consent of Deloitte & Touche LLP
 23.2     --   Consents of Friedman Alpern & Green LLP
 23.3     --   Consent of KPMG Peat Marwick LLP
 23.4     --   Consent of Ballard Spahr Andrews & Ingersoll (included in its opinion filed as Exhibit
               5.1)
 23.5     --   Consent of Sullivan & Cromwell (included in its opinion filed as Exhibit 8.1)

 23.6     --   Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included in its opinion filed as
               Exhibit 8.2)
 23.7     --   Consent of Shearman & Sterling (included in its opinion filed as Exhibit 8.3)
 23.8     --   Consent of Goldman, Sachs & Co.
 23.9     --   Consent of Arthur Andersen LLP
 23.10    --   Consent of Deloitte & Touche LLP
 23.11    --   Consent of KPMG Peat Marwick LLP
 23.12    --   Consent of Deloitte & Touche LLP
 23.13    --   Consent of Deloitte & Touche LLP

EXHIBIT
NUMBER   DESCRIPTION
------   -----------------------------------------------------------------------------------------------
 23.14    --   Consent of Deloitte & Touche LLP
 24.1*    --   Powers of Attorney
 99.1*    --   Form of Proxy of Arbor
 99.2*    --   Form of Election


------------------

* Previously filed.